As filed with the Securities and Exchange Commission on March 31, 2026.

Registration Statement No. 333-283852

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BondBloxx Private Credit Trust

(Exact name of registrant as specified in its charter)

Delaware	6199
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

700 Larkspur Landing Circle, Suite 250

Larkspur, CA 94939

(800) 896-5089
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

BondBloxx Investment Management Corporation

700 Larkspur Landing Circle, Suite 250

Larkspur, CA 94939
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Jay L. Bernstein, Esq.

Jacob A. Farquharson, Esq.

Tae Ho Cho, Esq.

Clifford Chance US LLP

Two Manhattan West
375 9th Ave
New York, NY 10001

Tel (212) 878-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED MARCH 31, 2026

                           Shares

BondBloxx Private Credit Trust

BondBloxx Private Credit Trust (the “Trust”) is a Delaware statutory trust that issues shares (“Shares”) representing fractional undivided beneficial interests in its net assets. The assets of the Trust consist primarily of a diversified portfolio of consumer and small business private credit assets. The Trust will focus primarily on unsecured, small balance, short duration, amortizing whole loans made to consumers and small businesses across the United States. The Trust will source these consumer and small business private credit assets through companies that utilize technology to originate, underwrite and service loans (“Fintech lending platforms”). The Trust intends to target primarily personal installment loans, small business loans, point of sale loans, and potentially asset backed securities (“ABS”) that are backed by such loans. The Trust expects the portfolio will also include, to a lesser extent, investment grade bonds, U.S. treasuries, shares of exchange-traded funds (“ETFs”) that hold U.S. treasuries or other short-term, interest-bearing assets, and cash and cash equivalents.

BondBloxx Investment Management Corporation is the advisor of the Trust (“BIM” or the “Advisor”); HCG Fund Management LP is the sub-advisor and is responsible for the day-to-day management of the Trust’s private credit assets (“HCG” or the “Sub-Advisor”); CSC Delaware Trust Company is the trustee of the Trust (“Trustee”); Brown Brothers Harriman & Co. (“BBH”) is the administrator (the “Administrator”), transfer agent (the “Transfer Agent”) and the custodian for the Trust’s non-private credit assets; and Inspira Financial Trust, LLC (“Inspira”) is the custodian for the Trust’s private credit assets. Each of the Advisor and the Sub-Advisor is registered with the Securities and Exchange Commission (the “SEC”) as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Trust intends to operate its business in a manner that will permit the Trust to fall outside the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act of 1940, as amended (the “1940 Act”) and will not be subject to regulation under the 1940 Act, and thus the Trust is not an investment company registered under the 1940 Act. Investors in the Trust will not, therefore, receive the regulatory protections offered by investment companies registered under the 1940 Act. The Trust expects to qualify to be treated as a partnership for U.S. federal income tax purposes.

The Trust intends to offer Shares on a continuous basis. The Trust will issue and redeem Shares only in blocks of 50,000 Shares or integral multiples thereof called “Baskets.” These transactions will take place in exchange for cash, and only registered broker-dealers that become authorized participants by entering into a contract with the Advisor (“Authorized Participants”) may purchase or redeem Baskets. The amount of cash that an Authorized Participant must deliver in exchange for one Basket, or that an Authorized Participant is entitled to receive in exchange for each Basket surrendered for redemption, for a business day will equal the net asset value (“NAV”) for 50,000 Shares, determined as of the close of regular trading on CBOE (normally, 4:00 p.m. ET), plus (in the case of creations) or minus (in the case of redemptions) a fee to minimize the impact that buying and selling loans might have on other shareholders. See “Business of the Trust-Valuation of the Trust’s Assets; Computation of the Trust’s NAV” beginning on page 59 for a detailed description of the methodology that will be used to determine NAV, and see “Description of the Shares and The Trust Agreement” beginning on page 63 for a detailed description of the creation and redemption of Baskets and fees associated therewith. Holders of Shares (the “shareholders”) who are not Authorized Participants have no right to redeem their Shares. In order to liquidate their investment in the Shares, shareholders who are not Authorized Participants must generally sell their Shares in the secondary market, assuming that demand for their Shares exists. The price obtained by the shareholders for the Shares may be less than the NAV of those Shares.

Authorized Participants may offer to the public, from time to time, Shares from any Baskets they purchase from the Trust. Shares offered to the public by the Authorized Participants are offered at a per-Share offering price that varies depending on, among other factors, the trading price of the Shares on Cboe BZX Exchange, Inc. (“CBOE”), the NAV per Share and the supply and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. Authorized Participants do not receive from the Trust, the Advisor, the Sub-Advisor or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public. Any Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission- or fee-based brokerage accounts. See “Plan of Distribution” beginning on page 96.

Except when aggregated in Baskets, the Shares are not redeemable securities. Baskets are only redeemable by Authorized Participants.

Prior to this offering, there has been no public market for the Shares. The Shares will be listed and traded on CBOE under the ticker symbol “       .” Market prices for the Shares may be different than the NAV per Share.

The Trust is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and, as such, may elect to comply with certain reduced public company reporting requirements for future filings, as further described herein.

Investing in the Shares involves significant risks. You should read “Risk Factors” beginning on page 16 and all other information included in this prospectus before you decide to invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The Shares are not interests in nor obligations of any of the Advisor, the Sub-Advisor, the Trustee, (the “Initial Purchaser”), the Administrator, the Transfer Agent, the custodians, or their respective affiliates. The Shares are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency.

On          , the Initial Purchaser, subject to conditions, purchased          Baskets (the “Initial Baskets”), comprising          Shares at a per-Share price equal to $          . Total proceeds to the Trust from the sale of the Initial Baskets were $          .

The Initial Purchaser intends to offer to the public these                 Shares at a per-Share offering price that will vary depending on the trading price of the Shares on CBOE at the time of the offer. Shares offered by the Initial Purchaser at different times may have different offering prices. The Initial Purchaser will not receive from the Trust, the Advisor, the Sub-Advisor or any of their affiliates, any fee or other compensation in connection with the sale of the Shares. The Initial Purchaser will act as a statutory underwriter in connection with this purchase. See “Plan of Distribution” for additional information.

The date of this prospectus is                      , 2026.

This prospectus contains information you should consider when making an investment decision about the Shares. You may rely on the information contained in this prospectus. Neither the Trust nor the Advisor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. The Trust and the Advisor take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. This prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

Until       (25 days after the date of this prospectus), all dealers effecting transactions in the Shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions. The Advisor first intends to use this prospectus on         .

Authorized Participants may be required to deliver a prospectus when making transactions in the Shares. See “Plan of Distribution.”

- i -

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes statements which relate to future events or future performance. In some cases, you can identify such forward-looking statements by terminology such as “may,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that may occur in the future, including such matters as changes in market conditions (for private credit assets and the Shares), the Trust’s operations, the Advisor’s plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses made by the Advisor on the basis of its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. Whether or not actual results and developments will conform to the Advisor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “Risk Factors.” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Advisor anticipates will be realized or, even if substantially realized, will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. None of the Trust, the Advisor, the Sub-Advisor or the Trustee or their respective affiliates is under a duty to update any of the forward-looking statements to conform such statements to actual results or to a change in the Advisor’s expectations or predictions, other than as required by applicable laws.

- ii -

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider before investing in the Shares. You should read the entire prospectus carefully, including the information set forth under “Risk Factors” and the other information included in this prospectus, before making an investment decision.

Trust Objective

The Trust’s objective is to provide attractive risk-adjusted returns to shareholders primarily through distributions of current income from the Trust’s portfolio. The Trust intends to seek to achieve this objective by constructing a diversified portfolio of consumer and small business private credit assets. The Trust intends to focus primarily on unsecured, small balance, short duration, amortizing whole loans made to consumers and small businesses across the United States. The Trust will source these consumer and small business private credit assets through Fintech lending platforms. The Trust intends to target primarily personal installment loans, small business loans, point of sale loans, and potentially ABS that are backed by such loans. The Trust expects the portfolio will also include, to a lesser extent, investment grade bonds, U.S. treasuries, shares of ETFs that hold U.S. treasuries or other short-term, interest-bearing assets, and cash and cash equivalents.

The Trust’s strategy is to construct a diversified portfolio of private credit assets that achieves its target return objectives after giving effect to estimated losses, servicing fees and, to the extent the Trust utilizes leverage, financing costs. The Trust currently intends to target primarily whole loans that the Trust believes will offer stable and predictable cash flows. Moreover, the Trust generally intends to focus on loans that have short and medium terms (e.g., less than 60 months) which, through principal amortization, tend to have low duration (e.g., less than 30 months), which the Trust believes will enhance the liquidity of its portfolio. The Trust believes that targeting assets with a combination of short duration and high cash yields will provide the Trust the opportunity to earn attractive returns while managing the risk of losses in market value that can result from increases in interest rates. The Trust expects to acquire its initial portfolio of assets using the net proceeds of this offering. There can be no guarantee that the Trust will meet its objective.

The Trust plans to participate in the rapidly growing market for small balance, short duration, amortizing loans enabled by Fintech lending platforms. Over the past 15 years, the private credit market has grown dramatically, and Fintech lending platforms have been one of the fastest growing segments of this market. Fintech lending platforms originate and underwrite individual loans based on automated application, underwriting and pricing processes. The use of technology enables these platforms to make efficient underwriting decisions utilizing online loan application gathering, online eligibility assessment and identification/data verification. The Trust believes that consumers and small businesses, encouraged by the changing online social behaviors coupled with advancements in mobile technology, are increasingly seeking to conduct financial transactions and banking online rather than through a physical branch network, and are attracted to the ease and convenience of interacting with the automated interface provided by Fintech lending platforms.

The Trust believes consumer and small business loans sourced through Fintech lending platforms offer borrowers and investors attractive value propositions. To borrowers, these loans provide access to credit through a streamlined and straightforward borrowing process, with greater flexibility than what is possible through a traditional bank, which may not be a viable option for certain borrowers. In addition, Fintech lending platforms often can offer lower interest rates to borrowers due to a more efficient and lower cost operating infrastructure than traditional banks. To purchasers of these loans, such loans offer attractive cash yields and short duration through regular principal amortization, which the Trust believes will enhance the liquidity of its portfolio and help manage volatility of returns. Furthermore, the Trust believes the small size of loans sourced through Fintech lending platforms will enable the Trust to construct a portfolio that is diversified by sector, source, vintage, count and geography, which will help to manage idiosyncratic risk.

The Shares will be listed and traded on CBOE under the ticker symbol “       .” Although the Shares are not the exact equivalent of an investment in the underlying private credit assets, the Shares are intended to provide investors with an alternative method of participating in the private credit market. Investors will be able to purchase and sell Shares in the secondary market through traditional securities brokerage accounts, subject to ordinary brokerage commissions and charges.

Trust Structure

The Trust is organized as a Delaware statutory trust and is governed by the provisions of the Trust Agreement executed as of December 11, 2024 between the Advisor and the Trustee (as amended from time to time, the “Trust Agreement”). The Trust Agreement sets out the rights of depositors of cash and registered holders of Shares and the rights and obligations of the Advisor and the Trustee. Delaware law governs the Trust Agreement, the Trust and the Shares.

Each Share represents a fractional undivided beneficial interest in the net assets of the Trust. The assets of the Trust consist primarily of private credit assets and to a lesser extent, investment grade bonds, U.S. treasuries, shares of ETFs that hold U.S. treasuries or other short-term, interest-bearing assets, and cash and cash equivalents.

BondBloxx Investment Management Corporation is the Advisor; HCG Fund Management LP is the Sub-Advisor and is responsible for the day-to-day management of the Trust’s private credit assets; CSC Delaware Trust Company is the Trustee; BBH is the Administrator, Transfer Agent and the custodian for the Trust’s non-private credit assets; and Inspira is the custodian for the Trust’s private credit assets. Each of the Advisor and the Sub-Advisor is registered with the SEC as an investment adviser under the Advisers Act. The Trust intends to operate its business in a manner that will permit the Trust to fall outside the definition of an “investment company” under Section 3(a)(1) of the 1940 Act, and will not be subject to regulation under the 1940 Act, and thus the Trust is not an investment company registered under the 1940 Act. Investors in the Trust will not, therefore, receive the regulatory protections offered by investment companies registered under the 1940 Act.

The Trust expects to qualify to be treated as a partnership for U.S. federal income tax purposes. The determination of whether the Trust qualifies as a partnership is determined annually based on whether it has sufficient passive income on a gross basis (i.e., before any expenses are taken into account). However, if the Trust fails to qualify as a partnership in any taxable year, it will be treated as a corporation going forward. So long as the Trust qualifies as a partnership for U.S. federal income tax purposes, income and deductions are passed through to the shareholders. The Trust may own a substantial part, or possibly all, of its assets through subsidiaries treated as U.S. or non-U.S. corporations for U.S. federal income tax purposes, at least some of which may be subject to entity level U.S. federal income tax.

The term of the Trust is perpetual, unless it is earlier dissolved under the circumstances described under “Description of the Shares and the Trust Agreement—Amendment and Dissolution.”

The material terms of the agreements governing the Trust are discussed in greater detail under “Description of the Shares and the Trust Agreement.”

Target Assets

Private Credit Assets

The private credit assets that the Trust currently intends to target are as follows:

Whole Loans

The Trust plans to primarily acquire whole loans, including personal installment loans, small business loans, and point of sale loans. The whole loans the Trust intends to acquire will typically include the purchase of all rights, title and interest in the loans pursuant to a loan purchase agreement directly from a Fintech lending platform or its affiliate. The Fintech lending platform or a third-party servicer typically continues to service the loans, collecting payments and distributing them to investors, less any servicing fees assessed against the Trust (which may be approximately 1% of the loan balance), and the servicing entity typically will make all decisions regarding any modification, forbearance or other form of relief that may be provided to a borrower experiencing financial hardship and acceleration or enforcement of the loans following any default by a borrower. Where a Fintech lending platform or its affiliate acts as the loan servicer, there is typically a backup servicer in place in case that Fintech lending platform or affiliate ceases or fails to perform these servicing functions. The Trust, as the holder of a whole loan, would be entitled to receive payment only from the borrower and/or any guarantor, and would not be able to recover any deficiency from the Fintech lending platform, except under very limited circumstances, which may include fraud by the borrower in some cases. As described above, the whole loans the Trust intends to acquire may be secured or unsecured.

The following sets forth a description of the whole loans that the Trust intends to target:

Personal Installment Loans

●	An approximate weighted-average FICO score of 670;

●	A loan size of between $1,000 and $50,000;

●	An underwritten weighted average interest rate of between 12% and 16%;

●	A term of between 24 and 60 months;

●	An underwritten weighted average duration of four to 18 months;

●	Payments that typically amortize daily and monthly;

●	A maximum debt to income ratio of 50%;

●	A maximum of six inquiries in the last six months; and

●	A minimum of one year of credit history.

Point of Sale

●	An approximate weighted-average FICO score of 710;

●	A loan size of between $100 and $25,000;

●	An underwritten weighted average interest rate of between 13% and 16%;

●	A term of between three and 60 months;

●	An underwritten weighted average duration of four to 18 months;

●	Payments that amortize daily and monthly;

●	A maximum debt to income ratio of 65%;

●	A maximum of four inquiries in the last three months; and

●	A minimum of nine months of credit history.

Small Business

●	A loan size of between $100 and $250,000;

●	An underwritten weighted average interest rate of between 12% and 15%;

●	An expected term of between four and 12 months;

●	An underwritten weighted average duration of five to six months; and

●	Daily payment activity and amortization that are driven by the merchant sales frequency.

The Trust intends to target whole loans with characteristics as set forth above. There can be no assurance that the actual loans that the Trust acquires with the proceeds from this offering will have these characteristics.

Pass-Through Certificates

The Trust may acquire pass-through certificates, which are a form of ABS that is backed by a pool of whole loans originated or sourced by one or more Fintech lending platforms and that represents the right of the holder to receive specified distributions in respect of such whole loans. Specifically, holders are entitled to receive payments on account of principal and interest payments made by borrowers on the underlying loans, as well as proceeds from the sale or liquidation of any loan underlying the pass-through certificate, net of fees, expenses and other amounts payable to the issuer, trustee, originating platform(s) or other third parties as required. Unlike many other ABS, pass-through certificates are generally not issued with multiple tranches. Instead, all holders of a particular certificate share a pro rata interest in the underlying pool of whole loans and distributions with respect thereto.

Other

The Trust may acquire, and sell certain of its loans to, private or public securitization vehicles formed by third parties for the purpose of acquiring private lending-related assets and issuing securities the payments on which are funded by payments received on such entities’ underlying assets. Such ABS may be issued in different tranches of debt and residual equity interests with different rights and preferences. The Trust may hold any tranche of such ABS. The volume and frequency of the Trust’s sales of pools of loans to securitization vehicles may increase as a more active and reliable secondary market develops over time. For more information about ABS the Trust may acquire, see “Business of the Trust-Trust Assets-Private Credit Assets-Other.”

Liquidity Sleeve

In addition to private credit assets, the Trust also intends to acquire investment grade bonds, U.S. treasuries, shares of ETFs that hold U.S. treasuries or other short-term, interest-bearing assets (including ETFs managed or controlled by the Advisor), and cash and cash equivalents (collectively, the “Liquidity Sleeve”). The Trust may utilize these assets to manage cash flows in and out of the Trust, including cash flows resulting from the creation and redemption of Baskets and cash flows received from payments of interest and principal on the Trust’s private credit assets, and to manage the Trust’s overall risk exposure. These assets are expected to generate a lower net return than the Trust will seek to generate from its private credit assets.

Under normal circumstances, the Trust expects that private credit assets will generally comprise approximately 80% of the Trust’s portfolio and the Liquidity Sleeve will generally comprise approximately 20% of the Trust’s portfolio. However, the relative percentage of the Trust’s portfolio that comprise private credit assets and the Liquidity Sleeve at any given time may vary based on various factors, including the amount and timing of actual and anticipated creations and redemptions, the amount and timing of payments of interest and principal, as well as loan repayments, on the Trust’s private credit assets, the amount and timing of distributions made by the Trust to the shareholders, the Trust’s ability to identify and acquire private credit assets and the timing of such acquisitions. The Trust does not have a prescribed maximum or minimum permissible deviation from the 20% target allocation for the Liquidity Sleeve.

The Trust’s asset acquisition decisions will depend on prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments. The Trust cannot predict the specific percentage of its assets that it will own in any particular target asset class from time to time or whether the Trust will acquire other asset classes. The Trust may change its strategy and policies without a vote of the shareholders. The Trust believes that the diversification of its portfolio of assets, combined with the depth of the Advisor’s and the Sub-Advisor’s platforms and expertise among the Trust’s target assets, will enable the Trust to achieve attractive risk-adjusted returns under a variety of market conditions and economic cycles.

Creation and Redemption

The Trust intends to offer Shares on a continuous basis, but issuances of new Shares may be suspended at any time. The Trust will issue and redeem Shares from time to time only in blocks of 50,000 Shares or integral multiples thereof called “Baskets.” These transactions will take place in exchange for cash, and only Authorized Participants may create or redeem Baskets.

The “Basket Amount” is the amount of cash that an Authorized Participant must deliver in exchange for one Basket, or that an Authorized Participant is entitled to receive in exchange for each Basket surrendered for redemption. The Basket Amount for a business day equals the NAV for 50,000 Shares, determined as of the close of regular trading on CBOE (normally, 4:00 p.m. ET), minus a fee to minimize the impact that buying and selling loans might have on other shareholders. Any changes to NAV that may result from creation and redemption activity are not reflected in the NAV calculations for the business day on which they occur. Creation and redemption orders received prior to the order cut-off time (currently 2:00 p.m. ET) are deemed to have been received on such business day, while orders received after the order cut-off time are deemed to have been received on the next business day. See “Description of the Shares and the Trust Agreement—Creation and Redemption” for more details.

The Advisor

The Advisor, BIM, is responsible for the overall management of the Trust’s business activities and responsible for constructing and managing the Trust’s Liquidity Sleeve. BIM is a full service, SEC-registered investment adviser under the Advisers Act, focused solely on meeting the needs of fixed income investors. BIM was founded in 2021 by an industry-leading team of financial market veterans that has collectively structured and launched more than 350 exchange-traded products. This senior management team includes Tony Kelly, co-founder of BIM, Leland Clemons, Chief Executive Officer and co-founder of BIM, Joanna Gallegos, Chief Operating Officer and co-founder of BIM, Elya Schwartzman, co-founder of BIM, Mark Miller, co-founder of BIM, and Brian O’Donnell, co-founder of BIM. This senior management team has collectively structured and launched more than 350 exchange-traded products at firms including BlackRock, J.P. Morgan, State Street, Northern Trust and HSBC. As of December 31, 2025, BIM has launched 27 ETFs with more than $7.32 billion of assets under management. As of December 31, 2025, BIM’s senior management team is supported by 32 professionals. See “The Advisor” for more information about the Advisor.

The Sub-Advisor

The Trust and the Advisor have engaged the Sub-Advisor, HCG, under the sub-advisory agreement (the “Sub-Advisory Agreement”) pursuant to which the Sub-Advisor is responsible for the day-to-day management of the Trust’s private credit assets. The Sub-Advisor, subject to the oversight and supervision of the Advisor, is also primarily responsible for constructing the Trust’s portfolio of private credit assets and sourcing potential assets for acquisition in accordance with the Trust’s objectives and policies and providing the Advisor with daily reports regarding the composition and characteristic of the Trust’s portfolio.

Founded in early 2015 by a team of financial market veterans and registered with the SEC as an investment adviser under the Advisers Act since 2016, HCG specializes in the acquisition of alternative private credit assets enabled by technology. Operating at the intersection of private credit and financial technology (“fintech”), HCG sources private credit opportunities from Fintech lending platforms. More than ten years ago, HCG’s founders believed that financial services and products would digitize and designed an alternative private credit investment capability that would generate attractive risk-adjusted returns from cash flows tied to small balance, short duration loans. Since its inception and through December 31, 2025, HCG has managed a private credit investment program that specializes in consumer and small business private credit, raised a total of approximately $640 million of capital commitments from global institutions, and invested approximately $6.1 billion in private credit assets sources from 17 different platforms. As of December 31, 2025, HCG had approximately $530 million of regulatory assets under management. HCG is led by Hadi Habal, Chief Executive Officer, supported by a team of professionals specializing in investment, data, engineering, finance and operations, compliance, and client relations. See “The Sub-Advisor and Sub-Advisory Agreement” for additional information about the Sub-Advisor and the Sub-Advisory Agreement.

Through the Advisor and the Sub-Advisor, the Trust will have access to BIM’s significant fixed income and capital markets experience and knowledge, together with HCG’s expertise in sourcing, analyzing, acquiring and managing portfolios of private credit assets. The Trust believes that its access to their respective platforms, industry knowledge and network of relationships will provide the Trust with an ongoing source of asset acquisition opportunities through which the Trust can selectively construct a diversified portfolio of high-quality private credit assets.

The Trust Administrator, Transfer Agent and Custodians

BBH will serve as the Administrator, the Transfer Agent and the custodian for the Trust’s non-private credit assets. Pursuant to the transfer and administrative agency agreement between the Trust and BBH (the “Transfer and Administrative Agency Agreement”), BBH will provide necessary administrative, tax and accounting and financial reporting services for the Trust’s maintenance and operations. In addition, BBH makes available the office space, equipment, personnel and facilities required to provide such services. Pursuant to a custodian agreement with the Trust, BBH will maintain, in separate accounts, the Trust’s cash, securities and other assets (other than the Trust’s private credit assets), keeps all necessary accounts and records and provides other services. BBH is required, upon the Trust’s order, to deliver securities held by BBH, to calculate the NAV of the Trust on each business day, and to make payments for redemption of the Shares.

Inspira will serve as the custodian for the Trust’s private credit assets pursuant to a certain custodian agreement, pursuant to which Inspira will maintain, in separate accounts, the Trust’s private credit assets and keep all necessary accounts and records.

1940 Act

The Trust intends to conduct its operations so that it falls outside of the definition of an investment company under Section 3(a)(1)(C) of the 1940 Act. Section 3(a)(1)(A) of the 1940 Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the 1940 Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the “40% test”). Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exclusion from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act.

The Trust conducts its businesses primarily through its subsidiaries. The Trust intends to conduct its operations so that it complies with the 40% test. The securities issued by any wholly owned or majority-owned subsidiaries that the Trust may form in the future that are excluded from the definition of “investment company” based on Section 3(c)(1) or (c)(7) of the 1940 Act, together with any other investment securities the Trust may own (excluding U.S. government securities and cash items), may not have a value in excess of 40% of the value of the Trust’s total assets on an unconsolidated basis. In addition, the Trust believes that it will not be considered an investment company under Section 3(a)(1)(A) of the 1940 Act because it will not engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, the Trust will be primarily engaged in the non-investment company businesses of its subsidiaries.

The Trust anticipates that one or more of its subsidiaries will qualify for an exclusion from registration as an investment company under the 1940 Act pursuant to either Section 3(c)(5)(A) of the 1940 Act, which is available for entities which are not engaged in the business of issuing redeemable securities, face-amount certificates of the installment type or periodic payment plan certificates, and which are primarily engaged in the business of purchasing or otherwise acquiring notes, drafts, acceptances, open accounts receivable, and other obligations representing part or all of the sales price of merchandise, insurance and services, or Section 3(c)(5)(B) of the 1940 Act, which is available for entities primarily engaged in the business of making loans to manufacturers, wholesalers, and retailers of, and to prospective purchasers of, specified merchandise, insurance and services. These exceptions generally require that at least 55% of such subsidiaries’ portfolios must be comprised of qualifying assets that meet the requirements of the relevant exclusion. The Trust intends to treat (1) consumer loans the proceeds of which are used by borrowers to (a) purchase specified merchandise, services or insurance or (b) refinance indebtedness that was initially incurred to purchase specified merchandise, insurance and services, or (2) loans to manufacturers, wholesalers, and retailers of, and loans to prospective purchasers of, specified merchandise, insurance and services, in each case as qualifying assets for purposes of these exclusions. The Trust also plans to treat as qualifying assets for purposes of this exclusion other consumer assets, such as consumer installment loans made at the point of sale of a retailer or online to purchase goods, healthcare receivables or auto loans. In general, the Trust also expects, with regard to its subsidiaries relying on Section 3(c)(5)(A) or Section 3(c)(5)(B), to rely on guidance published by the SEC, or its staff, or on the Trust’s analyses of guidance published with respect to other types of assets, to determine which assets are qualifying assets under the exclusions. For the Trust’s subsidiaries that qualify for one or more of these exclusions, the Trust’s interests in these subsidiaries will not constitute “investment securities.”

In addition, the Trust expects that one or more of its wholly owned or majority-owned subsidiaries may rely on Rule 3a-7 to avoid registration as an investment company under the 1940 Act. Rule 3a-7 is available to an issuer of non-redeemable securities that entitle the holders of those securities to receive payments principally tied to the cash flow from “eligible assets.” As provided in Rule 3a-7(b)(1), “eligible assets” are fixed or revolving financial assets that by their terms convert into cash within a finite time period (plus any rights designed to assure the servicing of such assets) and would include, among other things, unsecured consumer loans. Issuers intending to rely on Rule 3a-7 are subject to other requirements, including that securities may be sold only to (i) “qualified institutional buyers,” as defined in Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”) or (ii) if the sale relates to fixed-income securities, “accredited investors” as defined in paragraph (1), (2), (3) or (7) of Rule 501(a) of Regulation D promulgated under the Securities Act. Securities may be sold to prospective purchasers that do not qualify as qualified institutional buyers or accredited investors as defined above only if such securities are rated, at the time of initial sale, in one of the four highest categories by at least one nationally recognized statistical rating organization not affiliated with the issuer or any person involved in the organization or operation of the issuer. The Trust also expects that subsidiaries relying on Rule 3a-7 will be required to appoint a trustee to manage and control the accounts of fixed-income security holders to whom the subsidiary owes payments based on cash flows generated from the eligible assets.

The Trust will monitor its holdings on an ongoing basis to determine its compliance with the 40% test. In connection therewith, the Trust will monitor the holdings of its subsidiaries on an ongoing basis to ensure that such subsidiaries comply with available exemptions or exclusions from registration under the 1940 Act. The Trust’s subsidiaries’ qualification for exclusions from registration under the 1940 Act will limit the Trust’s ability to make certain acquisitions. For example, these restrictions will limit the ability of the Trust’s subsidiaries to purchase loans that do not represent part or all of the sales price of merchandise, insurance and services.

Investment Advisers Act of 1940

The Advisor and the Sub-Advisor are registered as investment advisers under the Advisers Act, and are subject to the regulatory oversight of the SEC.

Summary Risk Factors

An investment in the Trust involves risks described in the section below entitled “Risk Factors” and elsewhere in this prospectus. Some of these risks are summarized below.

Risk Factors Related to the Fintech Lending Platforms and the Private Credit Sector

●	If the Fintech lending platforms are unable to maintain or increase private credit loan originations, or if such Fintech lending platforms do not sell private credit assets to the Trust, or the Trust is unable to otherwise purchase additional loans, the Trust’s business and results of operations will be adversely affected.

●	The Trust is subject to the risk of nonperforming or impaired loans, which may adversely affect the returns of the Shares.

●	Fluctuations in interest rates could negatively affect the value of the Trust’s portfolio of private credit assets and the Trust’s ability to acquire such assets and grow its business.

Risk Factors Related to the Trust and the Shares

●	The Trust has no operating history upon which investors can evaluate the Trust’s performance and may not operate successfully in the future or generate sufficient revenue to make or sustain distributions to the shareholders.

●	The Trust’s financial condition and results of operations depend on the Advisor’s and the Sub-Advisor’s ability to effectively manage and deploy capital.

●	There is a risk that the shareholders may not receive distributions or that the Trust’s distributions may not grow or may be reduced over time.

●	The market price for the Shares may differ from their most recent NAV per Share.

●	The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants.

●	Because the Trust expects to effect all of its creations and redemptions for cash, rather than in-kind assets, the Trust may be required to sell its assets at an inopportune time at a loss and not at the same value used to determine the NAV.

●	If the process of creation and redemption of Baskets encounters any unanticipated difficulties, the possibility for arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the Trust’s NAV per Share may not exist and, as a result, the price of the Shares may fall or otherwise diverge from the NAV per Share.

●	The value of the Shares will be adversely affected if the Trust is required to indemnify the Advisor, the Sub-Advisor, or the Trustee under the Trust Agreement and the Trust’s agreements with its service providers (the “Trust Documents”).

●	The Advisor and/or the Sub-Advisor may not be able to achieve the same or similar returns as those achieved by their respective senior management teams while managing other vehicles. The prior achievements of the Advisor and/or the Sub-Advisor are not necessarily indicative of the Trust’s future results.

Risk Factors Related to Compliance and Regulation

●	The business products and activities of the Fintech lending platforms are strictly and comprehensively regulated at the state and federal level. Changes in current laws and regulations or in the interpretation of such laws and regulations could have a material adverse effect on their business and, consequently, the Trust’s business, results of operations and financial condition.

●	Legislative and regulatory initiatives have imposed restrictions and requirements on financial institutions that could have an adverse effect on the Trust’s business.

●	Shareholders do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act.

●	The Trust may have to constrain its business activities to avoid being deemed an investment company under the 1940 Act.

Risk Factors Related to Potential Conflicts of Interest

●	The Trust may face additional competition due to the fact that individuals associated with the Advisor or the Sub-Advisor are not prohibited from raising money for or managing another entity that makes the same or related types of acquisitions that the Trust targets.

Risk Factors Related to Taxes

●	If the Trust were to fail to qualify as a partnership for U.S. federal income tax purposes, the Trust’s income and items of deduction would not pass through to the shareholders, the Trust would be required to pay U.S. federal, state and local income tax at regular corporate rates on any portion of the Trust’s net income that does not constitute tax-exempt income and distributions by the Trust to the Trust’s shareholders would be taxable dividends to the extent of the Trust’s earnings and profits.

●	The Trust may own a substantial part, or possibly all, of its assets through one or more non-U.S. corporations. If any of these subsidiaries was treated as engaged in a trade or business in the United States for U.S. federal income tax purposes and its income was treated as effectively connected with such trade or business, then such subsidiary would be required to pay U.S. federal, state and local income tax at regular corporate rates on its income, as well as a federal “branch profits” tax imposed on its income (after reduction on account of such income tax) at a 30% rate.

●	The Trust may own a substantial part, or possibly all, of its assets through one or more U.S. corporations, and such corporations will be subject to U.S. federal, state and local income tax at regular corporate rates on its income.

●	The Trust structure involves complex provisions of U.S. federal income tax law for which there is a lack of direct authority, and which is subject to potential change, possibly on a retroactive basis. Any such change could result in adverse consequences to the Trust and its shareholders.

Emerging Growth Company Status

The Trust is an “emerging growth company,” as defined in the JOBS Act. For as long as the Trust is an emerging growth company, the Trust may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in the Trust’s periodic reports and audited financial statements in this prospectus, exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on “golden parachute” compensation and exemption from any rules requiring mandatory audit firm rotation and auditor discussion and analysis and, unless otherwise determined by the SEC, any new audit rules adopted by the Public Company Accounting Oversight Board.

Under the JOBS Act, the Trust will remain an emerging growth company until the earliest of:

●	the last day of the fiscal year during which the Trust has total annual gross revenues of $1.235 billion or more;

●	the last day of the fiscal year following the fifth anniversary of the completion of this offering;

●	the date on which the Trust has, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

●	the date on which the Trust is deemed to be a “large accelerated filer” (i.e., an issuer that (1) has more than $700 million in outstanding equity held by non-affiliates and (2) has been subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for at least 12 calendar months and has filed at least one annual report on Form 10-K.)

The JOBS Act also provides that an emerging growth company can utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Trust will take advantage of the extended transition period for complying with new or revised accounting standards, which may make it more difficult for investors to evaluate the Trust since the Trust’s financial statements may not be comparable to those of companies that comply with new or revised accounting standards by public company effective dates.

Principal Offices

The Trust’s office is c/o BondBloxx Investment Management Corporation, 700 Larkspur Landing Circle, Larkspur, CA 94939 and its telephone number is (800) 896-5089.

THE OFFERING

Offering	The Shares represent units of fractional undivided beneficial interest in the net assets of the Trust.

Use of Proceeds	Proceeds received by the Trust from the issuance and sale of Baskets consist of cash deposits. Such cash deposits are held by the Trust until (i) transferred to its wholly owned subsidiaries in connection with the purchase of private credit assets through Fintech lending platforms and, to a lesser extent, investment grade bonds, U.S. treasuries, shares of ETFs that hold U.S. treasuries or other short-term, interest-bearing assets, and cash and cash equivalents, (ii) delivered to Authorized Participants in connection with a redemption of Baskets or (iii) transferred to pay Trust expenses, including the remuneration due to the Advisor (the “Advisory Fee”), and other liabilities of the Trust. See “Business of the Trust—Trust Expenses.”

Distribution Policy	Following an initial ramp-up period of between and months, the Trust intends to make regular monthly distributions to the shareholders. The declaration and payment of any distributions will be at the discretion of the Advisor and will depend upon the Trust’s actual operating results, general economic and business conditions, the level of retained cash flows and the Liquidity Sleeve, the amount of interest and principal received on the Trust’s private credit and other assets, acquisition and financing costs (if any), operating expenses and any other expenditures, contractual, legal and regulatory restrictions, if any, and such other factors as the Advisor may deem relevant.

The CBOE Ticker Symbol	“ ”

CUSIP

Creation and Redemption

The Trust intends to offer Shares on a continuous basis, but issuances of new Shares may be suspended at any time. The Trust will issue and redeem Shares from time to time only in blocks of 50,000 Shares or integral multiples thereof called “Baskets.” These transactions will take place in exchange for cash, and only Authorized Participants may create or redeem Baskets.

The “Basket Amount” is the amount of cash that an Authorized Participant must deliver in exchange for one Basket, or that an Authorized Participant is entitled to receive in exchange for each Basket surrendered for redemption. The Basket Amount for a business day equals the NAV for 50,000 Shares, determined as of the close of regular trading on CBOE (normally, 4:00 p.m. ET), plus (in the case of creations) or minus (in the case of redemptions) a fee to minimize the impact that buying and selling loans might have on other shareholders. Any changes to NAV that may result from creation and redemption activity are not reflected in the NAV calculations for the business day on which they occur. Creation and redemption orders received prior to the order cut-off time (currently 2:00 p.m. ET) are deemed to have been received on such business day, while orders received after the order cut-off time are deemed to have been received on the next business day. See “Description of the Shares and the Trust Agreement—Creation and Redemption” for more details.

Net Asset Value	The Advisor has the exclusive authority to determine the Trust’s NAV and the NAV per Share. The Trust’s NAV and NAV per Share are determined daily, as of the close of regular trading on CBOE (normally, 4:00 p.m. ET). The Advisor has delegated to BBH, as the Administrator of the Trust, the responsibility of the computation of the Trust’s NAV and NAV per Share. The Administrator makes the required calculations as soon as practicable after the close of trading on CBOE. The NAV of the Trust on any given day is obtained by subtracting the Trust’s accrued expenses and other liabilities on that day from the value of the Trust’s assets (i.e., the value of the Trust’s private credit assets, plus the value of the Trust’s assets comprising the Liquidity Sleeve and any other assets) as of the close of trading on that day. Once the NAV of the Trust has been calculated, the Administrator determines the NAV per Share by dividing the NAV of the Trust by the number of Shares outstanding at the time the calculation is made. The valuation of the Trust’s assets and liabilities and the calculation of the Trust’s NAV and NAV per share are further described below.

The Advisor has outlined valuation policies and procedures pursuant to which the Trust will value its assets. Under the Advisor’s valuation policies and procedures, the Advisor will determine the fair value of the Trust’s assets comprising the Liquidity Sleeve and has delegated to the Sub-Advisor the responsibility to determine the fair value of the Trust’s private credit assets. In computing the NAV, the Trust’s assets are valued at their current market values determined on the basis of market quotations. If market quotations are not readily available, assets are valued at fair value determined in accordance with GAAP. As a general matter, fair value represents the amount the Trust could reasonably expect to receive if its assets were sold at the time of valuation, based on information reasonably available at the time the valuation is made and is believed to be reliable. There is no single standard for determining the fair value of an asset. Rather, fair value calculations will involve significant professional judgment in the application of both observable and unobservable attributes, and as a result, the calculated NAV of the Trust’s assets may differ from their actual realizable value or future fair value. See “Business of the Trust—Valuation of the Trust’s Assets; Computation of the Trust’s NAV” for more details.

A substantial majority of the Trust’s portfolio will be comprised of private credit assets considered Level 3 assets for which market quotations are not readily available. In accordance with the Advisor’s valuation policies and procedures, the Sub-Advisor will determine the fair value of the Trust’s private credit assets on a daily basis by primarily relying on an independent third-party valuation service. The third-party valuation service utilizes an independent discounted cash flow (“DCF”) analysis of the loan portfolio’s expected future net cash flows over the lifetime of the loan, discounted by the expected return. The difference between the calculated net present value and carrying value of the loan portfolio reflects the valuation adjustment that will be calculated daily.

Base behavioral assumptions for the DCF model, such as constant default rates (“CDR”), constant prepayment rates (“CPR”), and recovery rates, are generally provided by the origination platforms at least every 12 months. The third-party valuation service incorporates these base assumptions into its DCF model, incorporating and adjusting these assumptions as appropriate based on the valuation service’s proprietary modeling methodology and analysis. On a daily basis, the third-party valuation service runs its DCF model using new daily inputs, specifically the updated daily loan tapes (including details such as loan balances, payment history, interest rates and FICO scores) and current market discount rates and spreads, while holding the base behavioral assumptions constant. Additionally, the model may incorporate any publicly available information such as pricing from recent deals or information specific to the Fintech lending platform.

Daily cash balances will reflect ending account balances per bank account. Interest receivable will reflect accrued interest balances for the loan portfolio per servicer’s statement. Prepaid and other assets will reflect ending accrued balances per general ledger.

In accordance with the valuation policies and procedures outlined by the Advisor, the Sub-Advisor will review the fair values of the private credit assets provided by the independent third-party valuation services for reasonableness prior to the Sub-Advisor finalizing the daily fair value of such assets. Third-party valuation service providers will be selected based on their experience with similar assets, their demonstrated expertise in fintech, their clearly articulated valuation methodologies and sophistication of modeling capabilities, their independence and objectivity and the quality of their deliverables, their reputation in the industry, and the Advisor’s or Sub-Advisor’s experience working with the valuation service provider, or other similar valuation service providers, with other vehicles. Further, to the extent that there are material changes in the selection criteria of the third-party valuation service provider or the inputs used or the methodology applied in valuing the Trust’s private credit assets, the Trust will notify investors via a prospectus supplement, current report on Form 8-K or annual or quarterly reports, as applicable.

The Advisor will be responsible for determining the value of the Trust’s assets that comprise the Liquidity Sleeve (i.e., assets other than private credit assets). Readily marketable securities listed on a securities exchange, such as shares of ETFs, will generally be valued at the last sale price or, in the absence of a sale, at the mean between the current bid and ask price. Fixed-income assets, such as investment grade bonds and U.S. treasuries for which market quotations are readily available, will generally be valued using such asset’s current market value. These assets will generally be valued at the midpoint between the bid and ask prices, or at current market price quotations provided by dealers, or at prices (including evaluated prices) supplied by the independent third-party valuation services, which may use matrix pricing, a method of valuing assets by reference to the value of other assets with similar characteristics, such as rating, interest rate and maturity.

Once the value of the Trust’s assets has been determined, the Administrator subtracts all accrued expenses and liabilities of the Trust as of the time of calculation in order to calculate the NAV of the Trust. Once the NAV of the Trust has been calculated, the Administrator determines the NAV per Share by dividing the NAV of the Trust by the number of Shares outstanding at the time the calculation is made, and such computations will be reviewed by the Sub-Advisor. Any changes to the NAV per Share that may result from creation and redemption activity occurring on any business day are not reflected in the NAV per Share until the following business day.

Trust Expenses

The Trust will pay the Advisory Fee, which accrues daily at an annualized rate equal to          % of the Trust’s NAV. The Advisory Fee will be payable monthly in arrears in cash.

The Trust will, subject to the expense cap described below, also pay other expenses related to the organization and operation of the Trust, including, but not limited to, the fees of the Trustee, the custodians, the Trust Administrator, the Transfer Agent, other custodial fees, legal fees, start-up costs, audit fees, tax reporting fees, printing and mailing costs, CBOE listing fees, SEC registration and filing fees, and banking and insurance fees (the “Other Expenses”). In addition to the Other Expenses, the Trust may also pay origination and servicing fees related to the private credit assets it acquires, and such expenses will not be subject to the expenses cap described below.

In order to limit the total amount of Other Expenses payable by the Trust, the Advisor has agreed to waive and/or reimburse the Advisory Fee or expenses of the Trust so that the amount of such Other Expenses will not exceed           % of the Trust’s NAV in any calendar year (the “expense cap”).

The Advisor will compensate the Sub-Advisor from the Advisory Fee it receives from the Trust. The Advisor will pay the Sub-Advisor           % of the Advisory Fee it receives from the Trust (the “Sub-Advisory Fee”). To the extent that the Other Expenses of the Trust would exceed the expense cap and the Advisor is required to waive Advisory Fee and/or reimburse the Trust, the Sub-Advisory Fee will in turn be reduced by           % of the amount of any such Advisory Fee waived or amounts reimbursed. The Sub-Advisory Fee will be payable monthly in arrears in cash. See “Business of the Trust —Trust Expenses.”

Tax Considerations	The Trust intends to operate in a manner that will allow it to qualify to be treated as a partnership for U.S. federal income tax purposes. So long as it qualifies as a partnership for U.S. federal income tax purposes, it will be able to pass through its income and deductions to its shareholders. The Trust’s qualification as a partnership for U.S. federal income tax purposes involves the application of numerous complex provisions for which there is a lack of direct authority. Even if it is treated as a partnership, and not as a corporation for U.S. federal income tax purposes, it expects to hold a substantial part, or possibly all, of its assets through subsidiaries treated as U.S. or non-U.S. corporations for U.S. federal income tax purposes. The Trust’s subsidiaries treated as U.S. corporations will, and its subsidiaries treated as non-U.S. corporations in some circumstances may, be subject to U.S. federal, state and local income tax on their income. See “Certain U.S. Federal Income Tax Considerations.”

Voting Rights	Owners of Shares do not generally have any voting rights, take no part in the management or control of, and have no voice in, the Trust’s operations or business. The Shares do not represent a traditional investment and are not similar to shares of a corporation operating a business enterprise with management and a board of directors. All Shares are of the same class with equal rights and privileges. Each Share entitles the holder to vote on the limited matters upon which shareholders may vote under the Trust Agreement. The Shares do not entitle their holders to any conversion or pre-emptive rights or any redemption rights.

Authorized Participants

Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must be a registered broker-dealer, a participant in Depository Trust Company (“DTC”), and have entered into an authorized participant agreement (an “Authorized Participant Agreement”). The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of cash in connection with such creations or redemptions. As of the date of this prospectus, the Trust is considering Virtu Americas LLC and Flow Traders US Institutional Trading, LLC as Authorized Participants. Additional Authorized Participants, including those named therein, may be added at any time, subject to the discretion of the Advisor.

Financing Strategy	Initially, the Trust does not expect to use leverage to finance the acquisition of its assets. However, the Trust may in the future use leverage to enhance its returns to the shareholders or manage the liquidity of the portfolio including, if necessary or desirable, to satisfy redemption requests. The Trust may in the future use a number of sources to finance its portfolio, including bank credit facilities (including term loans and revolving facilities), warehouse facilities and loan securitizations. The decision on how the Trust finances specific assets or groups of assets will largely be driven by capital allocations and portfolio management considerations, as well as prevailing credit spreads and the terms (including costs and leverage availability) of available financing and market conditions.

Although the Trust is not restricted by any regulatory requirements to maintain its leverage ratio at or below any particular level, the amount of leverage the Trust may employ for particular assets will depend upon the availability of particular types of financing and the Trust’s assessment of the credit, liquidity, price volatility and other risks of those assets and financing counterparties. The Trust intends to use leverage for the primary purpose of financing its portfolio and business activities and not for the purpose of speculating on changes in interest rates. In general, the Trust expects that its total leverage (defined as total debt divided by total equity) will vary between 0% to 30% of the shareholders’ equity. However, there can be no guarantee that its total leverage will not be greater than such expectation. In the event the Trust uses leverage in the future, it will notify investors via a prospectus supplement, current report on Form 8-K or annual or quarterly reports, as applicable, and/or on the Trust’s website.

Clearance and Settlement	The Shares will be evidenced by a global certificate that the Trust issues to DTC. The Shares are issued in book-entry form only. Transactions in Shares clear through the facilities of DTC. Investors may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

RISK FACTORS

The Shares are speculative and involve a high degree of risk. Before making an investment decision, you should consider carefully the risks described below, as well as the other information included in this prospectus.

Risk Factors Related to the Fintech Lending Platforms and the Private Credit Sector

If the Fintech lending platforms are unable to maintain or increase private credit loan originations, or if such Fintech lending platforms do not sell private credit assets to the Trust, or the Trust is unable to otherwise purchase additional loans, the Trust’s business and results of operations will be adversely affected.

The Trust will rely on Fintech lending platforms to maintain or increase their private credit loan originations and to agree to sell their private credit assets to the Trust. However, the Trust does not have any exclusive arrangements with any of the Fintech lending platforms and have no agreements with them to provide the Trust with a guaranteed source of supply. There can be no assurance that such Fintech lending platforms will be able to maintain or increase private credit loan originations or will continue to sell their consumer loans to the Trust, or that the Trust will be able to otherwise purchase additional private credit assets and, consequently, there can be no assurance that the Trust will be able to grow its business through acquisition of additional private credit assets. The Fintech lending platforms could elect to become investors in their own private credit assets which would limit the amount of supply available for the Trust’s acquisitions. An inability to expand the Trust’s business through acquisitions of additional private credit assets would reduce the returns that the Trust might otherwise be able to realize from a larger portfolio of private credit assets. If the Trust is unable to expand its business as presently contemplated, this may have a material adverse effect on the Trust’s business, financial condition, results of operations and prospects.

The Trust is dependent on the business performance and competitiveness of Fintech lending platforms and the Trust’s ability to assess loan underwriting performance.

The Trust intends to acquire private credit assets sourced through Fintech lending platforms. The Trust does not conduct loan origination activities. Therefore, the Trust’s ability to purchase consumer loans and related assets, and the Trust’s ability to grow its portfolio of private credit assets, is directly influenced by the business performance and competitiveness of the private credit loan origination business of Fintech lending platforms.

Fintech lending platforms typically categorize consumers and small businesses within a range of risk scores or rankings using their proprietary underwriting and risk models. In conducting due diligence on loan sourcing relationships, the Sub-Advisor analyzes these risk systems of the Fintech lending platforms, which include their tools and processes, governance and policies, and historical performance. Further independent monitoring is conducted monthly by the Sub-Advisor to update the Sub-Advisor’s forecasted loss expectations and anticipated credit performance over the credit asset’s life. The Sub-Advisor’s proprietary data platform has been built in-house and, with over nine years of proven investing experience, refined to monitor and validate the daily activity of hundreds of thousands of individual loan positions to provide timely information and insightful analytics of portfolio changes.

In addition, if the interest rates for private credit loans available through Fintech lending platforms is too low, the Trust may not be compensated appropriately for the level of risk that the Trust assumes in purchasing the loans, while setting the interest rate too high may increase the risk of non-payment. In either case, failure to set rates appropriately may adversely impact the Trust’s ability to receive returns on its assets that are commensurate with the risks the Trust incurs in purchasing the loans.

The degree of overall transaction volume generated by Fintech lending platforms may be affected by several factors, including the interest rates offered to borrowers and investors relative to market rates, the efficiency and cost-effectiveness of their platforms, the macroeconomic environment, the competitive posturing and reputation of the Fintech lending platforms who sell loans to the Trust, the regulatory environment impacting banks and non-bank lenders, and other factors, or by borrowers ceasing to use the Fintech lending platforms.

The digital lending market is competitive and evolving. Fintech lending platforms compete with financial products and companies that attract borrowers, investors or both. With respect to borrowers, Fintech lending platforms primarily compete with traditional financial institutions, such as banks, credit unions, credit card issuers and other consumer finance companies.

If Fintech lending platforms are unable to attract qualified borrowers and sufficient investor commitments or borrowers and investors do not continue to participate in Fintech lending at current rates, the growth of loan originations will slow, or loan originations will decrease. As a result of any of these factors, the Trust may be unable to increase its private credit asset acquisitions and its revenue may grow more slowly than expected or decline, which could have a material adverse effect on the Trust’s business, financial condition and results of operations.

The Fintech lending platforms on which the Trust relies may depend on issuing banks to originate all loans and to comply with various federal, state and other laws.

Typically, the contracts between Fintech lending platforms and their loan issuing banks are non-exclusive and do not prohibit the issuing banks from working with other Fintech lending platforms or from offering competing services. Issuing banks could decide that working with Fintech lending platforms is not in their interests, could make working with Fintech lending platforms cost prohibitive or could decide to enter into exclusive or more favorable relationships with other Fintech lending platforms that do not provide private credit assets to the Trust. In addition, issuing banks may not perform as expected under their agreements. Fintech lending platforms could in the future have disagreements or disputes with their issuing banks. Any of these factors could negatively impact or threaten the Trust’s ability to obtain consumer loans and consequently could have a material adverse effect on the Trust’s business, financial condition, results of operations and prospects.

Issuing banks are subject to oversight by the federal banking agencies and the states where they are organized and operate and must comply with complex rules and regulations, as well as licensing and examination requirements, including requirements to maintain a certain amount of regulatory capital relative to their outstanding assets on both a risk-adjusted and non-risk-adjusted basis. Additionally, actual events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions, transactional counterparties or other companies in the financial services industry or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, have in the past and may in the future lead to market-wide liquidity problems.

If issuing banks were to suspend, limit or cease their operations or the relationship between the Fintech lending platforms and the issuing bank were to otherwise terminate, the Fintech lending platforms would need to implement a substantially similar arrangement with another issuing bank, obtain additional state licenses or curtail their operations. If the Fintech lending platforms are required to enter into alternative arrangements with a different issuing bank to replace their existing arrangements, they may not be able to negotiate a comparable alternative arrangement. This may result in their inability to facilitate loans through their platform and accordingly the Trust’s inability to operate the Trust’s business. If the Fintech lending platforms were unable to enter into an alternative arrangement with a different issuing bank, they would need to obtain a state license in each state in which they operate in order to enable them to originate loans, as well as comply with other state and federal laws, which would be costly and time-consuming and could have a material adverse effect on the Trust’s business, financial condition, results of operations and prospects. If the Fintech lending platforms are unsuccessful in maintaining their relationships with the issuing banks, their ability to provide loan products could be materially impaired and the Trust’s operating results could suffer.

The Trust is subject to the risk of nonperforming or impaired loans, which may adversely affect the returns of the Shares.

The Trust is subject to the risk of nonperforming or impaired loans, which may be the result of a variety of factors including those personal to the borrower and those related to the wider financial and economic environment. If the Trust experiences an increase in defaults on its acquired consumer loans and related assets, this will reduce the cash flow generated from borrowers’ payments and may require the Trust to record losses. The Trust does not have any recourse to the Fintech lending platforms of the loans in the Trust’s portfolio if the loans they facilitate deteriorate in credit quality and the Trust does not have any credit protection against defaults by borrowers. If the Trust seeks to restructure nonperforming or impaired loans, this may entail, among other things, a substantial reduction in the interest rate and/or a substantial write-down of the principal amount of the loan. In addition, the Trust may have to pay an additional servicing fee on amounts recovered by third-party collection agencies assigned to collect on the relevant loan. Any of these factors could adversely affect the Trust’s financial condition and results of operations and could reduce the returns the Trust is able to generate for shareholders. There can be no assurance that economic conditions will remain favorable for the Trust’s business or that demand for loans or default rates by borrowers will remain at current levels.

Fluctuations in interest rates could negatively affect the value of the Trust’s portfolio of private credit assets and the Trust’s ability to acquire such assets and grow its business.

All consumer loans facilitated by Fintech lending platforms are issued with fixed interest rates and the terms of all loans provide that a borrower may decide to prepay all or a portion of the remaining principal amount on a loan at any time without penalty. If interest rates rise, as was the case in 2022 and 2023, the value of the Trust’s portfolio may decline. Additionally, in a high-interest rate environment, fewer borrowers may opt to prepay their loans, preventing the Trust from taking advantage of the higher rates. Potential borrowers could also seek to defer decisions to take out new consumer loans if interest rates are too high. If interest rates decrease after a loan is made, borrowers may prepay their loans to take advantage of the lower rates; therefore, the Trust would lose the opportunity to collect the above-market interest rate payable on the corresponding loan and may delay or reduce future acquisitions of private credit assets. As a result, fluctuations in the interest rate environment can have an adverse effect on the Trust’s business, financial condition and results of operations.

Inflation rates may change frequently and significantly as a result of various factors, including unexpected shifts in the domestic or global economy and changes in economic policies, and the Trust’s private credit assets may not keep pace with inflation, which may result in losses.

Inflation is a sustained rise in overall price levels. Moderate inflation is associated with economic growth, while high inflation can signal an overheated economy. Inflation risk is the risk that the value of assets or income from investments will be less in the future as inflation decreases the value of money (i.e., as inflation increases, the values of the Trust’s assets can decline). Inflation poses a “stealth” threat to investors because it reduces savings and investment returns. Central banks, such as the U.S. Federal Reserve, generally attempt to control inflation by regulating the pace of economic activity. They typically attempt to affect economic activity by raising and lowering short-term interest rates. At times, governments may attempt to manage inflation through fiscal policy, such as by raising taxes or reducing spending, thereby reducing economic activity; conversely, governments can attempt to combat deflation with tax cuts and increased spending designed to stimulate economic activity. Inflation rates may change frequently and significantly as a result of various factors, including unexpected shifts in the domestic or global economy and changes in economic policies, and the Trust’s portfolio of assets may not keep pace with inflation, which may result in losses to the shareholders. This risk is greater for fixed-income instruments with longer maturities.

Credit and other information that is received about a borrower may be inaccurate or may not accurately reflect the borrower’s creditworthiness, which may cause the loans to be inaccurately priced.

The Fintech lending platforms obtain borrower credit information from consumer reporting agencies, such as TransUnion, Experian or Equifax, and assign loan grades to loan requests based on credit decisioning and scoring models that take into account reported credit scores and the requested loan amount, in addition to a variety of other factors. A credit score or loan grade assigned to a borrower may not reflect that borrower’s actual creditworthiness because the credit score may be based on incomplete or inaccurate consumer reporting data, and typically, the Fintech lending platforms do not verify the information obtained from the borrower’s credit report. Additionally, there is a risk that, following the date of the credit report that the models are based on, a borrower may have:

●	become delinquent in the payment of an outstanding obligation;

●	defaulted on a pre-existing debt obligation;

●	taken on additional debt; or

●	sustained other adverse financial events.

Borrowers supply a variety of information to the Fintech lending platforms based on which the Fintech lending platforms price the loans. In a number of cases, the Fintech lending platforms do not verify all of this information, and it may be inaccurate or incomplete. For example, the Fintech lending platforms do not always verify a borrower’s stated tenure, job title, home ownership status or intention for the use of loan proceeds. Moreover, the Trust does not, and will not, have access to financial statements of borrowers or to other detailed financial information about the borrowers. If the Trust acquires loans through the marketplace provided by the Fintech lending platforms based on information supplied by borrowers or third parties that is inaccurate, misleading or incomplete, the Trust may not receive expected returns on its assets and this could have a material adverse impact on its business, financial condition, results of operations and prospects.

Lending via fintech platforms is a relatively new method for originating loans, and the platforms have a limited operating history relative to established consumer banks, credit unions, and savings banks. Borrowers may not view or treat their obligations under the loans the Trust purchases as having the same significance as loans from traditional lending sources, such as bank loans.

The return on the Trust’s private credit assets depends on borrowers fulfilling their payment obligations in a timely and complete manner. Borrowers may not view their obligations originated on the Fintech lending platforms as having the same significance as other credit obligations arising under more traditional circumstances, such as loans from banks or other commercial financial institutions. If a borrower neglects his or her payment obligations on a loan acquired by the Trust, or chooses not to repay the loan entirely, the Trust may not be able to recover any portion of its investment in the loan. This will adversely impact the Trust’s business, financial condition, results of operations and prospects.

The Trust is subject to the risks associated with the market for private credit assets, including increasing competition in the market, price volatility and limited liquidity.

In recent years, there has been a marked increase in the number of, and flow of capital into, platforms established to pursue acquisitions of private credit assets, and the private credit market is rapidly evolving. The Trust could face greater competition from other institutional investors, banks, hedge funds, credit card companies and other Fintech lending platforms, which could make it more difficult for the Trust to source private credit assets at attractive pricing. While the precise effect of such competition cannot be determined, such increase may result in greater competition for acquisition opportunities, which may result in an increase in the purchase price of assets relative to the risk taken on by holders of such assets. Such competition may also result under certain circumstances in increased price volatility or decreased liquidity with respect to certain positions. The Trust’s returns will be impacted by the price at which the Trust purchases private credit assets. If the Trust is required to purchase such assets at higher prices, its returns will suffer. In addition, no active trading market currently exists for the trading of private credit assets that the Trust has purchased, which means it may be difficult or impossible to dispose of such assets once the Trust has acquired them. The Trust can offer no assurances that it will deploy all of the net proceeds from this offering in a timely manner or at all. If the Trust is inhibited from deploying capital in a timely or efficient manner, it may be forced to invest in cash, cash equivalents or other assets that may result in lower returns than may otherwise be available through private credit assets. Prospective investors should understand that the Trust may compete with other investment vehicles, as well as investment and commercial banking firms or other institutional investors which have substantially greater resources, in terms of financial wherewithal and research staffs, than may be available to the Trust. Any such competition could have a material adverse effect on the Trust’s results of operations and business.

Private credit assets in the Trust’s portfolio may underperform in comparison to the general financial markets, a particular financial market or other asset classes.

The Trust’s portfolio of private credit assets may underperform in comparison to the general financial markets, a particular financial market or other asset classes due to a number of factors including, among other things, inflation, interest rates, productivity, global demand for local products or resources, income taxes, and regulation and governmental controls. This may cause the Trust to underperform other investment vehicles that invest in different asset classes.

The Trust relies on the Fintech lending platforms to service loans including pursuing collections against borrowers. If a borrower defaults, the Trust will not be involved in the debt collection process. Fintech lending platforms have the authority to waive or modify the terms of a consumer loan without the Trust’s consent.

The Trust relies on the Fintech lending platforms to service loans including pursuing collections against borrowers. Consumer and small business loans sourced through the Fintech lending platforms are not secured by any collateral, are not guaranteed or insured by any third party and are not backed by any governmental authority in any way. Fintech lending platforms are therefore limited in their ability to collect on the loans if a borrower is unwilling or unable to repay. A borrower’s ability to repay can be negatively impacted by increases in their payment obligations to other lenders under mortgage, credit card and other loans, including student loans and home equity lines of credit. These changes can result from increases in base lending rates or structured increases in payment obligations and could reduce the ability of the borrowers to meet their payment obligations to other lenders and under the loans purchased by the Trust. If a borrower defaults on a loan, the Fintech lending platforms may outsource subsequent servicing efforts to third-party collection agencies, which may be unsuccessful in their efforts to collect the amount of the loan. Fintech lending platforms make payments ratably on an investor’s investment only if they receive the borrower’s payments on the corresponding loan. If they do not receive payments on the corresponding loan related to an investment, the Trust is not entitled to any payments under the terms of the investment.

As servicers of the loans the Trust purchases, the Fintech lending platforms have the authority to waive or modify the terms of a consumer loan without the Trust’s consent or allow the postponement of strict compliance with any such term or in any manner grant any other indulgence to any borrower. If the Fintech lending platforms approve a modification to the terms of any consumer loan it may adversely impact the Trust’s revenues.

Borrowers may prepay a loan at any time without penalty, which could reduce the Trust’s returns.

A borrower may decide to prepay all or a portion of the remaining principal amount on a loan at any time without penalty. If the entire remaining unpaid principal amount of a loan is prepaid, the Trust will not receive further interest on the anticipated future loan payments. The Trust may not be able to find another asset for acquisition with a similar rate of return at the time when a consumer loan is prepaid. A significant volume of prepayments might cause a material adverse impact on the Trust’s revenues and the anticipated return on the Trust’s assets.

Any significant disruption in service on the Fintech lending platforms or in their computer systems, including events beyond the Trust’s control, could prevent the Trust from receiving payments on loans, reduce the attractiveness of their platforms and result in a loss of borrowers.

In the event of a platform outage and physical data loss experienced by the Fintech lending platforms on which the Trust relies, the ability of the Fintech lending platforms to perform their servicing obligations, process applications or make loans available on their platforms would be materially and adversely affected. The satisfactory performance, reliability and availability of their technology and their underlying network infrastructure are critical to the Trust’s operations and the Trust’s ability to acquire consumer loans and related assets.

Any interruptions or delays in the service of Fintech lending platforms, whether as a result of third-party error, their error, the Advisor’s, the Sub-Advisor’s or any other service provider’s error (on behalf of the Trust), natural disasters or security breaches, whether accidental or willful, would have an adverse effect on the Trust’s business, results of operations, financial condition and prospects. Additionally, in the event of damage or interruption, the Trust’s insurance policies may not adequately compensate the Trust for any losses that the Trust may incur. These factors could prevent the Trust’s service providers from processing or posting payments on the loans, damage the Trust’s reputation, divert the attention of the Advisor’s or the Sub-Advisor’s employees, reduce the Trust’s revenue and subject the Trust to liability, any of which could adversely affect the Trust’s business, financial condition and results of operations.

The platforms and internal systems of Fintech lending platforms rely on software that is highly technical, and if it contains undetected errors, their business could be adversely affected.

The platforms and internal systems of Fintech lending platforms rely on software that is highly technical and complex. In addition, their platforms and internal systems depend on the ability of such software to store, retrieve, process and manage immense amounts of data. The software on which the Trust relies may now or in the future contain undetected errors or bugs. Some errors may only be discovered after the code has been released for external or internal use. Errors or other design defects within the software on which they rely may result in a negative experience for borrowers, delay introductions of new features or enhancements, result in errors or compromise the Trust’s ability to protect borrower or investor data. Any errors, bugs or defects discovered in the software on which they rely could result in harm to the Trust’s reputation, loss of borrowers, loss of revenue or liability for damages, any of which could adversely affect the Trust’s business and financial results.

The ability of the Fintech lending platforms to attract borrowers to, and build trust in, their marketplace is significantly dependent on their ability to effectively evaluate a borrower’s credit profile and likelihood of default. To conduct this evaluation, Fintech lending platforms utilize credit decisioning and scoring models that assign each loan offered on their marketplace a grade and a corresponding interest rate. The credit decisioning and scoring models are usually based on algorithms that evaluate a number of factors, including transactional data, which may not effectively predict future loan losses. If the Fintech lending platforms are unable to effectively segment borrowers into relative risk profiles, they may be unable to offer attractive interest rates for borrowers and returns for investors, including the Trust. The Fintech lending platforms typically refine these algorithms based on new data and changing macro and economic conditions. If any of these credit decisioning and scoring models contain programming or other errors, are ineffective or the data provided by borrowers or third parties is incorrect or stale, their loan pricing and approval process could be negatively affected, resulting in mispriced or misclassified loans or incorrect approvals or denials of loans. If these errors were to occur, borrowers may seek to revise the terms of their loans or reduce their use of Fintech lending. Any incorrect evaluation by the Fintech lending platforms of borrowers’ credit profiles and likelihood of default could result in harm to the Trust’s reputation, loss of borrowers or loss of revenue, any of which could adversely affect the Trust’s business and operating results.

In the future, if the Trust acquires indirect participations in private credit assets, this could expose the Trust to additional risks.

At present the Trust plans to acquire all of its interests in private credit assets through outright purchases. However, in the future, the Trust may acquire interests in loans either directly by way of assignment or indirectly via participation in a majority-owned special purpose vehicle. The purchaser by an assignment of a loan obligation typically succeeds to all the rights and obligations of the selling institution and becomes a lender under the loan or credit agreement with respect to the debt obligation. In contrast, participations acquired by the Trust in a portion of a debt obligation held by a selling institution typically result in a contractual relationship only with such selling institution, not with the borrower. The Trust would have the right to receive payments of principal, interest and any fees to which it is entitled under the participation only from the selling institution and only upon receipt by the selling institution of such payments from the obligor. In purchasing a participation, the Trust generally will have no right to enforce compliance by the obligor with the terms of the loan. As a result, the Trust would assume the credit risk of both the borrower and the selling institution. In the event of the insolvency of the selling institution, the Trust will be treated as a general creditor of the selling institution in respect of the participation and may not benefit from any set-off between the selling institution and the obligor.

The Trust may not be able to successfully use securitizations as part of its financing and growth strategy, which could limit potential future sources of financing and could inhibit the growth of the Trust’s business.

In the future the Trust may use securitizations as part of its financing and growth strategy, and the Advisor and the Sub-Advisor believe that there are attractive opportunities to utilize securitizations in several ways. The Trust may contribute loans to a securitization arranged by another party in exchange for cash and interests in the securitization. The Trust may also sponsor securitizations and receive contributions of loans from other parties, which may provide the Trust with the opportunity to earn fees from the contributing parties and supply the risk retention capital required by the risk retention provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Trust may also purchase equity interests from arrangers of securitizations or other parties that include the Trust’s target loan types. The inability to consummate such securitizations could require the Trust to seek other forms of potentially less attractive financing or to liquidate assets at an inopportune time or price, which could have a material and adverse effect on the Trust’s business, financial condition and results of operations.

Securitizations may expose the Trust to additional risks.

The Trust expects to structure securitization transactions either as financing transactions or sales for the purpose of U.S. generally accepted accounting principles. In each such transaction, the Trust expects to convey a pool of assets to a special purpose vehicle that will act as the issuing entity. The issuing entity will issue one or more classes of non-recourse notes pursuant to the terms of an indenture. The notes will be secured by a pool of assets. In exchange for the transfer of assets to the issuing entity, the Trust will receive the cash proceeds of the sale of the non-recourse notes and a 100% interest in the equity of the issuing entity. By its design, the issuing entity employs a high degree of internal structure leverage. The Trust retains an equity interest in the issuing entity that is subordinate to the notes issued to investors. Generally, the Trust will receive the excess of the interest income and principal received on the pool of assets over the interest expense and principal paid on the notes according to the terms of the respective indenture. The Trust’s cash flow received is subordinate to payments due on the notes. As a result, the Trust’s net interest income and related cash flows will vary based on the performance of the pool of assets. Due to the subordinate position of the Trust’s equity interest, the Trust expects to absorb all of the losses sustained with respect to each securitized pool of assets before the owners of the notes experience any losses, which might magnify the Trust’s exposure to losses on such assets and disrupt the Trust’s expected cash flows from the notes, which could have an adverse impact on the Trust’s business.

The Trust may be more susceptible than a more diversified business to being adversely affected by any single corporate, economic, political or regulatory occurrence.

The Trust’s assets are concentrated in the consumer and small business lending sectors in the United States, and the Trust principally invests in private credit assets generated by U.S.-based Fintech lending platforms. The degree to which the Trust’s business is concentrated in consumer and small business loans makes the Trust more susceptible than a more diversified business to being adversely affected by any single corporate, economic, political or regulatory occurrence. In particular, because the Trust’s portfolio is concentrated in consumer and small business loans sourced through Fintech lending platforms and related assets in the United States, the Trust is susceptible to a risk of significant loss if there is a generalized decline in the creditworthiness of consumers and small businesses, whether due to economic, regulatory or other reasons. In addition, given the limited number of Fintech lending platforms operating in this market, the Sub-Advisor sources loans from a limited number of Fintech lending platforms. This concentration makes the Trust susceptible to the risk that one or more of these Fintech lending platforms may be unable or unwilling to originate loans for purchase by the Trust or may increase the prices or fees they charge the Trust for purchasing loans. The occurrence of any of these factors could have a material adverse effect on the Trust’s business, financial condition and results of operations.

The Trust’s investment in ABS could expose the Trust to risks that differ from or are greater than risks associated with other types of investments.

The Trust may invest in pass-through certificates, securitization vehicles or other special purpose entities that hold private credit assets, or collectively ABS. ABS may involve risks that differ from or are greater than risks associated with other types of investments. For example, such ABS may be more sensitive to changes in prevailing interest rates than other securities. In addition, prepayment on the underlying assets may have the effect of shortening the weighted average maturity of the portfolio assets of such entities and may lower their return. The ABS in which the Trust may invest are also subject to risks associated with their structure and the nature of the underlying assets and the servicing of those assets. For this reason, many of the other risks described herein are relevant to the ABS to which the Trust has exposure. There is risk that the underlying debt securities will default and that recovery on repossessed collateral, if any, might be unavailable or inadequate to support payments on the underlying investments. Payment of interest and repayment of principal on ABS, as well as the return associated with an equity investment in an ABS, is largely dependent upon the cash flows generated by the underlying private credit assets backing the securities. For example, the novel coronavirus (“COVID-19”) pandemic impacted loan repayment and default rates. The risks and returns for investors in ABS depend on the tranche in which the investor holds an interest. The debt tranche(s) are entitled to receive payment before the equity if the cash flow generated by the underlying assets is insufficient to allow the vehicle to make payments on all of the tranches. The debt tranche(s), therefore, may receive higher credit ratings (if rated) and the equity tranche may be considered more speculative. Many ABS in which the Trust may invest may be difficult to value and may be deemed illiquid. ABS may have the effect of magnifying the Trust’s exposure to changes in the value of the underlying assets and may also result in increased volatility in the Trust’s NAV. This means the Trust may have the potential for greater gains, as well as the potential for greater losses, than if the Trust owned the underlying asset directly. The value of an investment in the Trust may be more volatile and other risks tend to be compounded if and to the extent that the Trust is exposed to ABS. In the event that the market for ABS experiences high volatility and a lack of liquidity, the value of many ABS may decline. Any mishandling of related documentation by a servicer may also affect the rights of the security holders in and to the underlying collateral.

Risk Factors Related to the Trust and the Shares

The Trust has no operating history upon which investors can evaluate the Trust’s performance and may not operate successfully in the future or generate sufficient revenue to make or sustain distributions to the shareholders.

The Trust was formed as a Delaware statutory trust on December 11, 2024, and has no operating history. There can be no assurance that the Trust will be able to operate its business successfully or implement its strategies described in this prospectus. The Trust’s results of operations depend on many factors, including the performance of the Advisor and the Sub-Advisor, the availability of opportunities to acquire the Trust’s target assets, the valuation of the Trust’s assets, the availability of capital and terms of financing, if any, that the Trust may seek to utilize, conditions in the private credit market and general economic conditions. Accordingly, there can be no assurance that the Trust will be able to achieve its objectives, including the generation of sufficient revenue to make or sustain distributions to the shareholders.

The Trust has not yet identified any specific private credit assets it may acquire with the net proceeds of this offering.

The Trust has not yet identified any specific private credit assets it may acquire with the net proceeds of this offering and as a result, investors will not be able to evaluate any proposed acquisitions before purchasing the Shares. Additionally, the consumer and small business loans sourced through Fintech lending platforms and related assets acquired by the Trust will be selected by the Advisor and the Sub-Advisor. Shareholders will not have input into the decisions to acquire such assets and, as a result, the Trust may use the proceeds from this offering to acquire assets with which you may not agree.

Until appropriate assets can be identified for acquisition, the Trust may deploy the net proceeds of this offering in interest-bearing short-term assets, including U.S. treasuries, shares of ETFs that hold U.S. treasuries and other interest-bearing, short-term assets. These initial assets are expected to provide a lower net return than the Trust will seek to achieve from the private credit assets the Trust intends to acquire. The Advisor and the Sub-Advisor intend to conduct due diligence with respect to each prospective asset and suitable acquisition opportunities may not be immediately available. Even if opportunities are available, there can be no assurance that the Advisor’s or the Sub-Advisor’s due diligence processes will uncover all relevant facts or that the acquisition of any asset will be successful. The Trust’s failure to deploy the net proceeds of this offering effectively or find assets that meet the Trust’s investment criteria in sufficient time or on acceptable terms could result in unfavorable returns, could cause a material adverse effect on the Trust’s business, financial condition, liquidity, results of operations and ability to make distributions to shareholders, and could cause the value of Shares to decline.

The Trust’s inability to manage future growth effectively could have an adverse impact on the Trust’s financial condition and results of operations.

The Trust’s ability to achieve its objectives will depend on its ability to grow, which will depend, in turn, on the Advisor’s and the Sub-Advisor’s ability to identify and recommend loans for potential acquisition by the Trust consistent with the Trust’s investment guidelines and to selectively determine, on the Trust’s behalf, which loans to acquire after evaluating such loans against the Trust’s target return objectives. Any failure to effectively manage the Trust’s future growth could have a material and adverse effect on the Trust’s business, financial condition and results of operations.

The Trust may be negatively impacted by adverse economic conditions.

The Trust may be materially affected by market, economic and political conditions in the United States and globally and in the markets in which the Trust operates, including conditions affecting interest rates, the availability of credit, energy costs and oil prices, unemployment rates and residential home values, any of which factors may affect borrower willingness to seek loans. Increases in interest rates could particularly have an adverse effect on the Trust’s business to the extent such an increase results in fewer debt refinancing opportunities for consumers.

For example, global financial markets experienced considerable declines in the valuations of debt and equity securities, an acute contraction in the availability of credit and the failure of a number of leading financial institutions as a result of the 2008 financial crisis and the COVID-19 pandemic. In response, certain government bodies and central banks worldwide, including the U.S. Treasury Department and the U.S. Federal Reserve, undertook unprecedented intervention programs. To the extent the economic conditions that existed in the United States during and following the financial crisis and the COVID-19 pandemic were to recur, such economic conditions may adversely impact the Trust’s business, financial condition and results of operations. A similar financial crisis or epidemic or pandemic could negatively impact the willingness of borrowers to participate on the Fintech lending platforms, which would significantly reduce the supply of private credit loans. Adverse economic conditions could reduce the number of qualified buyers seeking loans on the Fintech lending platforms, and the ability of borrowers to make payments on outstanding loans, resulting in higher default rates by borrowers, which would have an adverse effect on the Trust’s business, financial condition, results of operations and prospects. In addition, at any time, and particularly during economic downturns or periods of market volatility, the terms of any private credit assets that the Trust acquires, including the interest rate, timing of payments or the overall amount to be repaid, may be modified in the discretion of the Fintech lending platforms or by operation of federal, state or local law or regulation in order to provide relief to borrowers experiencing financial hardship. Any such loan modification or forbearance may result in less favorable terms for the Trust and could adversely affect the Trust’s performance by, among other things, postponing the receipt of payments by the Trust or reducing the overall amount to be repaid by the borrower. Further, the Trust has elected to record the Trust’s private credit assets at fair value. As a result, volatility in the capital markets may have a material adverse effect on the Trust’s private credit asset valuations even if the Trust plans to hold the assets to maturity. Should any of these situations occur, the Trust’s revenue and transactions would decline and the Trust’s business would be negatively impacted.

The Trust may incur debt in the future, which may adversely affect the Trust’s financial condition and results of operations.

Initially, the Trust does not expect to use leverage to finance the acquisition of the Trust’s assets. However, the Trust may in the future use leverage to enhance its returns to the shareholders or manage the liquidity of its portfolio including, if necessary or desirable, to satisfy redemption requests. The incurrence of debt could have a variety of negative effects, including:

●	default and foreclosure on the Trust’s private credit portfolio if the Trust’s revenue is insufficient to repay debt obligations;

●	acceleration of obligations to repay the indebtedness (or other outstanding indebtedness), even if the Trust makes all principal and interest payments when due, if the Trust breaches any covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

●	the Trust’s inability to obtain necessary additional financing if the agreements governing the Trust’s indebtedness contain covenants restricting its ability to obtain such financing while the indebtedness is outstanding;

●	diverting a substantial portion of cash flow to pay principal and interest on such debt, which would reduce the funds available for expenses, capital expenditures, acquisitions and other general corporate purposes; and

●	the terms of any debt the Trust incurs may impose financial and operating covenants that restrict the Trust’s business activities, including limitations that could hinder the Trust’s ability to finance additional loans and investments, to make distributions to the shareholders or make the Trust’s business less responsive and adaptable to changes in the markets in which the Trust operates.

Although the Trust is not restricted by any regulatory requirements to maintain its leverage ratio at or below any particular level, the amount of leverage the Trust may employ for particular assets will depend upon the availability of particular types of financing and the Advisor’s assessment of the credit, liquidity, price volatility and other risks of those assets and financing counterparties. The Trust intends to use leverage for the primary purpose of financing its portfolio and not for the purpose of speculating on changes in interest rates. In general, the Trust expects that its total leverage (defined as total debt divided by total equity) will vary between 0% to 30% of shareholders’ equity. However, there can be no guarantee that the Trust’s total leverage will not be greater than or less than such expectation. In the event the Trust uses leverage in the future, it will notify investors via a prospectus supplement, current report on Form 8-K or annual or quarterly reports, as applicable, and/or on the Trust’s website.

Leverage is generally considered a speculative investment technique. The Trust’s ability to service any debt that it incurs will depend largely on its financial performance and will be subject to prevailing economic conditions and the performance of its business. The use of leverage would magnify the potential for gain or loss on amounts invested in the Trust and will increase the risk of investing in the Shares. The occurrence of any of these risks could materially adversely affect the Trust’s business, financial condition or results of operations.

The Trust may use leverage opportunistically or not at all and may choose to increase or decrease its leverage.

The Trust may use different types or combinations of leveraging instruments in the future based on the Advisor’s assessment of market conditions and the investment environment, including bank credit facilities (including term loans and revolving facilities), warehouse facilities and loan securitizations. The Trust may use leverage when the Advisor believes that the potential return on the assets acquired through the use of leverage is likely to exceed the costs incurred in connection with the use of leverage. By leveraging the Trust’s private credit asset portfolio, the Trust may create an opportunity for increased net income and capital appreciation. However, the use of leverage also involves significant risks and expenses, which will be borne entirely by the shareholders, and the Trust’s leverage strategy may not be successful. For example, the more leverage is employed, the more likely a substantial change will occur in the shareholders’ equity. Accordingly, any event that adversely affects the value of an asset would be magnified to the extent leverage is utilized. The Trust may also use borrowings to manage the liquidity of its portfolio including, if necessary or desirable, to satisfy redemption requests, or for temporary, emergency or other purposes. Leverage creates risks, which may adversely affect the return for the shareholders, including:

●	the likelihood of greater volatility with respect to the gross assets underlying the Shares and the market price of the Shares;

●	fluctuations in the interest rates on borrowings and short-term debt;

●	increased operating costs, which may reduce the total return to the shareholders;

●	the fees and expenses attributed to leverage will be borne by the shareholders; and

●	the potential for a decline in the value of an investment acquired through leverage, while the Trust’s obligations under such leverage remain fixed.

To the extent the income derived from assets purchased with funds received from leverage exceeds the cost of leverage, the Trust’s return will be greater than if leverage had not been used. Conversely, if the income from the assets purchased with such funds is not sufficient to cover the cost of leverage or if the Trust incurs capital losses, the Trust’s return will be less than if leverage had not been used, and therefore the amount available for distribution to the shareholders will be reduced or potentially eliminated. The Advisor may determine to maintain the leveraged position if it expects that the long-term benefits to the shareholders of maintaining the leveraged position will outweigh the current reduced return. The Trust may be required to maintain minimum average balances in connection with borrowings or to pay a commitment or other fee to maintain a line of credit; either of these requirements will increase the cost of borrowing over the stated interest rate. All costs of offering and servicing any leverage instrument will be borne entirely by the shareholders. The interests of persons with whom the Trust enters into leverage arrangements (such as bank lenders) will not necessarily be aligned with the interests of the shareholders and such persons will generally have claims on the Trust’s assets that are senior to those of the shareholders.

In connection with a credit facility, any lender may impose specific restrictions as a condition to borrowing. The credit facility fees may include, among other things, upfront structuring fees and ongoing commitment fees (including fees on amounts undrawn on the facility) in addition to the traditional interest expense on amounts borrowed. The credit facility may involve a lien on the Trust’s assets. Covenants contained in the facilities governing the Trust’s debt would also likely limit the Trust’s ability to pay distributions in certain circumstances, incur additional debt, change the Trust’s objectives and investment guidelines and engage in certain transactions, including mergers and consolidations. Such restrictions could cause the Advisor to make different investment decisions than if there were no such restrictions and could limit the ability of the shareholders to change the Trust’s objectives and investment guidelines.

The Trust’s willingness to utilize leverage, and the amount of leverage the Trust will assume, will depend on many factors, the most important of which are market conditions and interest rates. Successful use of a leveraging strategy may depend on the Trust’s ability to predict correctly interest rates and market movements, and there is no assurance that a leveraging strategy will be successful during any period in which it is employed. Any leveraging of the Shares cannot be achieved until the proceeds resulting from the use of leverage have been invested in accordance with the Trust’s objectives and policies.

The Trust will rely on the information and technology systems of the Advisor, the Sub-Advisor, the Trustee, the custodians and the Trust’s other service providers and counterparties (referred to herein as the “Service Providers”), each of which could be directly or indirectly adversely affected by information systems interruptions, cybersecurity incidents or other disruptions, which in turn could have a material adverse effect on the Trust.

The Trust and the Service Providers are susceptible to operational, information security and related cybersecurity risks both directly and through their own service providers. Cyber incidents can result from deliberate attacks or unintentional events. They include, but are not limited to, gaining unauthorized access to systems, corrupting or destroying data, and causing operational disruption. Geopolitical tensions may increase the scale and sophistication of deliberate attacks, particularly those from nation-states or from entities with nation-state backing.

Cybersecurity incidents may cause disruptions and impact business operations. They may result in any of the following: financial losses (including loss or theft of Trust assets), interference with the Trust’s ability to calculate its NAV, disclosure of confidential information, impediments to trading, submission of erroneous trades or erroneous creation or redemption orders, the inability of the Trust or the Service Providers to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and other legal and compliance costs. In addition, cyber incidents may render records of Trust assets and transactions, shareholder ownership of the Shares, and other data integral to the functioning of the Trust inaccessible, inaccurate or incomplete. The Trust may incur substantial costs in order to resolve or prevent cyber incidents.

The Advisor is responsible for the oversight and overall management of the Trust. Although the Advisor has implemented policies and controls, and takes protective measures involving significant expense, to prevent and address potential data breaches, inadvertent disclosures, increasingly sophisticated cyber-attacks and cyber-related fraud, there can be no assurance that any of these measures proves fully effective. In addition, a successful cyber-attack may persist for an extended period of time before being detected, and it may take a considerable amount of time for an investigation to be completed and the severity and potential impact to be known. Furthermore, the Trust cannot control the cybersecurity plans and systems of its Service Providers. The Trust and its shareholders could be negatively impacted as a result.

The Trust’s results may fluctuate significantly and may not fully reflect the underlying performance of the Trust’s business.

The Trust’s results of operations, including the levels of its operating revenue, expenses and other key metrics, may vary significantly in the future and period-to-period comparisons of the Trust’s results of operations may not be meaningful. Accordingly, the results for any one quarter are not necessarily an indication of future performance. The Trust’s financial results may fluctuate due to a variety of factors, some of which are outside of the Trust’s control and, as a result, may not fully reflect the underlying performance of the Trust’s business. Fluctuation in results may adversely affect the price of the Shares. Factors that may cause fluctuations in the Trust’s financial results include:

●	the Trust’s ability to source private credit assets through Fintech lending and other digital platforms and maintain relationships with Fintech lending platforms;

●	fluctuations in the volume of assets that the Trust acquires, the credit quality of such assets, the Trust’s asset mix and the marketing channels through which the assets are sourced;

●	changes in the fair value of the Trust’s portfolio of private credit assets;

●	the amount and timing of the Trust’s operating expenses;

●	the maintenance and expansion of the Trust’s business, operations and infrastructure;

●	general economic, industry and market conditions, including the degree to which the Trust encounters competition in the Trust’s market; and

●	network outages or security breaches.

In addition, the Trust measures its private credit assets at fair value on a daily basis, and economic events, market conditions and events affecting the fair value of the Trust’s private credit assets can result in quarter-to-quarter mark-downs and mark-ups of the value of private credit assets that collectively can materially affect the Trust’s financial condition and results of operations.

Fraudulent activity, misconduct and errors by the Advisor’s and the Sub-Advisor’s employees and those of Fintech lending platforms, the Service Providers and others could harm the Trust’s business and reputation.

The Trust is subject to many types of operational risk, including the risk of fraudulent activity, misconduct and errors by the Advisor’s and the Sub-Advisor’s employees and those of Fintech lending platforms, the Service Providers and others such as issuing banks, borrowers and third parties handling borrower information. The Trust’s business depends on the Sub-Advisor’s and the Sub-Advisor’s employees, Fintech lending platforms and the Service Providers to process a large number of increasingly complex transactions, including financial transactions that involve significant dollar amounts and loan transactions that involve the use and disclosure of personal and business information. The Trust could be materially adversely affected if financial transactions were redirected, misappropriated or otherwise improperly executed, personal and business information was disclosed to unintended recipients or an operational breakdown or failure in the processing of other transactions occurred, whether as a result of human error, a purposeful sabotage or a fraudulent manipulation of the Trust’s operations or systems. In addition, the manner in which the Trust stores and uses certain personal information of borrowers and the manner in which such information is stored and used on the Fintech lending platforms and the Service Providers is governed by various federal and state laws. If any of the Advisor’s and the Sub-Advisor’s employees, Fintech lending platforms or the Service Providers take, convert or misuse funds, documents or data or fail to follow protocol when interacting with borrowers, the Trust could be liable for damages and subject to regulatory actions and penalties. The Trust could also be perceived to have facilitated or participated in the illegal misappropriation of funds, documents or data, or the failure to follow protocol, and therefore be subject to civil or criminal liability.

It is not always possible to identify and deter misconduct or errors by the Advisor’s and the Sub-Advisor’s employees, Fintech lending platforms or the Service Providers, and the precautions taken to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses. The Trust’s resources, technologies and fraud prevention tools, and those of Fintech lending platforms and the Service Providers, may be insufficient to accurately detect and prevent fraud or other unauthorized activity. Successful Fintech lending platforms must effectively manage the risks of bad actors and fraud. The Sub-Advisor performs detailed due diligence to assess the origination threats and process or policy countermeasures. To the degree that borrower fraud can be successfully detected and assessed, the Sub-Advisor’s agreements with Fintech lending platforms may provide for compensation, repayment provisions, or loss protection. Notwithstanding these provisions, the level of the Trust’s fraud charge-offs and results of operations could be materially adversely affected if fraudulent activity were to significantly increase. High-profile fraudulent activity or significant increases in fraudulent activity could lead to regulatory intervention, negatively impact the Trust’s results of operations, brand and reputation and lead the Trust to take steps to reduce fraud risk, which could increase the Trust’s costs. Any of these occurrences could result in the diminished ability to operate the Trust, potential liability, reputational damage, regulatory intervention and financial harm, which could negatively impact the Trust’s business, financial condition and results of operations.

The Trust’s financial condition and results of operations depend on the Advisor’s and the Sub-Advisor’s ability to effectively manage and deploy capital.

The Trust’s ability to achieve the Trust’s objectives depends on the Advisor’s and the Sub-Advisor’s ability to effectively manage and deploy capital, which depends, in turn, on the Advisor’s and the Sub-Advisor’s ability to identify, evaluate and monitor, and the Trust’s ability to acquire, private credit assets that meet the Trust’s investment criteria.

Accomplishing the Trust’s objectives on a cost-effective basis is largely a function of the Advisor’s and the Sub-Advisor’s handling of the acquisition process, their ability to provide competent, attentive and efficient services and the Trust’s access to opportunities to acquire assets that offer acceptable terms, either in the primary or secondary markets. Even if the Trust is able to grow and build upon its investment operations, any failure to manage its growth effectively could have a material adverse effect on the Trust’s business, financial condition, results of operations and prospects. The Trust’s results of operations will depend on many factors, including the availability of opportunities for investment, readily accessible short and long-term funding alternatives in the financial markets and economic conditions. Furthermore, if the Trust cannot successfully operate the Trust’s business or implement the Trust’s objectives, investment guidelines and strategies as described in this prospectus, it could adversely impact the Trust’s ability to pay distributions.

The Trust will be reliant on the Advisor and the Sub-Advisor continuing to serve as the Advisor and the Sub-Advisor.

The Advisor and the Sub-Advisor will select and manage the Trust’s assets. Consequently, the Trust’s success will depend, in large part, upon the skill and expertise of the Advisor’s and the Sub-Advisor’s professional personnel. There can be no assurance that the professional personnel of the Advisor and the Sub-Advisor will continue to serve in their current positions or continue to be employed by the Advisor and the Sub-Advisor. The Trust’s success will be dependent upon the services of the Advisor and the Sub-Advisor. There can be no assurance that such services will be available for any length of time beyond the       day notice period for termination of the advisory agreement (the “Advisory Agreement”) by the Advisor or the Sub-Advisory Agreement by the Sub-Advisor. In addition, there can be no assurance that the Advisor or the Sub-Advisor will continue indefinitely as the Trust’s investment adviser and sub-adviser.

The Trust will depend upon key personnel of the Advisor and the Sub-Advisor, the loss of one or more of which could adversely affect the Trust’s ability to manage its business.

The Trust will be externally managed; therefore, the Trust will not have any internal management capacity or employees. The Trust will depend to a significant degree on the diligence, skill and network of business contacts of the senior management team and other key personnel of the Advisor and the Sub-Advisor to achieve the Trust’s objectives, who may be difficult to replace. The Trust expects that the Advisor and the Sub-Advisor will evaluate, negotiate, structure, close and monitor the Trust’s acquisitions in accordance with the terms of the Advisory Agreement and the Sub-Advisory Agreement.

The Trust will also depend upon the senior management team of the Advisor and the Sub-Advisor to maintain relationships with sources of potential acquisitions, and the Trust intends to rely upon these relationships to provide the Trust with potential acquisition opportunities. There can be no assurance that these individuals will continue to provide indirect acquisitions advice to the Trust. If these individuals, including the members of the senior management team of the Advisor and the Sub-Advisor, do not maintain their existing relationships or develop new relationships with other sources of acquisition opportunities, the Trust may not be able to grow the Trust’s portfolio of private credit assets. In addition, individuals with whom the senior professionals of the Advisor and the Sub-Advisor have relationships are not obligated to provide the Trust with acquisition opportunities. Therefore, there can be no assurance that such relationships will generate acquisition opportunities for the Trust.

Under certain circumstances, the Advisor or the Sub-Advisor can resign on       days’ notice from its role as the Advisor or the Sub-Advisor, respectively, and the Trust may not be able to find a suitable replacement within that time, resulting in a disruption in the Trust’s operations that could adversely affect the Trust’s financial condition, business, and results of operations and cash flows.

Each of the Advisory Agreement and the Sub-Advisory Agreement gives each of the Advisor and the Sub-Advisor the right, upon the occurrence of certain events including the Trust’s material breach of the Advisory Agreement and the Sub-Advisory Agreement, respectively, the expiration of the initial term or renewal term of the Advisory Agreement and the Sub-Advisory Agreement, respectively, to resign after giving not less than       days’ written notice, whether the Trust has found a replacement or not. If the Advisor and/or the Sub-Advisor resigns, the Trust may not be able to find a new Advisor and/or Sub-Advisor or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms within       days, or at all. If the Trust is unable to do so quickly, the Trust’s operations are likely to experience a disruption, the Trust’s financial condition, business and results of operations as well as the Trust’s ability to pay distributions are likely to be adversely affected and the market price of the Shares may decline. In addition, the coordination of the Trust’s internal management and acquisition activities is likely to suffer if the Trust is unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by the Advisor or the Sub-Advisor. Even if the Trust is able to retain comparable management, whether internal or external, the integration of such management and its lack of familiarity with the Trust’s objective may result in additional costs and time delays that may adversely affect the Trust’s business, financial condition, results of operations and cash flows.

The Trust is an “emerging growth company” and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Shares less attractive to investors.

The Trust is an “emerging growth company” as defined in the JOBS Act. For as long as the Trust continues to be an emerging growth company it may choose to take advantage of certain exemptions from various reporting requirements applicable to other public companies but not to emerging public companies, which include, among other things:

●	exemption from the auditor attestation requirements under Section 404(b) of the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in the Trust’s periodic reports and audited financial statements in this prospectus;

●	exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on “golden parachute” compensation; and

●	exemption from any rules requiring mandatory audit firm rotation and auditor discussion and analysis and, unless otherwise determined by the SEC, any new audit rules adopted by the Public Company Accounting Oversight Board.

The Trust could be an emerging growth company until the last day of the fiscal year following the fifth anniversary after its initial public offering, or until the earliest of (1) the last day of the fiscal year in which it has annual gross revenue of $1.235 billion or more, (2) the date on which it has, during the previous three year period, issued more than $1 billion in non-convertible debt or (3) the date on which it is deemed to be a large accelerated filer under the federal securities laws. The Trust will qualify as a large accelerated filer as of the first day of the first fiscal year after it has (A) more than $700 million in outstanding equity held by nonaffiliates, (B) been public for at least 12 months and (C) filed at least one annual report on Form 10-K.

In addition, the Trust is a “smaller reporting company,” as such term is defined in the Exchange Act. As a smaller reporting company, the Trust is also eligible to take advantage of certain exemptions from various reporting and disclosure requirements that are applicable to public companies that are not smaller reporting companies. To the extent that the Trust continues to qualify as a smaller reporting company after it ceases to qualify as an emerging growth company, certain of the exemptions available to the Trust as an emerging growth company may continue to be available to the Trust as a smaller reporting company, including: (1) scaled executive compensation disclosures and (2) the requirement to provide only two years of audited financial statements, instead of three years.

In addition, so long as the Trust is externally managed by the Advisor and the Sub-Advisor and the Trust does not directly compensate its executive officers, or reimburse the Advisor, the Sub-Advisor or their respective affiliates for salaries, bonuses, benefits and severance payments for persons who also serve as one of the Trust’s executive officers or as an executive officer of the Advisor or the Sub-Advisor, the Trust does not have any executive compensation, making the exemptions listed in the third bullet above generally inapplicable.

The Trust cannot predict if investors will find an investment in the Trust less attractive if it relies on these exemptions.

The Trust’s financial statements may not be comparable to those of companies that comply with new or revised accounting standards.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Trust has elected to take advantage of the benefits of the extended transition period that Section 107 of the JOBS Act provides an emerging growth company, as provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. The Trust’s financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards by public company effective dates. The Trust cannot predict if investors will find the Shares less attractive because the Trust may rely on this exemption. If some investors find the Shares less attractive as a result, there may be a less active trading market for the Shares and the per Share price may be more volatile.

There is a risk that the shareholders may not receive distributions or that the Trust’s distributions may not grow or may be reduced over time.

Following an initial ramp-up period of between       and       months, the Trust intends to make distributions on a monthly basis to the shareholders out of assets legally available for distribution. However, there can be no assurance that the Trust will achieve operating results that will allow the Trust to make a specified level of cash distributions or year-to-year increases in cash distributions. The Trust is under no obligation to distribute a certain amount, or any, of its cash available for distribution to the shareholders and the Trust may choose to reinvest available cash in additional assets or retain cash as part of its liquidity and risk management strategy, rather than make distributions to the shareholders. Regardless of whether a shareholder has received any distributions from the Trust, it will be required to take into account its allocable share of the Trust’s income, gain, loss, deduction and credit for the Trust’s taxable year for U.S. federal income tax purposes.

The market price for the Shares may differ from their most recent NAV per Share.

The Shares may trade at, above or below their most recent NAV per Share. The NAV per Share is calculated at the end of each business day and fluctuates with changes in the market valuations of the Trust’s assets. The trading price of the Shares fluctuates continuously throughout trading hours based on, among other factors, both market supply of and demand for the Shares. As a result, the trading prices of the Shares may deviate significantly from the NAV per Share during periods of market volatility, including during periods of significant redemption requests or other unusual market conditions. As a result, the price you receive upon the sale of your Shares may be significantly less than their NAV per Share.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants.

Only an Authorized Participant may engage in creation and redemption transactions with the Trust, and Authorized Participants are not obligated to engage in creation and/or redemption transactions. The Trust has a limited number of institutions that may act as Authorized Participants and in the event that one or more Authorized Participants withdraws from or ceases participation in creation and redemption activity for any reason, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in a shareholder incurring a loss on their investment in the Shares.

There is no existing market for the Shares and a trading market that will provide shareholders with adequate liquidity may not develop.

Although the Shares will be listed on CBOE, there can be no guarantee that an active trading market for the Shares will develop or be maintained. If shareholders need to sell their Shares at a time when no active market for them exists, the price such shareholders receive for their Shares, assuming that they are able to sell them, will likely be lower than that they would receive if an active market did exist.

Because the Trust expects to effect all of its creations and redemptions for cash, rather than in-kind assets, the Trust may be required to sell its assets at an inopportune time at a loss and not at the same value used to determine the NAV.

The Trust expects to effect all of its creations and redemptions for cash, rather than in-kind assets. Paying redemption proceeds in cash rather than through in-kind delivery of the Trust’s assets may require the Trust to dispose of or sell its assets at an inopportune time to obtain the cash needed to meet redemption orders. This may cause the Trust to sell its assets and recognize a gain or loss that might not have been incurred if the Trust had made a redemption in-kind. Furthermore, the Trust may not be able to execute cash transactions for creation and redemption purposes at the same value used to determine the NAV. To the extent that the maximum additional charge for creation or redemption transactions is insufficient to cover the execution shortfall, the Trust’s performance could be negatively impacted.

The value of the Shares may be influenced by a variety of factors unrelated to the value of the underlying assets.

The value of the Shares may be influenced by a variety of factors unrelated to the value of the underlying assets that the Trust holds. These factors include the following factors:

●	unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares may arise;

●	the Trust could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;

●	the Trust could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the Trust’s account with the custodians, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets; or

●	the Service Providers may default on or fail to perform their obligations or deliver services under their contractual agreements with the Trust, or decide to terminate their relationships with the Trust, for a variety of reasons, which could affect the Trust’s ability to operate.

Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Trust’s assets.

There may be situations where an Authorized Participant is unable to redeem a Basket of Shares, which may adversely affect investors.

The Advisor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which CBOE is closed other than customary weekend or holiday closings, or trading on CBOE is suspended or restricted, (2) for any period during which an emergency exists as a result of which the fulfilment of a redemption request is not reasonably practicable, or (3) for such other period as the Advisor determines to be necessary for the protection of the shareholders.

The Trust generally intends to allocate approximately 20% of its assets to the Liquidity Sleeve. The Trust expects to utilize the assets comprising the Liquidity Sleeve to manage cash flows in and out of the Trust, including cash flows resulting from the redemption of Baskets. However, during periods of significant redemptions, the Liquidity Sleeve may not be sufficient to satisfy all redemption requests received by the Trust. In such event, the Trust may seek to borrow money under a credit facility to satisfy redemption requests, or the Trust may seek to sell its assets and use the cash proceeds from the sale of such assets to satisfy redemption requests. However, there can be no assurance that the Trust will be able to borrow funds under a credit facility, and the Trust may not be able to sell its private credit assets on favorable terms, or at all, due to the relative illiquidity of such assets. If the Trust has difficulty obtaining a credit facility, selling assets or otherwise generating cash to satisfy redemptions, the Advisor may determine that is appropriate to postpone or suspend redemptions until such time as such circumstances are rectified. Any such postponement or suspension could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of an Authorized Participant’s redemption proceeds if the NAV of the Trust declines during the period of delay. None of the Advisor, the Sub-Advisor, the Trustee or the Transfer Agent will be liable to any person or in any way for any loss or damages that may result from any such postponement or suspension. The postponement or suspension of redemptions, as well as creations, may adversely impact how the Shares are traded and arbitraged, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of the Trust’s assets.

If the process of creation and redemption of Baskets encounters any unanticipated difficulties, the possibility for arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the Trust’s NAV per Share may not exist and, as a result, the price of the Shares may fall or otherwise diverge from the NAV per Share.

Investors should be aware that the public trading price of the Shares may be different than the NAV of the Shares, and the price at which an investor may be able to sell Shares at any time, especially during periods of market volatility, may be significantly less than the NAV per Share at the time of sale. However, given that the Shares can be created and redeemed by Authorized Participants in Baskets, the Advisor believes that large discounts or premiums to the NAV per Share should not be sustained over long periods. While the creation and redemption feature is designed to make it likely that Shares will trade close to the NAV per Share, if the processes of creation and redemption of Shares encounter any unanticipated difficulties due to, for example, the insolvency, business failure or interruption, default, failure to perform, security breach, or other problems affecting the Authorized Participants, then potential market participants, such as the Authorized Participants and their customers, who would otherwise be willing to purchase or redeem Baskets (in the case of Authorized Participants) to take advantage of any arbitrage opportunity arising from discrepancies between the trading price of the Shares and the NAV per Share may decide not to engage in such transactions. In certain such cases, as further described in “Description of the Shares and the Trust Agreement—Requirements for Advisor Actions,” the Advisor may suspend the process of creation and redemption of Baskets. During such times, trading spreads, and the resulting premium or discount, on Shares may widen.

The Liquidity Sleeve may cause the Trust to not achieve the desired degree of correlation between its performance and its target return objective.

Under normal circumstances, the Trust expects that private credit assets will generally comprise approximately 80% of the Trust’s portfolio and the Liquidity Sleeve will generally comprise approximately 20% of the Trust’s portfolio. However, the relative percentage of the Trust’s portfolio that comprise private credit assets and the Liquidity Sleeve at any given time may vary based on various factors, including the amount and timing of actual and anticipated creations and redemptions, the amount and timing of payments of interest and principal, as well as loan repayments, on the Trust’s private credit assets, the amount and timing of distributions made by the Trust to the shareholders, the Trust’s ability to identify and acquire private credit assets and the timing of such acquisitions. The Trust does not have a prescribed maximum or minimum permissible deviation from the 20% target allocation for the Liquidity Sleeve. The assets that will comprise the Liquidity Sleeve are expected to generate a lower net return than the Trust will seek to generate from its private credit assets. As a result, in the event the assets comprising the Liquidity Sleeve comprise a greater percentage of the Trust’s overall portfolio than anticipated, or the Trust uses the Liquidity Sleeve to satisfy redemption requests and determines to sell higher yielding private credit assets in order to replenish the Liquidity Sleeve or use cash generated from payments of interest and principal on loans that could otherwise be used to acquire higher yielding private credit assets, the Trust may not achieve the desired degree of correlation between its performance and its target return objective.

The Trust is subject to valuation risk, and investors may be adversely affected by an overstatement or understatement of the Trust’s NAV.

The Trust is subject to valuation risk, which is the risk that the Trust’s assets are priced incorrectly. A substantial majority of the Trust’s assets will be private credit assets for which market quotations are not readily available. The Trust’s assets for which market quotations are not readily available will be valued at their fair value based on prices provided by a third-party valuation service, and the fair values of such assets will be used in determining the Trust’s NAV. There is no single standard for determining the fair value of an asset. Rather, fair value calculations will involve significant professional judgment in the application of both observable and unobservable attributes, and it is possible that the fair value determined for an asset may differ materially from the value that could be realized upon the sale of the asset. Errors in the calculation of the Trust’s NAV may cause the Trust’s NAV to be overstated or understated and may affect the performance of the Trust and the value of an investment in the Shares.

As an owner of Shares, you will not have the rights normally associated with ownership of other types of shares.

Shares are not entitled to the same rights as shares issued by a corporation. By acquiring Shares, you are not acquiring the right to elect directors, to receive dividends, to vote on certain matters regarding the issuer of your Shares or to take other actions normally associated with the ownership of shares. You will only have the limited rights contained in the Trust Agreement and described under “Description of the Shares and the Trust Agreement.”

The Advisor and the Trustee may agree to amend the Trust Agreement without the consent of the shareholders.

The Advisor and the Trustee may agree to amend the Trust Agreement, including to increase the Advisory Fee, without shareholder consent. The Advisor shall determine the contents and manner of delivery of any notice of any Trust Agreement amendment. If an amendment imposes new fees and charges or increases existing fees or charges, including the Advisory Fee (except for taxes and other governmental charges, registration fees or other such expenses), or prejudices a substantial right of shareholders, it will become effective for outstanding Shares 30 days after notice of such amendment is given to registered owners. shareholders that are not registered owners (which most shareholders will not be) may not receive specific notice of a fee increase other than through an amendment to the prospectus. Moreover, at the time an amendment becomes effective, by continuing to hold Shares, shareholders are deemed to agree to the amendment and to be bound by the Trust Agreement as amended without specific agreement to such increase (other than through the “negative consent” procedure described above).

The Trust Agreement includes provisions that limit shareholders’ voting rights and restrict shareholders’ right to bring a derivative action.

Under the Trust Agreement, shareholders generally have no voting rights and the Trust will not have regular shareholder meetings. Shareholders take no part in the management or control of the Trust. Accordingly, shareholders do not have the right to authorize actions, appoint service providers or take other actions as may be taken by shareholders of other trusts or companies where shares carry such rights. The shareholders’ limited voting rights give almost all control under the Trust Agreement to the Advisor. The Advisor may take actions in the operation of the Trust that may be adverse to the interests of shareholders and may adversely affect the value of the Shares.

Moreover, pursuant to the terms of the Trust Agreement, shareholders’ statutory right under Delaware law to bring a derivative action (i.e., to initiate a lawsuit in the name of the Trust in order to assert a claim belonging to the Trust against a fiduciary of the Trust or against a third-party when the Trust’s management has refused to do so) is restricted. Under Delaware law, a shareholder may bring a derivative action if the shareholder is a shareholder at the time the action is brought and either (i) was a shareholder at the time of the transaction at issue or (ii) acquired the status of shareholder by operation of law or the Trust’s governing instrument from a person who was a shareholder at the time of the transaction at issue. Additionally, Section 3816(e) of the Delaware Statutory Trust Act specifically provides that a “beneficial owner’s right to bring a derivative action may be subject to such additional standards and restrictions, if any, as are set forth in the governing instrument of the statutory trust, including, without limitation, the requirement that beneficial owners owning a specified beneficial interest in the statutory trust join in the bringing of the derivative action.” In addition to the requirements of applicable law and in accordance with Section 3816(e), the Trust Agreement provides that no shareholder will have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless (a) two or more shareholders who (i) are not “Affiliates” (as defined in the Trust Agreement) of one another and (ii) collectively hold at least 10% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding, and (b) (i) prior to bringing such action, the shareholder must make a demand upon the Advisor to bring the subject action unless an effort to cause the Advisor to bring such an action is not likely to succeed; and a demand on the Advisor shall only be deemed not likely to succeed and therefore excused if the Advisor has a personal financial interest in the transaction at issue, and the Advisor shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a shareholder demand by virtue of the fact that the Advisor receives remuneration for its service as the Advisor or as a trustee or director of one or more investment companies that are under common management with or otherwise affiliated with the Trust; and (ii) unless a demand is not required under clause (i) of this paragraph, the Advisor must be afforded a reasonable amount of time to consider such shareholder request and to investigate the basis of such claim; and the Advisor shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the shareholder making such request to reimburse the Trust for the expense of any such advisors in the event that the Advisor determines not to bring such action.

Due to this additional requirement, a shareholder attempting to bring or maintain a derivative action in the name of the Trust will be required to locate other shareholders with which it is not affiliated and that have sufficient Shares to meet the 10% threshold based on the number of Shares outstanding on the date the claim is brought and thereafter throughout the duration of the action, suit or proceeding. This may be difficult and may result in increased costs to a shareholder attempting to seek redress in the name of the Trust in court. Moreover, if shareholders bringing a derivative action, suit or proceeding pursuant to this provision of the Trust Agreement do not hold 10% of the outstanding Shares on the date such an action, suit or proceeding is brought, or such shareholders are unable to maintain Share ownership meeting the 10% threshold throughout the duration of the action, suit or proceeding, such shareholders’ derivative action may be subject to dismissal. As a result, the Trust Agreement limits the likelihood that a shareholder will be able to successfully assert a derivative action in the name of the Trust, even if such shareholder believes that he or she has a valid derivative action, suit or other proceeding to bring on behalf of the Trust.

The non-exclusive jurisdiction for certain types of actions and proceedings and waiver of trial by jury clauses set forth in the Trust Agreement may have the effect of limiting a shareholder’s rights to bring legal action against the Trust and could limit a purchaser’s ability to obtain a favorable judicial forum for disputes with the Trust.

The Trust Agreement provides that the courts of the state of Delaware and any federal courts located in Wilmington, Delaware will be the non-exclusive jurisdiction for any claims, suits, actions or proceedings, provided that causes of actions for violations of the Exchange Act or the Securities Act will not be governed by the non-exclusive jurisdiction provision of the Trust Agreement. By purchasing Shares in the Trust, shareholders waive certain claims that the courts of the state of Delaware and any federal courts located in Wilmington, Delaware is an inconvenient venue or is otherwise inappropriate. As such, shareholders could be required to litigate a matter relating to the Trust in a Delaware court, even if that court may otherwise be inconvenient for the shareholder.

The Trust Agreement also waives the right to trial by jury in any such claim, suit, action or proceeding, provided that causes of actions for violations of the Exchange Act or the Securities Act will not be governed by the waiver of the right to trial by jury provision of the Trust Agreement. If a lawsuit is brought against the Trust, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have, including results that could be less favorable to the plaintiffs in any such action. By purchasing Shares in the Trust, shareholders waive a right to a trial by jury which may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Trust.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Advisor, the Sub-Advisor, or the Trustee under the Trust Documents.

Under the Trust Documents, each of the Advisor and the Trustee has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without, depending on the applicable Trust Document, gross negligence, bad faith or willful misconduct on its part. Therefore, the Advisor or Trustee may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the private credit assets holdings of the Trust and the value of the Shares.

The Advisor and/or the Sub-Advisor may not be able to achieve the same or similar returns as those achieved by their respective senior management teams while managing other vehicles. The prior achievements of the Advisor and/or the Sub-Advisor are not necessarily indicative of the Trust’s future results.

Although the Advisor’s and the Sub-Advisor’s senior management teams have experience managing other vehicles, their prior achievements are not necessarily indicative of future results that the Trust will achieve. While the Advisor manages other publicly traded entities, none of such entities focuses primarily on private credit assets, and although the Sub-Advisor manages other vehicles that focus primarily on private credit assets, none of such vehicles is a publicly traded entity. Accordingly, the prior performance of other vehicles managed by the Advisor and the Sub-Advisor may not be indicative of the performance that the Trust will achieve and there can be no assurance that the Trust will be able to achieve the results realized by other vehicles managed by the Advisor’s or the Sub-Advisor’s senior management teams.

Termination or non-renewal of the Advisory Agreement and/or the Sub-Advisory Agreement, even for poor performance, could be difficult and costly, including as a result of termination fees, and may cause the Trust to be unable to execute the Trust’s business plan.

Termination or non-renewal of the Advisory Agreement and/or the Sub-Advisory Agreement, even for poor performance, could be difficult and costly. Each of the Advisory Agreement and the Sub-Advisory Agreement provides that the Trust may terminate the Advisory Agreement and the Sub-Advisory Agreement, respectively, only for cause (as defined in the corresponding agreement). If the Trust terminates the Advisory Agreement or elect not to renew it, or if the Advisor terminates its agreement because of a material breach of the agreement by the Trust, the Trust must pay the Advisor a termination fee, which is payable in cash, the Shares or any combination thereof at the election of the Advisor. The termination fee, if any, will be equal to the average annual advisory fee calculated based on the eight full calendar quarters (or part thereof that the Advisory Agreement is in effect) immediately preceding the termination date. These provisions may substantially restrict the Trust’s ability to terminate the Advisory Agreement and/or the Sub-Advisory Agreement and would cause the Trust to incur substantial costs in connection with such a termination. Furthermore, if the Advisory Agreement or the Sub-Advisory Agreement is terminated and the Trust is unable to identify a suitable replacement to manage the Trust, the Trust’s ability to execute its business plan could be adversely affected.

The Trust does not own the BondBloxx or HCG name but will enter into a license agreement with each of BIM and HCG consenting to the Trust’s use of the BondBloxx and HCG logo and name, respectively. Use of the name by other parties or the termination of the Trust’s license agreements may have a material adverse effect on the Trust’s business, financial condition and results of operations.

The Trust will enter into a perpetual license agreement with each of BIM and HCG pursuant to which each will grant the Trust a royalty-free license to use the BondBloxx and HCG logo and name and variations thereof. The Trust will have a right to use these logos and names for so long as the Trust is not in breach of the terms of the respective license agreement and the Advisor and the Sub-Advisor remain the Trust’s investment adviser and sub-adviser. BIM and HCG will retain the right to continue using the BondBloxx and HCG name, respectively. The Trust will be unable to preclude BIM and HCG from licensing or transferring the ownership of the BondBloxx and HCG name, respectively, to third parties. Consequently, the Trust will be unable to prevent any damage to goodwill or the Trust’s reputation that may occur as a result of the activities of BIM, HCG or others. Furthermore, in the event the Advisory Agreement or the Sub-Advisory Agreement is terminated, the Trust will be required to change its name and cease using the respective name. Any of these events could disrupt the Trust’s recognition in the marketplace, damage any goodwill the Trust may have generated and have a material adverse effect on the Trust’s business, financial condition and results of operations.

The Advisor has broad discretion to liquidate the Trust at any time.

The Trust Agreement provides the Advisor with broad discretion to liquidate the Trust at any time the Advisor determines that liquidation of the Trust is advisable. It cannot be predicted when or under what circumstances, if any, the Advisor would use this discretion to liquidate the Trust. Any such liquidation may occur at a time when you are suffering a loss on your investment in the Shares and may upset the overall maturity and timing of your investment portfolio.

CBOE may halt trading in the Shares, which would adversely impact your ability to sell your Shares.

The Shares will be listed for trading on CBOE under the ticker symbol “       .” Trading in the Shares may be halted due to market conditions or, in light of CBOE rules and procedures, for reasons that, in the view of CBOE, make trading in the Shares inadvisable, or in the event certain information about the value of the Shares and the NAV per Share is not made available as required by such rules and procedures. In addition, trading generally on CBOE is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged.

Risk Factors Related to Compliance and Regulation

The business products and activities of the Fintech lending platforms are strictly and comprehensively regulated at the state and federal level. Changes in current laws and regulations or in the interpretation of such laws and regulations could have a material adverse effect on their business and, consequently, the Trust’s business, results of operations and financial condition.

Loan origination is subject to numerous state and federal laws and regulations. These regulations impose significant costs or limitations on the way the Fintech lending platforms conduct or expand their business and these costs or limitations may increase in the future if such laws and regulations are changed. These laws and regulations govern or affect, among other things:

●	the interest rates that lenders may charge customers;

●	terms of loans, including fees, maximum amounts and minimum durations;

●	disclosure practices, including posting of fees;

●	currency and suspicious activity reporting;

●	recording and reporting of certain financial transactions;

●	privacy of personal customer information;

●	the types of products and services that lenders may offer;

●	collection practices; and

●	licensing and exemptions therefrom.

If the Fintech lending platforms fail to observe, or are not able to comply with, applicable legal requirements, the Fintech lending platforms may be forced to discontinue certain product offerings, which could adversely impact the Trust’s business, results of operations and financial condition. In addition, violation of these laws and regulations could result in fines and other civil and/or criminal penalties. Violation of these laws could involve penalties requiring the forfeiture of principal and/or interest and fees that the Fintech lending platforms have charged. Depending on the nature and scope of a violation, fines and other penalties for noncompliance of applicable requirements could be significant and could have a material adverse effect on the Trust’s business, results of operations and financial condition.

As the Fintech lending platforms enter new markets and develop new products, they or the Trust may become subject to additional state and federal regulations, which could have a material adverse effect on the Trust’s business, results of operations and financial condition.

Changes in laws and regulations or interpretations of laws and regulations could negatively impact the Trust’s business, results of operations and financial condition.

Although many of the laws and regulations applicable to the Trust’s business have remained substantially unchanged for many years, the laws and regulations directly affecting the lending activities of the Fintech lending platforms on both a state and Federal level may be subject to review or change, especially as a result of economic conditions, changes in the make-up of the current executive and legislative branches and the political focus on issues of consumer and borrower protection. In addition, consumer advocacy groups and various other media sources continue to advocate for governmental and regulatory action to prohibit or severely restrict various financial products, including the loan products the Fintech lending platforms offer. Any changes in such laws and regulations could force the Trust to modify, suspend or cease part or, in the worst case, all of the Trust’s existing operations. It is also possible that the scope of federal regulations could change or expand in such a way as to curtail the Trust’s business activities or the activities of the Fintech lending platforms. The enactment of one or more of such regulatory changes could materially and adversely affect the Trust’s and the Fintech lending platforms’ business, results of operations and prospects. States may also seek to impose new requirements or interpret or enforce existing requirements in new ways. Changes in current laws or regulations or the implementation of new laws or regulations in the future may restrict the Trust’s ability to continue the Trust’s current methods of operation or expand the Trust’s operations. Additionally, these laws and regulations could subject the Trust to liability for prior operating activities or lower or eliminate the profitability of operations going forward by, among other things, reducing the amount of interest and fees the Fintech lending platforms charge in connection with their loans.

The price of Shares could be adversely affected by media and public perception of consumer loans and of legislative and regulatory developments affecting activities within the consumer lending sector.

Consumer advocacy groups and various media sources continue to criticize alternative financial services providers. These critics frequently characterize such alternative financial services providers as predatory or abusive toward consumers. If these persons were to criticize the products that the Fintech lending platforms offer, it could result in further regulation of the consumer lending sector. Furthermore, the consumer financial services industry is highly regulated, and announcements regarding new or expected governmental and regulatory action in the alternative financial services sector may adversely impact the Share price and perceptions of the Trust’s business even if such actions are not targeted at the Trust’s operations and do not directly impact the Trust.

If the Fintech lending platforms from which the Sub-Advisor will source the Trust’s assets were found to violate a state’s usury laws, they may have to alter their business model and the Trust’s business could be harmed as a result.

The interest rates that are charged to borrowers and that form the basis of payments to investors through the platforms of online originating owners are based upon the ability under federal law of the lender that originates the loan to export the interest rates of its jurisdiction of incorporation to provide uniform rates to all borrowers in all states that have not opted out. If a borrower were to successfully bring claims against the Trust or Fintech lending platforms for state usury law violations, and the rate on that borrower’s loan was greater than that allowed under applicable state law, the Trust could be subject to fines and penalties. Further, if the Trust were unable to acquire loans from another Fintech lending platform, the Trust would have to substantially modify its business operations from the manner currently contemplated and could be required to maintain state-specific licenses and only provide a limited range of interest rates, all of which would substantially impact the Trust’s operations and attractiveness to investors and possibly result in a decline in the price of Shares.

Several lawsuits have sought to re-characterize certain loan marketers and other facilitators as lenders. If litigation on similar theories were successful, loans facilitated through the Fintech lending platforms could be subject to state consumer protection laws in a greater number of states.

Several lawsuits have brought under scrutiny the association between high-interest “payday loan” marketers and out-of-state banks. These lawsuits assert that payday loan marketers use out-of-state lenders in order to evade the consumer protection laws imposed by the states where they do business. Such litigation has sought to re-characterize the loan marketer as the lender for purposes of state consumer protection law and usury restrictions. Similar civil actions have been brought in the context of gift cards and retail purchase financiers. Although the Trust, as purchasers of consumer loans, believes that the Trust’s business activities are generally distinguishable from the activities involved in these cases, a court or regulatory authority could disagree.

Additional state consumer protection laws would be applicable to the loans facilitated through the Fintech lending platforms if the Trust were re-characterized as a lender, and the loans could be voidable or unenforceable. In addition, the Trust could be subject to claims by borrowers, as well as enforcement actions by regulators. Even if the Trust were not required to cease doing business with residents of certain states or to change the Trust’s business practices complying with applicable laws and regulations, the Trust could be required to register or obtain licenses or regulatory approvals that could impose a substantial cost on the Trust.

The collection, processing, storage, use and disclosure of personal data could give rise to liabilities as a result of governmental regulation, conflicting legal requirements or differing views of personal privacy rights.

Fintech lending platforms receive, transmit and store a large volume of personally identifiable information and other user data. There are federal, state and foreign laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data. Specifically, personally identifiable information is increasingly subject to legislation and regulations in numerous U.S. and international jurisdictions, the intent of which is to protect the privacy of personal information that is collected, processed and transmitted in or from the governing jurisdiction. This regulatory framework for privacy issues worldwide is currently evolving and is likely to remain uncertain for the foreseeable future. The Trust could be adversely affected if legislation or regulations are expanded to require changes in business practices or privacy policies, or if governing jurisdictions interpret or implement their legislation or regulations in ways that negatively affect the Trust’s business, financial condition and results of operations.

Fintech lending platforms’ failure to comply with applicable privacy policies or federal, state or foreign laws and regulations or any compromise of security that results in the unauthorized release of personally identifiable information or other user data could damage their reputation, discourage potential borrowers from using Fintech lending platforms or result in fines or proceedings brought against issuing banks or other third parties by governmental agencies, borrowers, investors or other third parties, one or all of which could adversely affect the Trust’s business, financial condition and results of operations. In addition to laws, regulations and other applicable common law rules regarding privacy and privacy advocacy, industry groups or other private parties may propose new and different privacy standards. Because the interpretation and application of privacy and data protection laws and privacy standards are still uncertain, it is possible that these laws or privacy standards may be interpreted and applied in a manner that is inconsistent with the Trust’s practices. Any inability to adequately address privacy concerns, even if unfounded, or to comply with applicable privacy or data protection laws, regulations and privacy standards, could result in additional cost and liability for Fintech lending platforms, damage their reputation, inhibit the Trust’s use of their platform and harm the Trust’s business.

As the regulatory framework for the Trust’s business evolves, federal and state governments may draft and propose new laws to regulate online marketplaces such as the Fintech lending platforms, which may negatively affect the Trust’s business.

The regulatory framework for internet commerce, including online marketplaces such as the Fintech lending platforms, is evolving, and it is possible that new laws and regulations will be adopted in the United States and internationally, or existing laws and regulations may be interpreted in new ways, that would affect the operation of such platforms and the way in which they interact with borrowers and investors. The cost to comply with such laws or regulations could be significant and would increase the operating expenses of Fintech lending platforms, and they may pass these costs on to (i) borrowers in the form of increased fees and (ii) purchasers of the installment loans, such as the Trust. In addition, federal and state governmental or regulatory agencies may decide to impose taxes on services provided over the internet or by online marketplaces. These taxes could discourage the use of Fintech lending platforms, which would adversely affect the Trust’s access to private credit loans.

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act.

The 1940 Act is designed to protect investors by preventing insiders from managing investment companies to their benefit and to the detriment of public investors, such as: the issuance of securities having inequitable or discriminatory provisions; the management of investment companies by irresponsible persons; the use of unsound or misleading methods of computing earnings and asset value; changes in the character of investment companies without the consent of investors; and investment companies from engaging in excessive leveraging. To accomplish these ends, the 1940 Act requires the safekeeping and proper valuation of fund assets, greatly restricts transactions with affiliates, limits leveraging, and imposes governance requirements as a check on fund management.

The Trust is not a registered investment company under the 1940 Act, and the Advisor believes that the Trust is not required to register under such act. Consequently, shareholders do not have the regulatory protections provided to investors in registered investment companies.

The Trust may have to constrain its business activities to avoid being deemed an investment company under the 1940 Act.

In general, a company that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities may be deemed to be an investment company under the 1940 Act. The 1940 Act contains substantive legal requirements that regulate the manner in which “investment companies” are permitted to conduct their business activities. The Trust intends to conduct its business in a manner that does not result in the Trust being characterized as an investment company. To avoid being deemed an investment company, the Trust may not be able to broaden its investment targets, which could require the Trust to forgo attractive opportunities. If the Trust is deemed to be an investment company under the 1940 Act, the Trust may be required to institute burdensome compliance requirements and its activities may be restricted, including its ability to incur leverage, which would materially adversely affect the Trust’s business, financial condition and results of operations. In addition, if the Trust becomes required to register as an investment company under the 1940 Act, the Trust would be subject to tax as a U.S. corporation for U.S. federal income tax purposes.

Financial regulatory reform relating to ABS could have a significant impact on the Trust’s ability to access the asset-backed market.

The Trust may rely upon asset-backed financing for a portion of the Trust’s funds with which to carry on the Trust’s business. The Dodd-Frank Act imposed significant changes to the legal and regulatory framework applicable to the ABS markets and securitizations. Included among those changes were the adoption of several rules by the SEC as part of Regulation AB II, which set forth disclosure and reporting requirements for securitization transactions, and the joint establishment of the U.S. risk retention rules by a group of U.S. federal regulators, which require that the sponsors of securitizations retain a portion of the credit risk of the assets collateralizing any securitization transaction they bring to market. The Dodd-Frank Act could have a significant impact on the Trust’s ability to access the asset-backed market.

In addition to the Dodd-Frank Act, its related rules and Regulation AB II, other U.S. federal or state laws and regulations that could affect the Trust’s ability to execute securitization transactions may be proposed, enacted, or implemented. These laws and regulations could effectively preclude the Trust from executing securitization transactions, could delay the Trust’s execution of these types of transactions, or could reduce the returns the Trust would otherwise expect to earn from executing securitization transactions.

Additionally, capital and leverage requirements applicable to banks and other regulated financial institutions that traditionally purchase and hold ABS could result in less investor demand for securities issued through securitization transactions or increased competition from other institutions that execute securitization transactions.

Risk Factors Related to Potential Conflicts of Interest

The Trust may face additional competition due to the fact that the Advisor and the Sub-Advisor are not prohibited from managing or raising capital for other entities that pursue a similar strategy to the Trust’s strategy.

Individuals associated with the Advisor and the Sub-Advisor serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as the Trust, or of investment funds managed by the Advisor, the Sub-Advisor or their respective affiliates. Similarly, the Advisor, the Sub-Advisor or their respective affiliates may have other clients with similar, different or competing objectives. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in the best interests of the Trust or the shareholders. For example, the investment team of the Advisor or the Sub-Advisor has, and will continue to have, management responsibilities for other investment funds, accounts or other investment vehicles managed by the Advisor, the Sub-Advisor and their respective affiliates. The Trust’s objective may overlap with the objectives of such affiliated investment funds, accounts or other investment vehicles. For example, the Sub-Advisor and its affiliates currently manage a private credit investment program that specializes in consumer and small business private credit, and the Trust will compete with other entities managed by the Sub-Advisor for acquisition opportunities. Further, although the Advisor does not currently manage other entities that have a similar strategy to the Trust’s strategy, it may do so in the future. As a result, the Sub-Advisor will, and the Advisory may in the future, face conflicts in the allocation of investment opportunities among the Trust and other investment funds or accounts advised by or affiliated with the Sub-Advisor or the Advisor. The Sub-Advisor and the Advisor will seek to allocate investment opportunities among eligible accounts in a manner consistent with their respective allocation policies. See “Conflicts of Interest.” The Sub-Advisor has developed an allocation policy that is intended to ensure that the Trust are treated fairly and equitably with other clients of the Sub-Advisor in opportunities that may be suitable for the Trust and such other clients. As part of this policy, the Sub-Advisor will determine the allocation based on (1) the available cash for each client in absolute terms and as a percentage of the account and (2) the existing client portfolio structure, including percentage ownership of loans from the offering Fintech lending platform. If a Fintech lending platform does not permit the allocation of particular asset across different clients, the Sub-Advisor will make a good faith effort to ensure fair and equitable allocation with a sequential allocation whereby its clients take turns receiving allocations based on the factors described above. The Sub-Advisor will also consider whether the allocation complies with the terms of the operating agreement or the partnership or limited liability company agreement of such other clients. However, there can be no assurance that such opportunities will be allocated to the Trust fairly or equitably in the short-term or over time.

There are significant potential conflicts of interest in the Trust’s relationship with the Advisor and the Sub-Advisor, which could impact the returns the Trust is able to generate for the shareholders.

The Advisor, the Sub-Advisor and their respective officers and employees have several conflicts of interest as a result of the other activities in which they engage. For example, the members of the Advisor’s and the Sub-Advisor’s senior investment teams are and may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by the Trust and may have conflicts of interest in allocating their time between the Trust and such other entities. Moreover, each member of the Advisor’s and the Sub-Advisor’s senior investment team is engaged in other business activities, which divert their time and attention. The professional staff of the Advisor and the Sub-Advisor will devote such portion of their time to the Trust’s affairs as is necessary to enable the Trust to effectively operate its business. However, such persons may be committed to providing investment management and other services for other counterparties, including separately managed accounts, and engage in other business ventures in which the Trust has no interest. As a result of these separate business activities, the Advisor and the Sub-Advisor may have conflicts of interest in allocating management time, services and functions among the Trust, other advisory clients and other business ventures. See “Conflicts of Interest.”

The Trust may acquire shares of ETFs that are managed or controlled by the Advisor and its affiliates, and any such transactions will present conflicts of interest which could adversely impact the Trust.

In addition to private credit assets, the Trust also intends to acquire investment grade bonds, U.S. treasuries and shares of ETFs that hold U.S. treasuries or other short-term, interest-bearing assets. The Advisor currently manages or controls ETFs that hold U.S. treasuries or other short-term, interest-bearing assets and, consistent with its strategy, the Trust may acquire shares of such affiliated ETFs. The Advisor receives advisory fees from such affiliated ETFs and, as a result, the Advisor may receive more revenue to the extent it selects shares of an affiliated ETF rather than an unaffiliated ETF or other asset for acquisition by the Trust. Further, the Advisor may have a potentially conflicting division of loyalties and responsibilities to the Trust and such affiliated ETF in any such transaction. The Advisor, therefore, is subject to conflicts of interest in allocating the Trust’s assets among affiliated ETFs and other assets, and the Advisor’s decision to acquire shares of an affiliated ETF could adversely impact the Trust. The Advisor has agreed to waive any portion of the Advisory Fee that is attributable to the acquisition of shares of an affiliated ETF.

Risk Factors Related to Taxes

If the Trust fails to qualify as a partnership for U.S. federal income tax purposes for any taxable year, its income and items of deduction for such year and all future taxable years would not pass through to its shareholders, it would be required to pay U.S. federal, state and local tax at regular corporate rates on its net taxable income, and distributions by it to its shareholders would be treated as taxable dividends to the extent of its earnings and profits.

The Trust intends to operate in a manner that will allow it to qualify to be treated as a publicly traded partnership following the commencement of this offering. In general, if a partnership is “publicly traded” (as defined in the Internal Revenue Code of 1986, as amended, (the “Code”)) it will be treated as a corporation for U.S. federal income tax purposes. A publicly traded partnership will, however, continue to be treated as a partnership, and not as a corporation, for U.S. federal income tax purposes, so long as (i) 90% or more of its gross income for each taxable year constitutes “qualifying income” within the meaning of Section 7704(d) of the and (ii) the partnership is not registered under the 1940 Act (as discussed above). This exception is referred to as the “qualifying income exception.” Qualifying income generally includes, among other things, rents, dividends, interest, capital gains from the sale or other disposition of stocks, bonds and real property, other income derived from the business of investing in (among other things) stocks and securities and, under treasury regulations (“Treasury Regulations”), income from certain “notional principal contracts.” However, interest income derived from a “financial business” or based, directly or indirectly, on the profits of any person and income and gains derived by a “dealer” in securities are not treated as qualifying income. The Trust intends to acquire and hold private credit loans, with a substantial part, or possibly all, of such assets being held through subsidiaries treated as corporations for U.S. federal income tax purposes. It does not intend to originate loans or engage in a financial business directly or through subsidiaries treated as transparent for U.S. federal, income tax purposes. However, there is a lack of direct authority regarding the foregoing. Accordingly, there can be no assurance that the Internal Revenue Service (the “IRS”) would not assert that the Trust is engaged in a financial business and as a result it does not meet the qualifying income exception and that a court would not sustain such assertion.

If less than 90% of the Trust’s gross income constitutes qualifying income or if it is required to register under the 1940 Act, the Trust generally would be treated as a U.S. corporation for U.S. federal income tax purposes. In such event, the Trust’s items of income and deduction would not pass through to its shareholders, and its shareholders would be treated for U.S. federal income tax purposes as stockholders in a corporation. Also, it would be required to pay U.S. federal, state and local income tax at regular corporate rates on its net taxable income. Additionally, distributions by the Trust to its shareholders would constitute taxable dividend income to the extent of its earnings and profits, and the payment of these distributions would not be deductible by the Trust. Finally, distributions paid to non-U.S. shareholders would be subject to U.S. federal withholding taxes at a rate of 30% (or such lower rate provided by an applicable tax treaty). These consequences would have a material adverse effect on the Trust, its shareholders and the value of the Shares. See “Certain U.S. Federal Income Tax Considerations—Classification as a Partnership.”

Even if the Trust is treated as a partnership, and not as a corporation, for U.S. federal income tax purposes, it expects to hold a substantial part, or possibly all, of its assets through subsidiaries treated as U.S. or non-U.S. corporations for U.S. federal income tax purposes. The Trust’s subsidiaries treated as U.S. corporations will, and its subsidiaries treated as non-U.S. corporations in some circumstances may, be subject to U.S. federal, state and local income tax on their income.

Shareholders may be subject to U.S. federal income tax on their share of the Trust’s taxable income, regardless of whether the shareholders receive any cash distributions from the Trust.

So long as the Trust is not required to register as an investment company under the 1940 Act and 90% of its gross income for each taxable year constitutes “qualifying income” within the meaning of the Code on a continuing basis, it will be treated, under current law, as a partnership for U.S. federal income tax purposes and not as an association or a publicly traded partnership taxable as a corporation. Shareholders may be subject to U.S. federal, state, local and possibly, in some cases, non-U.S. income taxation on their allocable share of the Trust’s items of income, gain, loss, deduction and credit (including the Trust’s allocable share of those items of any entity in which it invests that is treated as a partnership or is otherwise subject to tax on a flow-through basis) for each of the Trust’s taxable years ending with or within the shareholder taxable year. Certain of the Trust’s holdings, including holdings, if any, in a controlled foreign corporation (a “Controlled Foreign Corporation” or “CFC”), and a passive foreign investment company (a “Passive Foreign Investment Company” or “PFIC”), or holdings of debt owed to the Trust by its subsidiaries, may produce taxable income prior to the receipt of cash relating to such income, and shareholders that are United States persons will generally be required to take such income into account in determining their taxable income. The actual amount and timing of distributions will be subject to the discretion of the Advisor and shareholders may not receive cash distributions equal to their allocable share of the Trust’s net taxable income or even the tax liability that results from that income. See “Certain U.S. Federal Income Tax Considerations—Investments in Non-U.S. Corporations.”

The Trust may own a substantial part, or possibly all, of its assets through subsidiaries classified as non-U.S. corporations for U.S. federal income tax purposes. The IRS could assert that such subsidiaries are engaged in a U.S. trade or business and that their income is taxable in the United States as effectively connected income (“ECI”). In that event, the amount of cash available for distribution to the Trust’s shareholders will be reduced by cash used by such non-U.S. corporate subsidiaries to pay U.S. federal, state and local taxes imposed on their income.

The Trust may own a substantial part, or possibly all, of its assets through subsidiaries classified as non-U.S. corporations for U.S. federal income tax purposes. It intends that its non-U.S. corporate subsidiaries will conduct their affairs in a manner such that they will not be subject to U.S. federal income tax. There can be no assurance, however, that their income will not become subject to U.S. federal income tax as a result of unanticipated activities, changes in law, contrary conclusions by the IRS, or other causes. If any of the Trust’s non-U.S. corporate subsidiaries were determined to be engaged in a trade or business within the United States for U.S. federal income tax purposes, the income of such subsidiary (computed possibly without any allowance for deductions) would be subject to U.S. federal income tax at the usual corporate rate, and possibly subject to a branch profits tax of 30% as well.

The Trust plans to structure its non-U.S. corporate subsidiaries’ activities and acquisitions in a manner such that these subsidiaries will not receive interest, or other income, from U.S. sources that is subject to U.S. federal withholding tax. In the case of interest that the Trust’s non-U.S. corporate subsidiaries receive from U.S. borrowers on debt instruments that such subsidiaries hold, such interest is generally expected to qualify for the “portfolio interest exemption” from U.S. federal withholding tax. There can be no assurance, however, that interest and other income from U.S. sources that the Trust’s non-U.S. corporate subsidiaries receive will not be subject to U.S. federal withholding tax, at a 30% rate (unless reduced by an applicable treaty), as a result of unanticipated activities, changes in law, contrary conclusions by the IRS, or other causes.

The imposition of any such taxes on the Trust’s non-U.S. corporate subsidiaries’ income is likely to materially reduce the return from any assets held in such subsidiaries and the cash available for distribution to the shareholders. See “Certain U.S. Federal Income Tax Considerations—Investments in Non-U.S. Corporations.”

The Trust may own a substantial part, or possibly all, of its assets through subsidiaries classified as U.S. corporations for U.S. federal income tax purposes. In that event, the amount of cash available for distribution to the Trust’s shareholders will be reduced by cash used by such U.S. corporate subsidiaries to pay U.S. federal, state and local taxes imposed on their income.

The Trust may own a substantial part, or possibly all, of its assets through subsidiaries classified as U.S. corporations for U.S. federal income tax purposes. Such subsidiaries will be subject to U.S. federal tax and potentially, state and local income tax at regular corporate rates on their net taxable income. Such net taxable income generally should be computed taking into account expenses incurred by such subsidiaries, including an allocable share of fees payable under the Advisory Agreement and interest expense on debt incurred by such subsidiaries, to the extent such expenses are tax-deductible. It is anticipated that a portion of the capital structure of the Trust’s U.S. corporate subsidiaries may consist of debt owed, and interest expense on such debt is generally expected to be tax-deductible by such subsidiaries. The Trust’s U.S. corporate subsidiaries’ ability to deduct interest expense on debt they incur will be subject to certain limitations. The imposition of taxes on the Trust’s U.S. corporate subsidiaries’ income is likely to materially reduce the return on the assets held in such subsidiaries and the cash available for distribution to the shareholders. See “Certain U.S. Federal Income Tax Considerations—Investments in U.S. Corporations.”

Certain proposed regulations could, if finalized, affect the way the Trust’s U.S. shareholders are taxed on the Trust’s Investments in non-U.S. subsidiaries and other non-U.S. companies.

The Trust expects that interests it owns in non-U.S. corporations will generally be treated for U.S. federal income tax purposes as interests in PFICs. United States persons that directly or indirectly own interests in a PFIC may be subject to additional taxes on certain distributions made by the PFIC or on dispositions of the shares of the PFIC, unless a qualified electing fund (“QEF”) election, has been made with respect to the PFIC. If a QEF election has been made, then the direct or indirect owners of the PFIC are generally required to include in their gross taxable income each year their pro rata share of the PFIC’s ordinary earnings and net capital gain, regardless of whether or in what amount the PFIC makes any distributions. In general, the ability to make a QEF election depends on whether the PFIC agrees to make information available annually that is relevant to United States persons owning its shares.

The Trust expects that if it owns an interest in a non-U.S. corporation treated as a PFIC, it will generally make QEF elections with respect to PFICs in which it owns an interest, with the result that the Trust generally will be subject to the rules referenced above that require it to include amounts in its income each year with respect to such PFICs. A United States person that owns Shares will, in turn, be subject to U.S. federal income tax on their ratable share of such amounts included in the Trust’s income regardless of whether or in what amount distributions are made on the Shares.

However, certain proposed regulations would, if finalized, affect how a QEF election can be made for a PFIC. Under these proposed regulations, a United States person that owns the Trust’s Shares would need to make a QEF election with respect to a particular non-U.S. corporation in which the Trust owns an interest that is a PFIC, in order for such United States person to be subject to taxation under the QEF election rules with respect to that non-U.S. corporation. It would no longer be possible for the Trust, rather than United States persons that own the Trust’s Shares (each acting separately on such United States person’s own behalf), to make such an election. In addition, any such United States person would directly include amounts in their income with respect to a PFIC for which such United States person makes a QEF election; the Trust would no longer include amounts in its income in respect of such PFIC that are allocated to the shareholders.

If the proposed regulations are finalized in their current form, United States persons that own Shares following such finalization may need to make QEF elections with respect to non-U.S. corporations in which the Trust owns an interest, in order to be subject to the QEF rules with respect to such non-U.S. corporations. If such a United States person does not or cannot make a QEF election for such a non-U.S. corporation, then such United States person will be subject to the general rules described below that apply to distributions by, and dispositions of interests in, a PFIC for which no QEF election has been made. Those rules may be materially less favorable, and result in materially greater tax liability for such United States person, than the rules that would apply if a QEF election were made.

The Trust may not be able to furnish to each shareholder specific tax information within 90 days after the close of each calendar year, which means that its shareholders who are U.S. taxpayers should be aware of the possible need to file a request for an extension of the due date of their income tax return. In addition, it is possible that shareholders who are otherwise required to file U.S. federal income tax returns may be required to file amended income tax returns.

The Trust will furnish each shareholder, as soon as reasonably practicable after the close of each taxable year, tax information (including Schedule K-1), which describes on a U.S. dollar basis such shareholder’s share of the Trust’s taxable income, gain, loss, deduction and credit for its preceding taxable year. It may require longer than 90 days after the end of the Trust’s fiscal year to provide such information to the shareholders. As a result, shareholders who are U.S. taxpayers or otherwise required to file U.S. tax returns should be aware of the possible need to file annually with the IRS (and, if applicable, certain states) a request for an extension past April 15 or the otherwise applicable due date of their income tax return for the taxable year. In addition, each shareholder generally is required to file U.S. federal and state tax returns consistently with the information provided by the Trust for the taxable year for all relevant tax purposes. In preparing this information, the Trust will use various accounting and reporting conventions to determine such shareholder’s share of income, gain, loss, deduction and credit. The IRS or state tax authorities may successfully contend that certain of these reporting conventions are impermissible, which could result in an adjustment to such holder’s income or loss and could result in an increase in overall tax due. Additionally, the Trust may be audited by taxing authorities from time to time. Adjustments resulting from a tax audit may require a shareholder to adjust a prior year’s tax liability and possibly may result in an audit of such shareholder’s own tax return. Any audit of such shareholder’s tax return could result in adjustments not related to the Trust’s tax returns as well as those related to Trust’s tax returns and could result in an increase in overall tax due. See “Certain U.S. Federal Income Tax Considerations—Information Reporting with Respect to Units.”

Complying with certain tax-related requirements may cause the Trust to forgo otherwise attractive business or investment opportunities or to enter into acquisitions, borrowings, financings or arrangements it may not have otherwise entered into.

In order for the Trust to be treated as a partnership for U.S. federal income tax purposes, and not as an association or publicly traded partnership taxable as a corporation, it must meet the qualifying income exception discussed above on a continuing basis and it must not be required to register as an investment company under the 1940 Act. In order to affect such treatment, the Trust may be required to invest through foreign or domestic corporations, forgo attractive business or investment opportunities or enter into borrowings or financings it may not have otherwise entered into. This may materially adversely affect its ability to operate solely to maximize its cash flows. See “Certain U.S. Federal Income Tax Considerations—Classification as a Partnership.”

The Trust structure involves complex provisions of U.S. federal income tax law for which there is a lack of direct authority, and which is subject to potential change, possibly on a retroactive basis. Any such change could result in adverse consequences to the Trust and its shareholders.

The Trust’s U.S. federal tax treatment, and the U.S. federal income tax treatment of its shareholders, depends in some instances on certain determinations of fact and interpretations of certain complex provisions of U.S. federal income tax law for which there is a lack of direct authority. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department and may be changed at any time, possibly with retroactive effect. The present U.S. federal income tax treatment of the Trust and an investment in the Trust’s Shares may be modified by administrative, legislative or judicial interpretation at any time, and any such action may affect the Trust’s investments and previous commitments. The Trust and shareholders could be adversely affected by any such change in, or any new, tax law, regulation or interpretation. See “Certain U.S. Federal Income Tax Considerations—New Legislation or Administrative or Judicial Action.”

USE OF PROCEEDS

Proceeds received by the Trust from the issuance and sale of Baskets consist of cash deposits. Such cash deposits are held by the Trust until (i) transferred to its wholly owned subsidiaries in connection with the purchase of private credit assets through Fintech lending platforms and, to a lesser extent, investment grade bonds, U.S. treasuries, shares of ETFs that hold U.S. treasuries or other short-term, interest-bearing assets, and cash and cash equivalents, (ii) delivered to Authorized Participants in connection with a redemption of Baskets or (iii) transferred to pay Trust expenses, including the Advisory Fee, and other liabilities of the Trust. See “Business of the Trust—Trust Expenses.”

DISTRIBUTION POLICY

Following an initial ramp-up period of between       and       months, the Trust intends to make regular monthly distributions to the shareholders. The declaration and payment of any distributions will be at the discretion of the Advisor and will depend upon the Trust’s actual operating results, general economic and business conditions, the level of retained cash flows and the Liquidity Sleeve, the amount of interest and principal received on the Trust’s private credit and other assets, acquisition and financing costs (if any), operating expenses and any other expenditures, contractual, legal and regulatory restrictions, if any, and such other factors as the Advisor may deem relevant.

OVERVIEW OF THE PRIVATE CREDIT INDUSTRY

Introduction

The Trust plans to participate in the rapidly growing market for small balance, short duration, amortizing loans enabled by Fintech lending platforms. Over the past 15 years, the private credit market has grown dramatically and matured substantially. There are numerous factors that have given rise to the significant growth in the private credit market in recent decades. For instance, in the aftermath of the 2008 financial crisis, banks were faced with greater capital constraints and tighter corporate and consumer lending standards. In turn, banks shifted their focus toward larger deals in the corporate lending market, which created an opportunity for private lenders to step in and fill the lending void, which was filled mainly by Fintech lending platforms.

Fintech lending platforms are companies that use online access, technology, and data to facilitate financial services that were historically offered by traditional banks and financial services providers. Given their use of technology, lack of physical network of branches, and online access, they were able to offer consumers and small businesses a faster, cheaper, and more efficient process for securing a loan. Whereas banks fund these loans from the cash on deposit at the bank, Fintech lending platforms partner with investors and issuing banks that can purchase and fund the loans, expanding the market for private credit investors and offering the opportunity to invest in small-balance, short duration, amortizing loans that can produce attractive risk-adjusted returns.

The adoption of smart phones, mobile technology, and the societal shift of Web 2.0 catalyzed growth of Fintech lending platforms, as borrowers increasingly embraced online interaction. This transition favors customer centric platforms that were built specifically for web-based and mobile application-based use, and not products built in reaction to technological growth (i.e., traditional banking and financing). This trend was further accelerated in recent years with the COVID-19 pandemic pushing consumers even more aggressively toward online interaction with their financial services providers and electronic payments.

Consumer lending and small business lending has been a large market and growing market, and the proportion underwritten by Fintech lending platforms has had consistent year-over-year growth. According to the New York FED Center for Macroeconomic Data, as of December 31, 2025, there was $5.61 trillion of consumer debt outstanding, excluding mortgages. This balance has been growing over time on an absolute basis. However, household debt as a percentage of Gross Domestic Product steadily declined since the great financial crisis, hovering around ten-year lows between 68-71% as of late 2024-early 2025, down from the highs of 97-98% in 2009, according to Bloomberg.

Fintech lending platforms typically categorize consumers and small businesses within a range of risk scores or rankings using their proprietary underwriting risk models. In its due diligence, the Trust analyzes the proprietary risk systems in order to understand the efficacy of such underwriting processes and determine the risk scores or risk ratings from the loans the Trust purchases. The loans typically have six-, 12-, 36-, and 60-month terms amortizing daily or monthly and with pricing and loan sizes varying by the risk ratings. A significant percentage of the consumers use these loans to refinance outstanding credit card balances, consolidate debt, home improvements, finance e-commerce transactions, and travel. Small businesses typically use these loans for working capital.

The Trust offers investors the opportunity to gain access to the private credit market through the ownership of a professionally managed, diversified portfolio of consumer and small business loans sourced through Fintech lending platforms. Through the Trust’s access to the Advisor’s significant fixed income experience and the Sub-Advisor’s expertise in the Fintech lending market, the Trust is intended to operate at the intersection of technology and fixed income.

The Sub-Advisor has significant experience sourcing and acquiring private credit assets from Fintech lending platforms. The Sub-Advisor has historically sourced and acquired private credit assets, including personal installment loans, small and medium-sized business loans, and point of sale loans, on behalf of other managed vehicles that pursue an investment strategy and have investment objectives that are similar to the Trust’s investment strategy and objectives.

The table below sets forth certain asset-level information relating to the performance of the private credit asset vintages acquired by the Sub-Advisor on behalf of other managed vehicles as of December 31, 2025. The information set forth below does not represent the performance of the actual assets that the Trust intends to acquire or the actual returns that the Trust’s assets will generate, nor is the information set forth below necessarily indicative of the performance of the private credit asset market as a whole.

	Number of						Asset IRR(1)(2)
Private Credit Asset Type	Fintech Lending Platforms	First Vintage(3)	Last Vintage(3)	Number of Vintages(3)	Number of Loans	Average Purchase Principal	Mini-mum(4)	Maxi-mum(4)	Mean(4)	Median(4)	Standard Deviation(4)
Personal Installment Loans	2	January 2018	October 2023	86	132,393	$8,709	-3.18%	18.20%	7.13%	7.58%	4.85%
Small- and Medium-Sized Business Loans	2	January 2018	December 2024	98	153,601	$9,572	-3.51%	43.68%	11.99%	9.63%	8.38%
Point of Sale Loans	2	April 2020	December 2024	100	573,071	$1,532	-1.23%	21.06%	9.45%	9.12%	4.28%
		Total Vintages:		284	859,065

(1)	Of the 284 total vintages represented in the table above, 186 vintages have less than 1% of their respective purchased principal outstanding as of December 31, 2025 and therefore are deemed by the Sub-Advisor to be effectively completed (the “Completed Vintages”), and the remaining 98 vintages have 1% or more of their respective purchased principal outstanding as of December 31, 2025 (the “Ongoing Vintages”). Asset IRR is calculated based on monthly cashflows that combine historical cashflows of the Completed Vintages and the Ongoing Vintages through December 31, 2025 and, for the Ongoing Vintages, estimated cashflows for the remaining asset life, net of forecasted losses. Estimates are based on a proprietary model utilized by the Sub-Advisor’s that includes various assumptions, including assumptions relating to expected default rates, loss severities, and prepayment speeds based on original underwritten performance expectations, actual historical performance and prevailing market conditions. The Sub-Advisor believes these estimates are reasonable reflecting the Sub-Advisor’s best judgment at this time but they are subject to change based on market and other conditions. There can be no assurance that certain assumptions and estimates made by the Sub-Advisor will prove to be accurate and, accordingly, the actual asset IRRs of the private credit assets acquired by the Sub-Advisor on behalf of other managed vehicles may be lower or higher than the asset IRRs shown in the table above.
(2)	The asset-level information presented in this table is grouped by origination vintage and type of whole loans. The information presented relates to private credit assets held by other vehicles managed by the Sub-Advisor. This information does not reflect the assets that the Trust intends to acquire, nor does it represent the actual or projected performance of the Trust or its assets. Past performance is not indicative of future results, and the performance of other vehicles may differ materially from that of the Trust. Additionally, the information presented may not be representative of the private credit asset market as a whole.
(3)	Vintages are defined by the group of loans originated by each Fintech lending platform at a specified month and subsequently acquired by the Sub-Advisor on behalf of other investment vehicles with similar investment objectives and selection criteria. The vintages included in this table were originated on or after January 1, 2018 and have been seasoned for at least 12 months.
(4)	“Minimum” represents the lowest asset IRR generated by the observed vintages in the respective private credit asset type. “Maximum” represents the highest asset IRR generated by the observed vintages in the respective private credit asset type. “Mean” represents the arithmetic average of the asset IRRs of all of the observed vintages in the respective private credit asset type. “Median” represents the middle value of the asset IRRs of all of the observed vintages in the respective private credit asset type. “Standard Deviation” represents a statistical measure of the dispersion of individual asset IRRs around their mean asset IRR in the respective private credit asset type. A higher standard deviation indicates greater variability in asset IRRs within the respective private credit asset type.

As illustrated in the table above, asset IRRs have varied across private credit asset types. As of December 31, 2025, the historical asset IRRs for vintages originated between January 2018 and December 2024 acquired by the Sub-Advisor on behalf of other managed vehicles were as follows:

•	Personal installment loans have a mean and median asset IRR of 7.13% and 7.58%, respectively. The asset IRRs have ranged between -3.18% to 18.20% with a standard deviation of 4.85%.

•	Small- and medium-sized business loans have a mean and median asset IRR of 11.99% and 9.63%, respectively. The asset IRRs have ranged between -3.51% to 43.68% with a standard deviation of 8.38%.

•	Point of sale loans have a mean and median asset IRR of 9.45% and 9.12%, respectively. The asset IRRs have ranged between -1.23% and 21.06% with a standard deviation of 4.28%.

Additionally, the table below, representing a subset of the data in the table above, sets forth certain asset-level information relating to the performance of the Completed Vintages as of December 31, 2025. These Completed Vintages have less than 1% of their respective purchased principal outstanding as of December 31, 2025 and therefore are deemed by the Sub-Advisor to be effectively completed. Therefore, the asset-level information shown below is not subject to any material assumptions and estimates by the Sub-Advisor given that less than 1% of the respective purchased principal is outstanding.

	Number of						Asset IRR(1)(2)
Private Credit Asset Type	Fintech Lending Platforms	First Vintage(3)	Last Vintage(3)	Number of Vintages(3)	Number of Loans	Average Purchase Principal	Mini-mum(4)	Maxi-mum(4)	Mean(4)	Median(4)	Standard Deviation(4)
Personal Installment Loans	2	January 2018	May 2021	47	75,486	$10,719	3.27%	18.20%	9.77%	9.84%	3.60%
Small- and Medium-Sized Business Loans	2	January 2018	June 2024	82	141,134	$9,166	1.32%	36.21%	11.49%	9.31%	7.81%
Point of Sale Loans	2	April 2020	April 2024	57	469,822	$1,043	3.03%	21.06%	10.87%	10.06%	4.22%
		Total Vintages:		186	686,442

(1)	Asset IRR is calculated based on monthly cashflows that combine historical cashflows through December 31, 2025 and estimated cashflows for the remaining asset life for the less than 1% of the purchased principal outstanding as of December 31, 2025, net of forecasted losses. As noted above, these private credit asset vintages have less than 1% of their respective purchased principal outstanding as of December 31, 2025. The Sub-Advisor considers these private credit assets to be effectively completed and, therefore, performance data shown below are no longer subject to assumptions and estimates by the Sub-Advisor in a meaningful way.
(2)	The asset-level information presented in this table is grouped by origination vintage and type of whole loans. The information presented relates to private credit assets held by other vehicles managed by the Sub-Advisor. This information does not reflect the assets that the Trust intends to acquire, nor does it represent the actual or projected performance of the Trust or its assets. Past performance is not indicative of future results, and the performance of other vehicles may differ materially from that of the Trust. Additionally, the information presented may not be representative of the private credit asset market as a whole.
(3)	Vintages are defined by the group of loans originated by each Fintech lending platform at a specified month and subsequently acquired by the Sub-Advisor on behalf of other investment vehicles with similar investment objectives and selection criteria. The vintages included in this table have been seasoned for at least 12 months.
(4)	“Minimum” represents the lowest asset IRR generated by the observed vintages in the respective private credit asset type. “Maximum” represents the highest asset IRR generated by the observed vintages in the respective private credit asset type. “Mean” represents the arithmetic average of the asset IRRs of all of the observed vintages in the respective private credit asset type. “Median” represents the middle value of the asset IRRs of all of the observed vintages in the respective private credit asset type. “Standard Deviation” represents a statistical measure of the dispersion of individual asset IRRs around their mean asset IRR in the respective private credit asset type. A higher standard deviation indicates greater variability in asset IRRs within the respective private credit asset type.

The table above shows that 65.5% of the vintages that the Sub-Advisor has acquired on behalf of managed vehicles since January 2018 have been completed as of December 31, 2025. As of December 31, 2025, the historical asset IRRs for the Completed Vintages acquired by the Sub-Advisor on behalf of other managed vehicles between January 2018 and June 2024 were as follows:

•	Personal installment loans have a mean and median asset IRR of 9.77% and 9.84%, respectively. The asset IRRs have ranged between 3.27% and 18.20% with a standard deviation of 3.60%.

•	Small- and medium-sized business loans have a mean and median asset IRR of 11.49% and 9.31%, respectively. The asset IRRs have ranged between 1.32% and 36.21% with a standard deviation of 7.81%.

•	Point of sale loans have a mean and median asset IRR of 10.87% and 10.06%, respectively. The asset IRRs have ranged between 3.03% and 21.06% with a standard deviation of 4.22%.

Limitations on Representativeness of Historical Performance Data

The information set forth in the tables above represents the performance of the private credit asset vintages acquired by the Sub-Advisor on behalf of other managed vehicles with investment strategies and objectives similar to those of the Trust as of December 31, 2025, and does not represent the performance of any assets owned by the Trust. This data is intended to illustrate how the Sub-Advisor’s investment principles have historically translated into risk-adjusted returns across market cycles. As of the date of this prospectus, the Trust has no operating history, does not own any private credit assets and has not yet identified any specific private credit assets it may acquire with the net proceeds of this offering. There can be no assurance that the private credit assets that the Trust acquires will generate returns similar to the returns shown in the tables above, and the returns generated by Trust’s assets may be lower or higher than the returns shown in the tables above.

Prospective investors should consider the following important limitations when evaluating this information:

Sector Descriptions Are Not Restrictive of Loan Characteristics

The three asset categories presented (personal installment loans, small and medium-sized business loans, and point of sale loans) describe the general type of lending activity and borrower audience but do not define or restrict the specific loan structures, terms, or characteristics of assets the Trust may acquire. Within each sector, loan characteristics can vary substantially across platforms and may evolve over time as platforms modify or introduce new products. By way of illustration:

•	Point of sale loans can range from short-term products with terms of less than 12 months to longer-term products with terms of three to four years, resulting in meaningfully different duration, repayment, and return profiles;

•	Small and medium-sized business loans currently acquired by the Sub-Advisor include revenue-share structures, in which borrowers repay as a percentage of revenues rather than fixed installments, but future acquisitions may include conventionally amortizing term loans or other structures with materially different cash flow and risk characteristics; and

•	Personal installment loans may vary significantly across platforms with respect to loan size, term, interest rate structure, credit quality, and underwriting methodology.

As a result, future acquisitions within any of these sectors may have characteristics that differ materially from those reflected in the historical data presented.

Platform Concentration in Historical Data

The historical data presented reflects acquisitions from two Fintech lending platforms per sector. The Trust is not limited to these platforms and expects to acquire assets from additional or different platforms over time. Different platforms, even within the same lending sector, may employ distinct underwriting models, proprietary risk scoring methodologies, loan structures, and pricing approaches. These differences could result in asset performance that differs materially from the historical data presented above.

Rapidly Evolving Market

The Fintech lending market is characterized by continuous innovation. New lending products, structures, and platforms emerge regularly, and the Trust intends to evaluate investment opportunities opportunistically as the market evolves. Future assets acquired by the Trust may include loan types or structures that do not currently exist or that are not represented in the historical data above, and the characteristics and performance of such assets may differ materially from the data presented.

Absence of Comparable Industry-Wide Data

The private credit assets acquired by the Trust are sourced through privately negotiated transactions with Fintech lending platforms, the specific terms and structures of which are not publicly reported. The majority of Fintech lending platforms are privately held companies with limited public disclosure obligations, and no standardized industry-wide dataset exists that captures vintage-level internal rate of return data for privately negotiated Fintech lending transactions comparable to those reflected in the tables above. Accordingly, the Trust believes that the historical performance data presented above, reflecting the Sub-Advisor's actual acquisition experience, represents the most relevant available data for evaluating the Trust's investment approach.

Historical Performance Is Not Indicative of Future Results.

The IRR data presented reflects the Sub-Advisor's acquisition experience under specific market, economic, and interest rate conditions that may not recur. The data spans periods of significant macroeconomic disruption, including the COVID-19 pandemic, a period of historically low interest rates, and a subsequent period of rapid interest rate increases. Future acquisitions will be subject to different conditions that may materially affect performance outcomes. Prospective investors should not place undue reliance on the historical performance data presented above as an indicator of the Trust's future results.

BUSINESS OF THE TRUST

Trust Objective

The Trust’s objective is to provide attractive risk-adjusted returns to shareholders primarily through distributions of current income from the Trust’s portfolio. The Trust intends to seek to achieve this objective by constructing a diversified portfolio of consumer and small business private credit assets. The Trust intends to focus primarily on unsecured, small balance, short duration, amortizing whole loans made to consumers and small businesses across the United States. The Trust will source these consumer and small business private credit assets through Fintech lending platforms. The Trust intends to target primarily personal installment loans, small business loans, point of sale loans, and potentially ABS that are backed by such loans. The Trust expects the portfolio will also include, to a lesser extent, investment grade bonds, U.S. treasuries, shares of ETFs that hold U.S. treasuries or other short-term, interest-bearing assets, and cash and cash equivalents.

The Trust’s strategy is to construct a diversified portfolio of private credit assets that achieves its target return objectives after giving effect to estimated losses, servicing fees and, to the extent the Trust utilizes leverage, financing costs. The Trust currently intends to target primarily whole loans that the Trust believes will offer stable and predictable cash flows. Moreover, the Trust generally intends to focus on loans that have short and medium terms (e.g., less than 60 months) which, through principal amortization, tend to have low duration (e.g., less than 30 months), which the Trust believes will enhance the liquidity of its portfolio. The Trust believes that targeting assets with a combination of short duration and high cash yields will provide the Trust with the opportunity to earn attractive returns while managing the risk of losses in market value that can result from increases in interest rates. The Trust expects to acquire its initial portfolio of assets using the net proceeds of this offering. There can be no guarantee that the Trust will meet its objective.

The Trust plans to participate in the rapidly growing market for small balance, short duration, amortizing loans enabled by Fintech lending platforms. Over the past 15 years, the private credit market has grown dramatically, and Fintech lending platforms have been one of the fastest growing segments of this market. Fintech lending platforms originate and underwrite individual loans based on automated application, underwriting and pricing processes. The use of technology enables these platforms to make efficient underwriting decisions utilizing online loan application gathering, online eligibility assessment and identification/data verification. The Trust believes that consumers and small businesses, encouraged by the changing online social behaviors coupled with advancements in mobile technology, are increasingly seeking to conduct financial transactions and banking online rather than through a physical branch network, and are attracted to the ease and convenience of interacting with the automated interface provided by Fintech lending platforms.

The Trust believes consumer and small business loans sourced through Fintech lending platforms offer borrowers and investors attractive value propositions. To borrowers, these loans provide access to credit through a streamlined and straightforward borrowing process, with greater flexibility than what is possible through a traditional bank, which may not be a viable option for certain borrowers. In addition, Fintech lending platforms often can offer lower interest rates to borrowers due to a more efficient and lower cost operating infrastructure than traditional banks. To purchasers of these loans, such loans offer attractive cash yields and short duration through regular principal amortization, which the Trust believes will enhance the liquidity of its portfolio and help manage volatility of returns. Furthermore, the Trust believes the small size of loans sourced through Fintech lending platforms will enable the Trust to construct a portfolio that is diversified by sector, source, vintage, count and geography, which will help to manage idiosyncratic risk.

The Shares will be listed and traded on CBOE under the ticker symbol “       .” Although the Shares are not the exact equivalent of an investment in the underlying private credit assets, the Shares are intended to provide investors with an alternative method of participating in the private credit market. Investors will be able to purchase and sell Shares in the secondary market through traditional securities brokerage accounts, subject to ordinary brokerage commissions and charges.

Target Assets

Private Credit Assets

The private credit assets that the Trust currently intends to target are as follows:

Whole Loans

The Trust plans to primarily acquire whole loans, including personal installment loans, small business loans, and point of sale loans. The whole loans the Trust intends to acquire will typically include the purchase of all rights, title and interest in the loans pursuant to a loan purchase agreement directly from a Fintech lending platform or its affiliate. The Fintech lending platform or a third-party servicer typically continues to service the loans, collecting payments and distributing them to investors, less any servicing fees assessed against the Trust (which may be approximately 1% of the loan balance), and the servicing entity typically will make all decisions regarding any modification, forbearance or other form of relief that may be provided to a borrower experiencing financial hardship and acceleration or enforcement of the loans following any default by a borrower. Where a Fintech lending platform or its affiliate acts as the loan servicer, there is typically a backup servicer in place in case that Fintech lending platform or affiliate ceases or fails to perform these servicing functions. The Trust, as the holder of a whole loan, would be entitled to receive payment only from the borrower and/or any guarantor, and would not be able to recover any deficiency from the Fintech lending platform, except under very limited circumstances, which may include fraud by the borrower in some cases. As described above, the whole loans the Trust intends to acquire may be secured or unsecured.

The following sets forth a description of the whole loans that the Trust intends to target:

Personal Installment Loans

●	An approximate weighted-average FICO score of 670;

●	A loan size of between $1,000 and $50,000;

●	An underwritten weighted average interest rate of between 12% and 16%;

●	A term of between 24 and 60 months;

●	An underwritten weighted average duration of four to 18 months;

●	Payments that typically amortize daily and monthly;

●	A maximum debt to income ratio of 50%;

●	A maximum of six inquiries in the last six months; and

●	A minimum of one year of credit history.

Point of Sale

●	An approximate weighted-average FICO score of 710;

●	A loan size of between $100 and $25,000;

●	An underwritten weighted average interest rate of between 13% and 16%;

●	A term of between three and 60 months;

●	An underwritten weighted average duration of four to 18 months;

●	Payments that amortize daily and monthly;

●	A maximum debt to income ratio of 65%;

●	A maximum of four inquiries in the last three months; and

●	A minimum of nine months of credit history.

Small Business

●	A loan size of between $100 and $250,000;

●	An underwritten weighted average interest rate of between 12% and 15%;

●	An expected term of between four and 12 months;

●	An underwritten weighted average duration of five to six months; and

●	Daily payment activity and amortization that are driven by the merchant sales frequency.

The Trust intends to target whole loans with characteristics as set forth above. There can be no assurance that the actual loans that the Trust acquires with the proceeds from this offering will have these characteristics.

Pass-Through Certificates

The Trust may acquire pass-through certificates, which are a form of ABS that is backed by a pool of whole loans originated or sourced by one or more Fintech lending platforms and that represents the right of the holder to receive specified distributions in respect of such whole loans. Specifically, holders are entitled to receive payments on account of principal and interest payments made by borrowers on the underlying loans, as well as proceeds from the sale or liquidation of any loan underlying the pass-through certificate, net of fees, expenses and other amounts payable to the issuer, trustee, originating platform(s) or other third parties as required. Unlike many other ABS, pass-through certificates are generally not issued with multiple tranches. Instead, all holders of a particular certificate share a pro rata interest in the underlying pool of whole loans and distributions with respect thereto.

Other

The Trust may acquire, and sell certain of its loans to, private or public securitization vehicles formed by third parties for the purpose of acquiring private lending-related assets and issuing securities the payments on which are funded by payments received on such entities’ underlying assets. Such ABS may be issued in different tranches of debt and residual equity interests with different rights and preferences. The Trust may hold any tranche of such ABS. The volume and frequency of the Trust’s sales of pools of loans to securitization vehicles may increase as a more active and reliable secondary market develops over time.

The following sets forth a description of the ABS that the Trust intends to target:

●	Issued in the United States;

●	Rated by a nationally recognized rating agency or third-party of comparable quality, such as KBRA, Moody’s, Fitch, or Egan-Jones;

●	Have a maturity and duration consistent with the Trust’s objectives; and

●	Backed by loan collateral that is consistent with the loans that the Trust purchases directly and falls within the same asset classes and sectors.

The above guidelines do not require the Trust to adhere to concentration targets or limitations with respect to each of the above.

Liquidity Sleeve

In addition to private credit assets, the Trust also intends to acquire the Liquidity Sleeve. The Trust may utilize these assets to manage cash flows in and out of the Trust, including cash flows resulting from the creation and redemption of Baskets and cash flows received from payments of interest and principal on the Trust’s private credit assets, and to manage the Trust’s overall risk exposure. These assets are expected to generate a lower net return than the Trust will seek to generate from its private credit assets.

Under normal circumstances, the Trust expects that private credit assets will generally comprise approximately 80% of the Trust’s portfolio and the Liquidity Sleeve will generally comprise approximately 20% of the Trust’s portfolio. However, the relative percentage of the Trust’s portfolio that comprise private credit assets and the Liquidity Sleeve at any given time may vary based on various factors, including the amount and timing of actual and anticipated creations and redemptions, the amount and timing of payments of interest and principal, as well as loan repayments, on the Trust’s private credit assets, the amount and timing of distributions made by the Trust to the shareholders, the Trust’s ability to identify and acquire private credit assets and the timing of such acquisitions. The Trust does not have a prescribed maximum or minimum permissible deviation from the 20% target allocation for the Liquidity Sleeve.

The Trust’s asset acquisition decisions will depend on prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments. The Trust cannot predict the specific percentage of its assets that it will own in any particular target asset class from time to time or whether the Trust will acquire other asset classes. The Trust may change its strategy and policies without a vote of the shareholders. The Trust believes that the diversification of its portfolio of assets, combined with the depth of the Advisor’s and the Sub-Advisor’s platforms and expertise among the Trust’s target assets, will enable the Trust to achieve attractive risk-adjusted returns under a variety of market conditions and economic cycles.

Investment Guidelines

The Trust’s investment guidelines, which have been adopted by the Advisor, are comprised of the following:

●	no acquisition will be made that would cause the Trust to fail to qualify as a partnership for U.S. federal income tax purposes;

●	no acquisition will be made that would cause the Trust to register as an investment company under the 1940 Act;

●	acquisitions will be predominantly in the Trust’s target assets;

●	no more than % of the Trust’s NAV will be invested in any single asset at the time of the acquisition; and

●	until appropriate assets can be identified for acquisition, the Trust may invest the net proceeds of any offering in interest-bearing, short-term investments, including money market accounts and/or funds, that are consistent with the Trust’s intention to qualify as a partnership for U.S. federal income tax purposes.

The Advisor must approve any change in or waiver to these investment guidelines.

Competitive Strengths

The Advisor believes that the Trust is well positioned to take advantage of opportunities in the private credit market due to the following competitive strengths:

●	Experienced senior management team. The Trust benefits substantially from the experience and expertise of the Advisor and the Sub-Advisor. The senior management team of the Advisor has deep experience in the fixed income market, having collectively structured and launched over 350 exchange-traded products. In addition, the Sub-Advisor is one of the most experienced investors in consumer and small business whole loans. The Sub-Advisor’s domain expertise, tenure and acquisition process, which includes platform diligence in addition to individual loan analysis, enables the Trust to construct and manage a diversified portfolio that targets the Trust’s risk-adjusted return objectives. The Sub-Advisor’s team responsible for analyzing individual loans and constructing portfolios includes employees and consultants with expertise in investing, research, risk management, and engineering. The Sub-Advisor also works with domain experts in the field of credit analytics to understand market microstructure and other qualitative sources of return generation.

●	Established relationships with reputable Fintech lending platforms. Given the Sub-Advisor’s long history and strong track record in the private credit market, it has cultivated long-standing and extensive industry relationships with high-quality Fintech lending platforms which the Advisor believes will provide the Trust access to an ongoing source of asset acquisition opportunities through which the Trust can selectively construct and grow a diversified portfolio of high-quality private credit assets.

●	Methodical and rigorous acquisition process. Platform selection and credit underwriting are paramount to the Trust’s acquisition and risk mitigation strategy. As one of the most experienced purchasers of private credit assets enabled by technology, the Sub-Advisor has significant expertise in the due diligence of Fintech lending platforms. In conducting due diligence on a Fintech lending platform, the Sub-Advisor analyzes the risk systems and models of the platform, including its tools and processes, governance and policies, and historical performance. The Advisor believes the Sub-Advisor’s proprietary acquisition and risk management tools and processes will enable the Trust to select high-quality Fintech lending platforms and acquire and manage a portfolio of high-quality credit assets that generate stable and consistent risk-adjusted returns for the shareholders.

●	Portfolio Management. The Trust monitors multiple portfolio risks, including changing probabilities of default, interest rate exposure, macroeconomic risks, portfolio diversification, and platform-specific risks. Once the Trust acquires a private credit asset from a Fintech lending platform, further independent monitoring is conducted monthly by the Sub-Advisor to update its forecast loss expectations and anticipated credit performance over the credit asset’s life. The Sub-Advisor’s proprietary data platform has been built in-house and, with a track record that spans over nine years, refined to monitor and validate the daily activity of hundreds of thousands of individual loan positions to provide timely information and insightful analytics of portfolio changes.

●	Efficient vehicle for exposure to the private credit assets. The Advisor believes the Trust is structured as a tax-efficient vehicle for investors to gain access to the private credit market through the ownership of a diversified portfolio of consumer and small business loans sourced through Fintech lending platforms. Because the Trust is characterized for U.S. federal income tax purposes as a partnership, the Trust will generally distribute its earnings to the shareholders without paying U.S. federal corporate income tax.

Financing Strategy

Initially, the Trust does not expect to use leverage to finance the acquisition of its assets. However, the Trust may in the future use leverage to enhance its returns to the shareholders or manage the liquidity of the portfolio including, if necessary or desirable, to satisfy redemption requests. The Trust may in the future use a number of sources to finance its portfolio, including bank credit facilities (including term loans and revolving facilities), warehouse facilities and loan securitizations. The decision on how the Trust finances specific assets or groups of assets will largely be driven by capital allocations and portfolio management considerations, as well as prevailing credit spreads and the terms (including costs and leverage availability) of available financing and market conditions.

Although the Trust is not restricted by any regulatory requirements to maintain its leverage ratio at or below any particular level, the amount of leverage the Trust may employ for particular assets will depend upon the availability of particular types of financing and the Trust’s assessment of the credit, liquidity, price volatility and other risks of those assets and financing counterparties. The Trust intends to use leverage for the primary purpose of financing its portfolio and business activities and not for the purpose of speculating on changes in interest rates. In general, the Trust expects that its total leverage (defined as total debt divided by total equity) will vary between 0% to 30% of the shareholders’ equity. However, there can be no guarantee that its total leverage will not be greater than such expectation. In the event the Trust uses leverage in the future, it will notify investors via a prospectus supplement, current report on Form 8-K or annual or quarterly reports, as applicable, and/or on the Trust’s website.

1940 Act

The Trust intends to conduct its operations so that it falls outside of the definition of an investment company under Section 3(a)(1)(C) of the 1940 Act. Section 3(a)(1)(A) of the 1940 Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the 1940 Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which is referred to as the “40% test”. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exclusion from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act.

The Trust conducts its businesses primarily through its subsidiaries. The Trust intends to conduct its operations so that it complies with the 40% test. The securities issued by any wholly owned or majority-owned subsidiaries that the Trust may form in the future that are excluded from the definition of “investment company” based on Section 3(c)(1) or (c)(7) of the 1940 Act, together with any other investment securities the Trust may own (excluding U.S. government securities and cash items), may not have a value in excess of 40% of the value of the Trust’s total assets on an unconsolidated basis. In addition, the Trust believes that it will not be considered an investment company under Section 3(a)(1)(A) of the 1940 Act because it will not engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, the Trust will be primarily engaged in the non-investment company businesses of its subsidiaries.

The Trust anticipates that one or more of its subsidiaries will qualify for an exclusion from registration as an investment company under the 1940 Act pursuant to either Section 3(c)(5)(A) of the 1940 Act, which is available for entities which are not engaged in the business of issuing redeemable securities, face-amount certificates of the installment type or periodic payment plan certificates, and which are primarily engaged in the business of purchasing or otherwise acquiring notes, drafts, acceptances, open accounts receivable, and other obligations representing part or all of the sales price of merchandise, insurance and services, or Section 3(c)(5)(B) of the 1940 Act, which is available for entities primarily engaged in the business of making loans to manufacturers, wholesalers, and retailers of, and to prospective purchasers of, specified merchandise, insurance and services. These exceptions generally require that at least 55% of such subsidiaries’ portfolios must be comprised of qualifying assets that meet the requirements of the relevant exclusion. The Trust intends to treat (1) consumer loans the proceeds of which are used by borrowers to (a) purchase specified merchandise, services or insurance or (b) refinance indebtedness that was initially incurred to purchase specified merchandise, insurance and services, or (2) loans to manufacturers, wholesalers, and retailers of, and loans to prospective purchasers of, specified merchandise, insurance and services, in each case as qualifying assets for purposes of these exclusions. The Trust also plans to treat as qualifying assets for purposes of this exclusion other consumer assets, such as consumer installment loans made at the point of sale of a retailer or online to purchase goods, healthcare receivables or auto loans. In general, the Trust also expects, with regard to its subsidiaries relying on Section 3(c)(5)(A) or Section 3(c)(5)(B), to rely on guidance published by the SEC, or its staff, or on the Trust’s analyses of guidance published with respect to other types of assets, to determine which assets are qualifying assets under the exclusions. For the Trust’s subsidiaries that qualify for one or more of these exclusions, the Trust’s interests in these subsidiaries will not constitute “investment securities.”

In addition, the Trust expects that one or more of its wholly owned or majority-owned subsidiaries may rely on Rule 3a-7 to avoid registration as an investment company under the 1940 Act. Rule 3a-7 is available to an issuer of non-redeemable securities that entitle the holders of those securities to receive payments principally tied to the cash flow from “eligible assets.” As provided in Rule 3a-7(b)(1), “eligible assets” are fixed or revolving financial assets that by their terms convert into cash within a finite time period (plus any rights designed to assure the servicing of such assets) and would include, among other things, unsecured consumer loans. Issuers intending to rely on Rule 3a-7 are subject to other requirements, including that securities may be sold only to (i) “qualified institutional buyers,” as defined in Rule 144A promulgated under the Securities Act or (ii) if the sale relates to fixed-income securities, “accredited investors” as defined in paragraph (1), (2), (3) or (7) of Rule 501(a) of Regulation D promulgated under the Securities Act. Securities may be sold to prospective purchasers that do not qualify as qualified institutional buyers or accredited investors as defined above only if such securities are rated, at the time of initial sale, in one of the four highest categories by at least one nationally recognized statistical rating organization not affiliated with the issuer or any person involved in the organization or operation of the issuer. The Trust also expects that subsidiaries relying on Rule 3a-7 will be required to appoint a trustee to manage and control the accounts of fixed-income security holders to whom the subsidiary owes payments based on cash flows generated from the eligible assets.

The Trust will monitor its holdings on an ongoing basis to determine its compliance with the 40% test. In connection therewith, the Trust will monitor the holdings of its subsidiaries on an ongoing basis to ensure that such subsidiaries comply with available exemptions or exclusions from registration under the 1940 Act. The Trust’s subsidiaries’ qualification for exclusions from registration under the 1940 Act will limit the Trust’s ability to make certain acquisitions. For example, these restrictions will limit the ability of the Trust’s subsidiaries to purchase loans that do not represent part or all of the sales price of merchandise, insurance and services.

Investment Advisers Act of 1940

The Advisor and the Sub-Advisor are registered as investment advisers under the Advisers Act, and are subject to the regulatory oversight of the SEC.

Competition

The Trust competes for acquisitions of private credit assets with other companies and investments funds (including business development companies, mutual funds, pension funds, private equity funds and hedge funds) as well as traditional financial services companies such as commercial banks, investment banks, finance companies and insurance companies. A number of institutional investors are investing in private credit loans and Fintech lending platforms. As described in “Conflicts of Interests,” the Advisor and the Sub-Advisor advise other vehicles that invest in private credit assets, and the Trust will compete with these vehicles for acquisition opportunities. Competition could also grow from hedge funds, credit card companies, other institutional investors and even Fintech lending platforms. In recent years there has been a marked increase in the number of, and flow of capital into, platforms established to pursue acquisitions of private credit loans. The Trust could face increasing competition for opportunities to acquire loans that have been facilitated through Fintech lending platforms, which could make it more difficult for the Trust to acquire loans at attractive pricing.

Additionally, because competition for higher-yielding investment opportunities generally has increased, many new investors have entered the private credit lending sector over the past few years. As a result of these new entrants, competition for investment opportunities in private credit loans may intensify. Many of these entities have greater financial and managerial resources than the Trust does. The Trust believes it is able to compete with these entities on the basis of the Advisor’s and the Sub-Advisor’s deep and highly specialized market experience.

Secondary Market Trading

Authorized Participants may offer to the public, from time to time, Shares from Baskets purchased from the Trust. Shares offered to the public by the Authorized Participants are offered at a per-Share offering price that varies depending on, among other factors, the trading price of the Shares on CBOE, the NAV per Share, and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. The Trust will not pay a selling commission or any other compensation to any Authorized Participant in connection with the creation of Baskets. Shareholders that purchase Shares through a commission or fee-based brokerage account may, however, pay commissions or fees charged by the brokerage account.

The Trust is not registered as an investment company for purposes of U.S. federal securities laws and is not subject to regulation by the SEC as an investment company. Consequently, the owners of Shares do not have the regulatory protections provided to investors in registered investment companies. For example, the provisions of the 1940 Act that limit transactions with affiliates, prohibit the suspension of redemptions (except under certain limited circumstances) or limit sales loads, among others, do not apply to the Trust.

Valuation of the Trust’s Assets; Computation of the Trust’s NAV

The Advisor has the exclusive authority to determine the Trust’s NAV and the NAV per Share. The Trust’s NAV and NAV per Share are determined daily, as of the close of regular trading on CBOE (normally, 4:00 p.m. ET). The Advisor has delegated to BBH, as the Administrator of the Trust, the responsibility of the computation of the Trust’s NAV and NAV per Share. The Administrator makes the required calculations as soon as practicable after the close of trading on CBOE. The NAV of the Trust on any given day is obtained by subtracting the Trust’s accrued expenses and other liabilities on that day from the value of the Trust’s assets (i.e., the value of the Trust's private credit assets, plus the value of the Trust’s assets comprising the Liquidity Sleeve and any other assets) as of the close of trading on that day. Once the NAV of the Trust has been calculated, the Administrator determines the NAV per Share by dividing the NAV of the Trust by the number of Shares outstanding at the time the calculation is made. The valuation of the Trust’s assets and liabilities and the calculation of the Trust’s NAV and NAV per share are further described below.

The Advisor has outlined valuation policies and procedures pursuant to which the Trust will value its assets. Under the Advisor’s valuation policies and procedures, the Advisor will determine the fair value of the Trust’s assets comprising the Liquidity Sleeve and has delegated to the Sub-Advisor the responsibility to determine the fair value of the Trust’s private credit assets. In computing the NAV, the Trust’s assets are valued at their current market values determined on the basis of market quotations. If market quotations are not readily available, assets are valued at fair value determined in accordance with GAAP. As a general matter, fair value represents the amount the Trust could reasonably expect to receive if its assets were sold at the time of valuation, based on information reasonably available at the time the valuation is made and is believed to be reliable.

Under ASC Topic 820, assets and liabilities carried at fair value on the balance sheets are classified among three levels based on the observability of the inputs used to determine fair value:

Level 1 - The valuation is based on quoted prices in active markets for identical instruments.

Level 2 - The valuation is based on observable inputs such as quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation methodologies for which all significant assumptions are observable in the market.

Level 3 - The valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the instrument. Level 3 valuations are typically performed using pricing models, discounted cash flow methodologies, or similar methodologies, which incorporate management’s own estimates of assumptions that market participants would use in pricing the instrument or valuations that require significant management judgment or estimation.

There is no single standard for determining the fair value of an asset. Rather, fair value calculations will involve significant professional judgment in the application of both observable and unobservable attributes, and as a result, the calculated NAV of the Trust’s assets may differ from their actual realizable value or future fair value.

A substantial majority of the Trust’s portfolio will be comprised of private credit assets considered Level 3 assets for which market quotations are not readily available. In accordance with the Advisor’s valuation policies and procedures, the Sub-Advisor will determine the fair value of the Trust’s private credit assets on a daily basis by primarily relying on an independent third-party valuation service. The third-party valuation service utilizes an independent DCF analysis of the loan portfolio’s expected future net cash flows over the lifetime of the loan, discounted by the expected return. The difference between the calculated net present value and carrying value of the loan portfolio reflects the valuation adjustment that will be calculated daily.

Base behavioral assumptions for the DCF model, such as CDR, CPR, and recovery rates, are generally provided by the origination platforms at least every 12 months. The third-party valuation service incorporates these base assumptions into its DCF model, incorporating and adjusting these assumptions as appropriate based on the valuation service’s proprietary modeling methodology and analysis. On a daily basis, the third-party valuation service runs its DCF model using new daily inputs, specifically the updated daily loan tapes (including details such as loan balances, payment history, interest rates, and FICO scores) and current market discount rates and spreads, while holding the base behavioral assumptions constant. Additionally, the model may incorporate any publicly available information such as pricing from recent deals or information specific to the Fintech lending platform.

Daily cash balances will reflect ending account balances per bank account. Interest receivable will reflect accrued interest balances for the loan portfolio per servicer’s statement. Prepaid and other assets will reflect ending accrued balances per general ledger.

Though the Sub-Advisor and third-party valuation service utilize independent models, they engage in periodic high-level discussions regarding model structure and macroeconomic considerations as part of the quarterly calibration process. Both the Sub-Advisor’s internal model and the third-party valuation service’s model are calibrated on a scheduled quarterly basis. During these quarterly calibration cycles, the Sub-Advisor and the third-party valuation service review updated platform base assumptions and evaluate high-level adjustments to how inputs flow into their respective models. These calibration discussions focus on high-level modeling approaches—such as interpretations of how macroeconomic factors might impact loss rates and how those inputs should be used or modeled—to understand how differing techniques lead to varying results, rather than sharing detailed data-level inputs.

Once the quarterly model review is complete, the third-party valuation service will provide a fair value range for the portfolio’s private credit assets on a daily basis. The Sub-Advisor reviews this range to assess and validate the outputs of its independent internal model. The Sub-Advisor expects that its fair value determination will typically fall within the range provided by the third-party valuation service. For deviations outside of this range or for any sudden, material or unexplained changes in valuation outputs, the Sub-Advisor would undertake a further review. In these instances, the Sub-Advisor will document the reasons for such differences, and may, among other things, engage an alternative third-party valuation service or make an independent determination regarding the fair value of the applicable asset(s).

The daily valuation process consists of the third-party valuation service running its model each day with new inputs (specifically the updated loan tapes and market discount rates). Upon completion of the daily model run, the third-party valuation service provides the daily fair value calculations and a daily attribution report to the Sub-Advisor. Prior to finalizing the daily fair value of such assets, the Sub-Advisor conducts daily monitoring and oversight checks of these calculations through a two-step framework. The first step involves observing daily price movements relative to historical volatility levels. The second step is reviewing the provided daily attribution report, which analyzes the factors contributing to daily price changes based on model inputs.

To the extent an anomaly is identified in the daily price movement, or the change in daily valuation cannot be explained by identified variables, the Sub-Advisor will initiate a review with the third-party valuation service to evaluate the underlying causes. Because resolving such anomalies or conducting an intra-cycle model calibration can take several days or weeks, the Sub-Advisor may need to, in the interim, make an independent determination of the asset’s fair value in good faith based on its professional judgment and in accordance with its valuation policies and procedures. Ultimately, following this review process, the Sub-Advisor and third-party valuation service may implement an intra-cycle update and calibration of the models.

In accordance with the valuation policies and procedures outlined by the Advisor, the Sub-Advisor will review the fair values of the private credit assets provided by the independent third-party valuation services for reasonableness prior to the Sub-Advisor finalizing the daily fair value of such assets. Third-party valuation service providers will be selected based on their experience with similar assets, their demonstrated expertise in fintech, their clearly articulated valuation methodologies and sophistication of modeling capabilities, their independence and objectivity and the quality of their deliverables, their reputation in the industry, and the Advisor’s or Sub-Advisor’s experience working with the valuation service provider, or other similar valuation service providers, with other vehicles. Further, to the extent that there are material changes in the selection criteria of the third-party valuation service provider or the inputs used or the methodology applied in valuing the Trust’s private credit assets, the Trust will notify investors via a prospectus supplement, current report on Form 8-K or annual or quarterly reports, as applicable.

The Advisor will be responsible for determining the value of the Trust’s assets that comprise the Liquidity Sleeve (i.e., assets other than private credit assets). Readily marketable securities listed on a securities exchange, such as shares of ETFs, will generally be valued at the last sale price or, in the absence of a sale, at the mean between the current bid and ask price. Fixed-income assets, such as investment grade bonds and U.S. treasuries for which market quotations are readily available, will generally be valued using such asset’s current market value. These assets will generally be valued at the midpoint between the bid and ask prices, or at current market price quotations provided by dealers, or at prices (including evaluated prices) supplied by the independent third-party valuation services, which may use matrix pricing, a method of valuing assets by reference to the value of other assets with similar characteristics, such as rating, interest rate and maturity.

Once the value of the Trust’s assets has been determined, the Administrator subtracts all accrued expenses and liabilities of the Trust as of the time of calculation in order to calculate the NAV of the Trust. Once the NAV of the Trust has been calculated, the Administrator determines the NAV per Share by dividing the NAV of the Trust by the number of Shares outstanding at the time the calculation is made, and such computations will be reviewed by the Sub-Advisor. Any changes to the NAV per Share that may result from creation and redemption activity occurring on any business day are not reflected in the NAV per Share until the following business day.

The website for the Trust, which will be publicly accessible at no charge, will contain the following information on a daily basis: (a) the prior business day’s (t-1) NAV per Share, which the Trust intends to update prior to market open on the following business day (t+1); (b) the prior business day’s CBOE official closing price; (c) calculation of the premium or discount of such CBOE official closing price against such NAV per Share; (d) a table showing the number of days the Shares traded at a premium or discount; (e) a line graph showing the premium or discount of the Shares; (f) the Trust’s median bid-ask spread; and (g) historical distribution data. The NAV per Share will be calculated by the Administrator once a day and will be disseminated daily to all market participants at the same time. In addition, the Trust’s website will contain additional quantitative information about the Trust’s holdings (including the platform, outstanding principal amount or receivable principal, market value and percentage weight for each asset or, in the case of whole loans, for each origination vintage) on a daily basis, and certain portfolio-level characteristics (including sector allocations, asset type allocations and certain credit risk information) at least on a quarterly basis.

Trust Expenses

Advisory Fee

The Trust will pay the Advisory Fee, which accrues daily at an annualized rate equal to        % of the Trust’s NAV. The Advisory Fee will be payable monthly in arrears in cash.

The Trust, subject to the expense cap, will also pay other expenses related to the organization and operation of the Trust, including, but not limited to, the Other Expenses. In addition to the Other Expenses, the Trust may also pay origination and servicing fees related to the private credit assets it acquires, and such expenses will not be subject to the expenses cap. In order to limit the total amount of Other Expenses payable by the Trust, the Advisor has agreed to waive and/or reimburse the Advisory Fee or expenses of the Trust so that the amount of such Other Expenses will not exceed the expense cap.

The Advisor may liquidate the Trust’s property from time to time as necessary to permit payment of the fees and expenses that the Trust is required to pay. Neither the Advisor nor the Sub-Advisor is responsible for any depreciation or loss incurred by reason of the liquidation of Trust property made in compliance with the Trust Agreement.

Sub-Advisory Fee

The Advisor will compensate the Sub-Advisor from the Advisory Fee it receives from the Trust. The Advisor will pay the Sub-Advisor a Sub-Advisory Fee equal to           % of the Advisory Fee it receives from the Trust. To the extent that the Other Expenses of the Trust would exceed the expense cap and the Advisor is required to waive Advisory Fee and/or reimburse the Trust, the Sub-Advisory Fee will in turn be reduced by           % of the amount of any such Advisory Fee waived or amounts reimbursed. The Sub-Advisory Fee will be payable monthly in arrears in cash.

DESCRIPTION OF THE SHARES AND THE TRUST AGREEMENT

The Trust was formed as a Delaware statutory trust on December 11, 2024. The Trust’s objective is to provide attractive risk-adjusted returns to shareholders primarily through distributions of current income from the Trust’s portfolio. The Trust is governed by the Trust Agreement among the Advisor and the Trustee. The Trust Agreement sets out the rights of depositors of cash and registered holders of Shares and the rights and obligations of the Advisor and the Trustee. Delaware law governs the Trust Agreement, the Trust and the Shares.

Each Share represents a fractional undivided beneficial interest in the net assets of the Trust. The assets of the Trust consist primarily of private credit assets and to a lesser extent, investment grade bonds, U.S. treasuries, shares of ETFs that hold U.S. treasuries or other short-term, interest-bearing assets, and cash and cash equivalents. The Trust is not an investment company registered under the 1940 Act and is not subject to regulation under the 1940 Act. Investors in the Trust will not, therefore, receive the regulatory protections offered by investment companies registered under the 1940 Act. The Trust expects to qualify to be treated as a partnership for U.S. federal income tax purposes.

The following summary is qualified by reference to the entire Trust Agreement and the form of Authorized Participant Agreement, which are filed as exhibits to the registration statement of which this prospectus is a part.

Creation and Redemption

The Trust intends to offer Shares on a continuous basis, but issuances of new Shares may be suspended at any time. The Trust will issue and redeem Shares from time to time only in blocks of 50,000 Shares or integral multiples thereof called “Baskets.” These transactions will take place in exchange for cash, and only Authorized Participants may create or redeem Baskets.

The “Basket Amount” is the amount of cash that an Authorized Participant must deliver in exchange for one Basket, or that an Authorized Participant is entitled to receive in exchange for each Basket surrendered for redemption. The Basket Amount for a business day equals the NAV for 50,000 Shares, determined as of the close of regular trading on CBOE (normally, 4:00 p.m. ET), plus (in the case of creations) or minus (in the case of redemptions) a fee to minimize the impact that buying and selling loans might have on other shareholders. Any changes to NAV that may result from creation and redemption activity are not reflected in the NAV calculations for the business day on which they occur. Creation and redemption orders received prior to the order cut-off time (currently 2:00 p.m. ET) are deemed to have been received on such business day, while orders received after the order cut-off time are deemed to have been received on the next business day.

Creation of Baskets

Baskets are issued only in exchange for an amount of cash equal to the Basket Amount for the business day on which the creation order was received by the Advisor. The Basket Amount for a business day has a per Share value equal to the NAV as of such day. Creation orders received after 2:00 p.m. ET are not deemed to be received until the following business day. The Advisor notifies the Authorized Participants of the Basket Amount on each business day.

Before the Trust issue any Baskets to an Authorized Participant, that Authorized Participant must deliver to the Advisor a creation order indicating the number of Baskets it intends to purchase and providing other details with respect to the procedures by which the Baskets are to be transferred. The Advisor expects to acknowledge the creation order unless it decides to refuse the order as described below under “—Requirements for Advisor Actions.”

Upon the transfer of (1) cash in the amounts specified by the Advisor to the accounts specified by the Advisor and (2) all transaction fees associated with creations; the Advisor delivers the appropriate number of Baskets to the DTC account of the Authorized Participant. The total transaction fees charged may change from time to time. See “—Fees for Creations and Redemptions.”

Only Authorized Participants can transfer the required consideration and receive Baskets in exchange. Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets. An Authorized Participant is under no obligation to create or redeem Baskets for itself or on behalf of other persons. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. The Advisor maintain a current list of Authorized Participants.

Delivery of Baskets

No Shares are issued unless and until the Advisor receives confirmation that the required consideration has been received in the account or accounts specified by the Advisor. It is expected that delivery of the Shares will be made against transfer of consideration on the next business day following the business day on which the creation order is received by the Advisor, which is referred to as a T+1 settlement cycle. If the Advisor has not received the required consideration for the Shares to be delivered on the delivery date, by       a.m. ET, the Advisor may cancel the creation order.

Rejection of Creation Orders

The Advisor has the right to reject any creation order for any reason. The reasons for the rejection may include, among others, (1) the related order not being in proper form as described in the Authorized Participant Agreement, (2) market conditions or other circumstances that make transactions in or delivery of the Shares impossible or impractical, (3) a determination by the Advisor that the acceptance of the related order would have adverse tax or other consequences to the Trust or the shareholders, or (4) circumstances that would cause the acceptance of the related order to result in a violation of law in the opinion of counsel to the Advisor. Each Authorized Participant Agreement provides that neither the Advisor nor any agents acting on its behalf will be liable to any person for rejecting a creation order.

Redemption of Baskets

Redemption Procedures

Authorized Participants may typically surrender Baskets in exchange only for an amount of cash equal to the value of the Basket Amount on the business day the redemption request is received by the Advisor. Redemption orders received after       p.m. ET are not deemed to be received until the following business day. Holders of Baskets who are not Authorized Participants are not able to redeem their Baskets except through an Authorized Participant. It is expected that Authorized Participants may redeem Baskets for their own accounts or on behalf of the shareholders who are not Authorized Participants, but no Authorized Participant is under any obligation to do so.

Before surrendering Baskets for redemption, an Authorized Participant must deliver to the Advisor a request indicating the number of Baskets it intends to redeem and providing other details with respect to the procedures by which the assets representing the required Basket Amount are to be transferred. The Advisor expects to acknowledge the redemption order unless it decides to refuse the redemption order as described below under “—Requirements for Advisor Actions.”

After the delivery by the Authorized Participant to the Advisor’s DTC account of the total number of the Shares to be redeemed by an Authorized Participant, the Advisor delivers to the order of the redeeming Authorized Participant redemption proceeds consisting of cash. In connection with a redemption order, the redeeming Authorized Participant authorizes the Advisor to deduct from the proceeds of redemption any and all transaction fees associated with redemptions. See “—Fees for Creations and Redemptions.” The Shares can be surrendered for redemption only in Baskets.

Delivery of Redemption Proceeds

It is expected that delivery of cash to the redeeming Authorized Participant will be made against transfer of the Baskets on the next business day following the business day on which the redemption request is received by the Advisor, which is referred to as a T+1 settlement cycle. If the Advisor’s DTC account has not been credited with the total number of Shares to be redeemed pursuant to the redemption order by       a.m. ET, on the delivery date, the Advisor may cancel the redemption order.

Suspension or Rejection of Redemption Orders

The Advisor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which CBOE is closed other than customary weekend or holiday closings, or trading on CBOE is suspended or restricted, (2) for any period during which the fulfillment of redemption requests is not reasonably practicable, or (3) for such other period as the Advisor determines to be necessary for the protection of the shareholders.

The Advisor acting by itself or through the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement may, in its sole discretion, reject any redemption order (1) the Advisor determines not to be in proper form, (2) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (3) if circumstances outside the control of the Advisor, the Sub-Advisor or the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement make it for all practical purposes not feasible for the Shares to be delivered under the redemption order. The Advisor may also reject a redemption order if the number of Shares being redeemed would reduce the remaining outstanding Shares to 50,000 Shares (i.e., one Basket) or less.

The Advisor shall notify the Authorized Participant of a rejection or suspension of any redemption order. The Advisor is under no duty, however, to give notification of any specific defects or irregularities nor shall the Advisor or the Trust incur any liability for the failure to give any such notification. The Trust and the Advisor may not revoke a previously accepted redemption order.

Fees for Creations and Redemptions

Because creations and redemptions are in exchange for cash, the Authorized Participant may be required to cover (up to the maximum amount shown below) certain brokerage, tax, foreign exchange, execution, price movement and other costs and expenses related to the execution of trades resulting from such transaction (which may, in certain instances, be based on a good faith estimate of transaction costs). Certain fees/costs associated with creation or redemption transactions may be waived or reimbursed in certain circumstances.

The following table sets forth the maximum amount that the Authorized Participant may be required to cover in connection with creations and redemptions (as described above):

Transaction	Maximum Additional Charge*
Creation		%
Redemption		%

*	As a percentage of value of the Shares created or redeemed, inclusive of the standard transaction fee (for the avoidance of doubt, the sum of the standard transaction fee and the maximum additional charge will not exceed % of the value of the Shares created or redeemed).

Liability and Indemnification

Trustee

As further discussed in the Trust Agreement, the Trustee will not be liable for the acts or omissions of the Advisor, nor will the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Advisor or the Trust under the Trust Agreement. The Trustee will not be personally liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:

●	the Trustee will not be personally liable for any error of judgment made in good faith except to the extent such error of judgment constitutes gross negligence on its part;

●	no provision of the Trust Agreement will require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Trustee shall have reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

●	under no circumstances will the Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

●	the Trustee will not be personally responsible for or in respect of the validity or sufficiency of the Trust Agreement or for the due execution hereof by the Advisor;

●	the Trustee will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of any governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by an authorized officer of the Advisor or any other corresponding directing party, as to such fact or matter, and such certificate will constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

●	in the exercise or administration of the trust hereunder, the Trustee (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee will not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys will have been selected by the Trustee in good faith and with due care and (ii) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;

●	except as will be expressly provided in the Trust Agreement, the Trustee will act solely as a trustee under the Trust Agreement and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by the Trust Agreement will look only to the Trust’s property for payment or satisfaction thereof; and

●	the Trustee will not be liable for punitive, exemplary, consequential, special or other similar damages under any circumstances.

The Trustee or any officer, affiliate, director, employee, or agent of the Trustee (each, a “Trustee Indemnified Party”) will be entitled to indemnification from the Advisor or the Trust, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under State or federal securities laws) of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted against such Trustee Indemnified Parties with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Trust Agreement or the transactions contemplated in the Trust Agreement; provided, however, that the Advisor and the Trust will not be required to indemnify any Trustee Indemnified Party for any Expenses that are a result of the willful misconduct, bad faith or gross negligence of such Trustee Indemnified Party.

The obligations of the Advisor and the Trust to indemnify the Trustee Indemnified Parties will survive the termination of the Trust Agreement.

Advisor

The Advisor will not be under any liability to the Trust, the Trustee or any shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any assets held in trust hereunder; provided, however, that this provision will not protect the Advisor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. They may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or by any other person for any matters arising hereunder. The Advisor will in no event be deemed to have assumed or incurred any liability, duty, or obligation to any shareholder or to the Trustee other than as expressly provided for herein. The Trust will not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

In addition, as described in the Trust Agreement, (i) whenever a conflict of interest exists or arises between the Advisor or any of its affiliates, on the one hand, and the Trust, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated herein or therein provides that the Advisor will act in a manner that is, or provides terms that are, fair and reasonable to the Trust, the Advisor will resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Advisor, the resolution, action or terms so made, taken or provided by the Advisor will not constitute a breach of the Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Advisor at law or in equity or otherwise.

The Advisor and its shareholders, members, directors, officers, employees, affiliates and subsidiaries (each an “Advisor Indemnified Party”) will be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement, provided that (i) the Advisor was acting on behalf of, or performing services for, the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of fraud, gross negligence, bad faith, willful misconduct, or a material breach of this Trust Agreement on the part of the Advisor and (ii) any such indemnification will be recoverable only from the Trust’s assets. Any amounts payable to an Advisor Indemnified Party under the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Advisor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Advisor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Advisor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Advisor Indemnified Parties will survive the termination of the Trust Agreement.

Amendment and Dissolution

The Advisor and the Trustee may agree to amend the Trust Agreement without the consent of the shareholders. If an amendment imposes or increases fees or charges or prejudices a substantial existing right of the shareholders or similarly materially adversely affects any shareholder, it will not become effective until 30 days after the Advisor notifies the registered holders of the amendment.

An amendment to the Trust Agreement may substantially alter the nature of an investment in the Shares, including, for example, amendments that change the assets through which the Trust seeks to achieve its objective or that cause the Trust to seek investment returns. At the time an amendment becomes effective, by continuing to hold Shares, investors are deemed to agree to the amendment and to be bound by the Trust Agreement as amended. In no event may any amendment impair the right of a shareholder to surrender Baskets and receive therefor the amount of Trust property represented thereby, except in order to comply with mandatory provisions of applicable law. In addition, no amendment to the Trust Agreement may be made if, as a result of such amendment, it would cause the Trust to be taxable as an association taxable as a corporation for United States federal income tax purposes.

The Advisor will dissolve the Trust if:

●	the Advisor is notified that the Shares are delisted from CBOE and are not approved for listing on another national securities exchange within five business days of their delisting;

●	the SEC (or its staff) or a court of competent jurisdiction determines that the Trust is an investment company under the 1940 Act, and the Advisor has actual knowledge of that determination;

●	the Advisor determines to liquidate the Trust in accordance with the terms of the Trust Agreement, which provides that the Advisor may liquidate the Trust at any time the Advisor determines that liquidating the Trust is advisable. The Advisor may, for example (but will not be obligated to), liquidate the Trust if, among other reasons, (1) legal, regulatory or market changes occur that would result, in the opinion of the Advisor, in a decrease of investment opportunities available to meet the Trust’s objective or (2) the value of the Trust is at a level at which continued operation of the Trust is not cost-efficient;

●	the Trust is treated as an association taxable as a corporation for United States federal income tax purposes; or

●	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

The Advisor will notify DTC at least 30 days before the date for dissolution of the Trust. After termination, the Advisor and its agents will do the following under the Trust Agreement but nothing else: (1) collect distributions pertaining to Trust property, (2) pay the Trust’s expenses and sell assets as necessary to meet those expenses and (3) deliver Trust property upon surrender and cancellation of Shares. Ninety days or more after dissolution, the Advisor may sell any remaining Trust property in a public or private sale. After that, the Advisor will hold the money it received on the sale and any other cash it is holding under the Trust Agreement for the pro rata benefit of the registered holders that have not surrendered their Shares. The Advisor will not invest the money and will have no liability for interest. The Advisor’s only obligations will be to account for the money and other cash, after deduction of applicable fees, trust expenses and taxes and governmental charges.

Requirements for Advisor Actions

Before the Advisor delivers or registers a transfer of the Shares or makes a distribution on the Shares, the Advisor may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any Shares or the Trust’s assets;

●	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

●	compliance with regulations it may establish, from time to time, consistent with the Trust Agreement, including the presentation of transfer documents.

The Advisor may suspend the delivery of the Shares, registrations of transfer of the Shares and surrenders of the Shares for the purpose of redemption generally, or may refuse particular deposit, transfer or withdrawal requests at any time when the books of the Advisor are closed or at any time if the Advisor determines that it is necessary or advisable to do so for any reason.

Certificates Evidencing the Shares

The Shares are evidenced by certificates executed and delivered by the Advisor on behalf of the Trust. It is expected that DTC will accept the Shares for settlement through its book-entry settlement system. So long as the Shares are eligible for DTC settlement, there will be only one global certificate evidencing Shares that will be registered in the name of a nominee of DTC. Investors will be able to own Shares only in the form of book-entry security entitlements with DTC or direct or indirect participants (the “Indirect Participant”) in DTC. No investor will be entitled to receive a separate certificate evidencing Shares. Because Shares can only be held in the form of book-entries through DTC and its participants (“DTC Participants”), investors must rely on DTC, a DTC Participant and any other financial intermediary through which they hold Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about the procedures and requirements for securities held in DTC book-entry form.

Cash and Other Distributions

Following an initial ramp-up period of between       and       months, the Trust intends to make regular monthly distributions to the shareholders. The declaration and payment of any distributions will be at the discretion of the Advisor and will depend upon the Trust’s actual operating results, general economic and business conditions, the level of retained cash flows and the Liquidity Sleeve, the amount of interest and principal received on the Trust’s private credit and other assets, acquisition and financing costs (if any), operating expenses and any other expenditures, contractual, legal and regulatory restrictions, if any, and such other factors as the Advisor may deem relevant. See “Distribution Policy.”

Voting Rights

Owners of Shares do not generally have any voting rights, take no part in the management or control of, and have no voice in, the Trust’s operations or business. The Shares do not represent a traditional investment and are not similar to shares of a corporation operating a business enterprise with management and a board of directors. All Shares are of the same class with equal rights and privileges. Each Share entitles the holder to vote on the limited matters upon which shareholders may vote under the Trust Agreement. The Shares do not entitle their holders to any conversion or pre-emptive rights or any redemption rights.

Share Splits and Reverse Splits

If the Advisor believes that the per Share price in the secondary market for Shares has deviated from a desirable trading price range or if the Advisor determines that it is advisable for any reason, the Advisor may cause the Trust to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket.

Management of the Trust

The Advisor manages the Trust’s business and affairs. The Trust does not have a board of directors or an audit committee but certain oversight functions with respect to the Trust are performed by certain executive officers of the Advisor. See “The Advisor—Key Personnel of the Advisor.”

Except to the extent limited by Delaware law or the Trust Agreement, the Advisor may delegate any or all of its duties under the Trust Agreement to any person, including any of its affiliates under the Trust Agreement to any person, including to any of its affiliates. The Trust has engaged the Advisor to be responsible for the overall management of the Trust’s business activities and responsible for constructing and managing the Trust’s Liquidity Sleeve and the Sub-Advisor to be responsible for the day-to-day management of the Trust’s private credit assets.

THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

DTC will act as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions in those securities among DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law.

Individual certificates will not be issued for the Shares. Instead, a global certificate will be signed by the Advisor on behalf of the Trust, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Advisor on behalf of DTC. The global certificate represents all of the Shares outstanding at any time.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC will credit or debit, on its book-entry registration and transfer system, the number of Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Advisor and the DTC Participants will designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC, with respect to DTC Participants; the records of DTC Participants, with respect to Indirect Participants; and the records of Indirect Participants, with respect to beneficial owners that are not DTC Participants or Indirect Participants. Beneficial owners are expected to receive from or through a DTC Participant a written confirmation relating to their purchase of the Shares.

Investors may transfer Shares through DTC by instructing the DTC Participant or Indirect Participant through which they hold their Shares to transfer the Shares. Transfers will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service for the Shares by giving notice to the Advisor. Under these circumstances, the Advisor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, deliver separate certificates for Shares to a successor authorized depositary identified by the Advisor and available to act, or, if no successor is identified and able to act, the Advisor shall terminate the Trust.

The rights of the shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC.

The Trust Agreement provides that, as long as the Shares are represented by a global certificate registered in the name of DTC or its nominee, the Advisor will be entitled to treat DTC as the holder of the Shares.

THE ADVISOR

The Advisor is BondBloxx Investment Management Corporation, a Delaware corporation. The Advisor’s principal office is located at 700 Larkspur Landing Circle, Larkspur, CA 94939.

The Advisor, BIM, is responsible for the overall management of the Trust’s business activities and responsible for constructing and managing the Trust’s Liquidity Sleeve. BIM is a full service, SEC-registered investment adviser under the Advisers Act, focused solely on meeting the needs of fixed income investors. BIM was founded in 2021 by an industry-leading team of financial market veterans that has collectively structured and launched more than 350 exchange-traded products. This senior management team includes Tony Kelly, co-founder of BIM, Leland Clemons, Chief Executive Officer and co-founder of BIM, Joanna Gallegos, Chief Operating Officer and co-founder of BIM, Elya Schwartzman, co-founder of BIM, Mark Miller, co-founder of BIM, and Brian O’Donnell, co-founder of BIM. As of December 31, 2025, BIM has launched 27 ETFs with over $7.32 billion of assets under management. As of December 31, 2025, BIM’s senior management team is supported by 32 professionals.

The Advisor provides the Trust with an investment team, including the Chief Executive Officer and Chief Financial Officer, along with appropriate investment professionals and support personnel to provide the advisory services the Trust requires as described in the Advisory Agreement. The Trust does not pay any of these individuals any compensation for performing certain functions with respect to the Trust that, if the Trust had directors or officers, would typically be performed by them. Rather, the Trust pays the Advisor an advisory fee based on % of the Trust’s NAV pursuant to the Advisory Agreement. See “—Advisory Fee.”

Key Personnel of the Advisor

The following table sets forth certain information about the senior management team of the Advisor who will manage the portfolio.

Name	Age	Position(s) Held with the Advisor
Leland Clemons	49	Chief Executive Officer and Co-Founder
Tony Kelly	54	Co-Founder
Joanna Gallegos	50	Chief Operating Officer and Co-Founder
Elya Schwartzman	57	Co-Founder
Mark Miller	63	Co-Founder
Brian O’Donnell	51	Co-Founder

Leland Clemons co-founded BIM in 2021 and currently serves as its Chief Executive Officer. Prior to co-founding BIM, Mr. Clemons was Head of Fixed Income and Derivatives for Tradeweb Europe from 2019 to 2021, where he led growth in the credit, rates and automated execution products, including the introduction of portfolio trading in European Credit. Prior to Tradeweb, he held a variety of roles in the ETF division BlackRock Inc. (“BlackRock”) from 2005 to 2019, including Global Head of Markets and Investment Strategy, where he was responsible for the investment strategy, portfolio consulting and capital markets teams within the $2 trillion iShares ETF business. During his time at BlackRock, Leland held leadership roles in both the United States and Europe, helping to grow ETF assets from less than $100 billion to over $2 trillion by 2019. He has served on BlackRock’s Global ETF Executive Committee and ETF Global Markets and Investments Leadership Committee, as well as BlackRock’s Trading and Liquidity Strategies Executive Committee. He is named as inventor on a patent for a system to protect individual investors in a blind ETF with a small lot redemption trigger, developed during his time at BlackRock. Mr. Clemons received a B.S. in economics from Washington and Lee University and an M.B.A. from Columbia Business School.

Tony Kelly co-founded BIM in 2021. Prior to co-founding BIM, Tony was Global Head of Product and Strategy for the ETF business at the Goldman Sachs Asset Management, Inc. from 2015 to 2021. Prior to Goldman Sachs, he held a variety of roles from 2000 to 2015 at Barclays Global Investors and, following its acquisition, BlackRock, where he was a Managing Director responsible for the development of over 150 funds and established the capital markets group at BlackRock’s iShares. He began his career as an Investment Analyst at McMorgan & Company from 1998 to 2000 and as an Equity Trading Assistant at Donaldson, Lufkin & Jenrette from 1996 to 1998. He is named as inventor on a patent for a multi-basket structure for ETFs and on a system to protect individual investors in a blind trust ETF with a small lot redemption trigger, both established during his time at BlackRock. He is an active board and community member who served on the Fixed Income Index Advisory Board for the London Stock Exchange Group and on the Leading Disruptive Innovation Advisory Board at Rutgers University. Mr. Kelly received a B.B.A from Baruch College, City University of New York and an M.S. in Finance from Georgetown University. He holds Financial Industry Regulatory Authority (“FINRA”) Series 7, 63 and 24 licenses.

Joanna Gallegos co-founded BIM in 2021 and currently serves as its Chief Operating Officer. Prior to co-founding BIM, Joanna held a variety of roles at J.P. Morgan Asset Management from 2013 to 2021, including Head of its US ETF business and Head of Global ETF Strategy, where she led the firm’s efforts to design, develop, launch and manage a complete range of ETF products and helped JPM become a Top 10 Provider of ETFs, with over $65 billion in assets under management. Prior to J.P. Morgan Asset Management, she held a variety of roles at BlackRock’s iShares division, including Senior Product Manager and Managing Director of the firm’s strategic initiatives group, from 1999 to 2013, where she was instrumental in planning, building and launching many of the industry’s largest and most liquid equity, fixed income and alternative ETFs. She is named as inventor on a patent for Multi-Basket Structure for Exchange Traded Funds (ETF), developed during her time at BlackRock, and a System and Method for Dynamic Implementation of Exchange Traded Funds, developed during her time at J.P. Morgan Asset Management. Ms. Gallegos received a B.S. from Sonoma State University in Business Administration & Finance. She holds FINRA Series 7, 63 and 24 licenses.

Elya Schwartzman co-founded BIM in 2021. Prior to co-founding BIM, Elya was the president and founder of ESIC, LLC, a consulting firm specializing in fixed income ETF portfolio management, strategy, and infrastructure. Prior to ESIC, Elya was a director at BlackRock from 2010 to 2019, where he oversaw a portfolio management team and was responsible for over $200 billion in ETFs and other global bond portfolios, while developing systems and technology for the ETF ecosystem. Prior to BlackRock, Mr. Schwartzman was a senior portfolio manager at State Street Global Advisors, where he guided the initial launch of fixed income ETFs and managed active high yield funds. He is named as inventor on a patent on a system for processing ETF custom baskets, developed during his time with BlackRock. Mr. Schwartzman received his M.B.A. in Quantitative Finance from the MIT Sloan School of Management.

Mark Miller co-founded BIM in 2021. Prior to co-founding BondBloxx, Mr. Miller ran institutional distribution for HSBC in North and South America and was Head of Market Sales across both fixed income and equities. Prior to HSBC, he served in BlackRock’s iShares ETF division where he was responsible for the growth of fixed income ETFs with institutional investors. Previous to BlackRock, Mr. Miller served as President at The Seaport Group (now Seaport Global), a fixed income investment banking boutique specializing in high yield debt, distressed debt, emerging markets debt, and high-grade credit products. Prior to Seaport, he served as Head of Global Markets Institutional Sales for both fixed income and equities at Bank of America. Mr. Miller began his career at Salomon Brothers/Citigroup, where he spent 20 years in the fixed income division, ending as Head of Global Distribution for all U.S. Credit Products. Mr. Miller serves on the Advisory Council for Cornell and on the Advisory Board for Shatterproof. He is also the Board Chair for P.O.T.S (Part of the Solution) in The Bronx, New York.

Brian O’Donnell co-founded BIM in 2021. Prior to co-founding BIM, Brian was Senior Vice President for Funds and Managed Accounts at Northern Trust Asset Management from 2018 to 2021. His responsibilities included developing sales and business strategy to deliver the firm’s ETF, mutual fund, and multi-asset class investment solutions; refining distribution effectiveness; expanding reach into new client channels and segments, particularly growing institutional adoption of ETFs; and enhancing business intelligence through data and analytics. Prior to Northern Trust, he held a variety of roles at BlackRock from 2001 to 2017, where he led sales for BlackRock’s Liquidity effort, Institutional and RIA Distribution for BlackRock and iShares, and was instrumental in the launch of iShares ETFs to the Asia Pacific and Australian marketplaces. Prior to BlackRock, he was a Financial Advisor for Prudential Securities from 1997 to 2000. Brian received a B.A. in Finance from the University of Colorado in Boulder. He holds FINRA Series 7, 63, 65 and 24 licenses.

Investment Personnel

The executive officers and certain finance professionals of the Advisor are also officers, directors, trustees, managers, and/or key professionals of other entities managed or advised by the Advisor. These persons have legal obligations with respect to those entities that are similar to their obligations to the Trust. In the future, these persons and other affiliates of the Advisor may organize other investment programs and acquire for their own account investments that may be suitable for the Trust.

Set forth below is additional information regarding entities that are managed by the professionals of the Advisor:

Name	Entity Type	Investment Focus	Total Assets(1)
BondBloxx Bloomberg Six Month Target Duration US Treasury ETF	ETF	Treasury Bonds	$1,994,109,739
BondBloxx Bloomberg One Year Target Duration US Treasury ETF	ETF	Treasury Bonds	$676,060,305
BondBloxx Bloomberg Two Year Target Duration US Treasury ETF	ETF	Treasury Bonds	$167,700,236
BondBloxx Bloomberg Three Year Target Duration US Treasury ETF	ETF	Treasury Bonds	$209,552,723
BondBloxx Bloomberg Five Year Target Duration US Treasury ETF	ETF	Treasury Bonds	$418,461,190
BondBloxx Bloomberg Seven Year Target Duration US Treasury ETF	ETF	Treasury Bonds	$277,139,911
BondBloxx Bloomberg Ten Year Target Duration US Treasury ETF	ETF	Treasury Bonds	$865,170,295
BondBloxx Bloomberg Twenty Year Target Duration US Treasury ETF	ETF	Treasury Bonds	$211,946,504
BondBloxx IR+M Tax-Aware Short Duration ETF	ETF	Tax-Aware	$241,021,021
BondBloxx BBB Rated 1-5 year Corporate Bond ETF	ETF	US Investment Grade Corporate Bonds	$172,477,734
BondBloxx BBB Rated 5-10 year Corporate Bond ETF	ETF	US Investment Grade Corporate Bonds	$78,187,387
BondBloxx BBB Rated 10+ Year Corporate Bond ETF	ETF	US Investment Grade Corporate Bonds	$4,853,265
BondBloxx B Rated USD High Yield Corporate Bond ETF	ETF	US High Yield Corporate Bonds	$31,590,872
BondBloxx BB Rated USD High Yield Corporate Bond ETF	ETF	US High Yield Corporate Bonds	$408,375,799
BondBloxx CCC Rated USD High Yield Corporate Bond ETF	ETF	US High Yield Corporate Bonds	$287,070,286
BondBloxx USD High Yield Bond Consumer Cyclicals Sector ETF	ETF	US High Yield Corporate Bonds	$25,246,124
BondBloxx USD High Yield Bond Consumer Non-Cyclicals Sector ETF	ETF	US High Yield Corporate Bonds	$20,148,777
BondBloxx USD High Yield Bond Energy Sector ETF	ETF	US High Yield Corporate Bonds	$11,668,253
BondBloxx USD High Yield Bond Financial & REIT Sector ETF	ETF	US High Yield Corporate Bonds	$27,484,740
BondBloxx USD High Yield Bond Healthcare Sector ETF	ETF	US High Yield Corporate Bonds	$24,098,389
BondBloxx USD High Yield Bond Industrial Sector ETF	ETF	US High Yield Corporate Bonds	$36,301,975
BondBloxx USD High Yield Bond Telecom, Media & Technology Sector ETF	ETF	US High Yield Corporate Bonds	$51,878,849
BondBloxx USD High Yield Bond Sector Rotation ETF	ETF	US High Yield Corporate Bonds	$32,095,727
BondBloxx JP Morgan USD Emerging Markets 1-10 Year Bond ETF	ETF	USD Emerging Market Sovereign Bonds	$739,599,258
BondBloxx IR+M Tax-Aware Intermediate Duration ETF	ETF	Tax-Aware	$20,707,534
BondBloxx Private Credit CLO ETF	ETF	Private Credit	$185,752,728
BondBloxx IR+M Tax-Aware ETF for Massachusetts Residents	ETF	Tax-Aware	$20,568,401

(1)	Total assets are calculated as of December 31, 2025.

Advisory Services and Responsibilities

The Advisor supports the day-to-day operations and provides the Trust with the support and personnel necessary to operate the business. The Advisory Agreement requires the Advisor to provide advisory services in conformity with the operating policies and investment guidelines established by the Advisor. Under the terms of the Advisory Agreement, the Advisor:

●	manages relationships with regulators, exchanges, service providers, market makers, and Authorized Participants;

●	provides the Sub-Advisor with information regarding daily flows into and out of the company in a timely manner; and

●	leads the general sales and marketing efforts, including the description and details of the company.

The Advisor’s services under the Advisory Agreement are not exclusive, and the Advisor provides similar services to other entities. See “—Investment Personnel” above.

Advisory Fee

Trust will pay the Advisory Fee, which accrues daily at an annualized rate equal to          % of the Trust’s NAV. The Advisory Fee will be payable monthly in arrears in cash.

Other Expenses and Reimbursements

The Trust will, subject to the expense cap, also pay other expenses related to the organization and operation of the Trust, including, but not limited to, the Other Expenses. In addition to the Other Expenses, the Trust may also pay origination and servicing fees related to the private credit assets it acquires, and such expenses will not be subject to the expense cap. In order to limit the total amount of Other Expenses payable by the Trust, the Advisor has agreed to waive and/or reimburse Advisory Fees or expenses of the Trust so that the amount of such Other Expenses will not exceed the expense cap.

Organization of The Advisor

The Advisor is a Delaware corporation that is registered as an investment adviser under the Advisers Act. The principal address of the Advisor is BondBloxx Investment Management Corporation, 700 Larkspur Landing Circle, Larkspur, CA 94939.

THE SUB-ADVISOR AND SUB-ADVISORY AGREEMENT

Overview of the Sub-Advisor

The Trust and the Advisor have engaged the Sub-Advisor under the Sub-Advisory Agreement pursuant to which the Sub-Advisor will be responsible for the day-to-day management of the Trust’s private credit assets. Founded in early 2015 by a team of financial market veterans and registered with the SEC as an investment adviser under the Advisers Act since 2016, HCG specializes in the acquisition of alternative private credit assets enabled by technology. Operating at the intersection of private credit and fintech, HCG sources private credit opportunities from Fintech lending platforms. More than ten years ago, HCG believed that financial services and products would digitize and designed an alternative private credit investment capability that would generate attractive risk-adjusted returns from cash flows tied to small balance, short duration loans. Since its inception and through December 31, 2025, HCG has managed a private credit investment program that specializes in consumer and small business private credit, raised a total of approximately $640 million of capital commitments from global institutions, and invested approximately $6.1 billion in private credit assets sources from 17 different platforms. As of December 31, 2025, HCG had approximately $530 million of regulatory assets under management. HCG is led by Hadi Habal, Chief Executive Officer, supported by a team of professionals specializing in investment, data, engineering, finance and operations, compliance, and client relations.

The Sub-Advisor, among others, oversees the loan purchases and directs the financing activities as described in the Sub-Advisory Agreement. The Trust does not pay any of these individuals any compensation. Rather, the Advisor will pay the Sub-Advisor           % of the Advisory Fee it receives from the Trust based on the NAV pursuant to the Sub-Advisory Agreement. See “—Sub-Advisory Fee.”

Key Personnel of the Sub-Advisor

The following table sets forth certain information about the senior management team of the Sub-Advisor who will manage the portfolio.

Name and Age	Age	Position(s) Held with the Sub-Advisor
Hadi Habal	56	Co-Founder Principal CEO and Portfolio Manager
Gretta Heaney	65	Chief Compliance Officer
Daniel Zachmann	42	Managing Director
Logan Owen	41	Head of Engineering and Chief Information Security Officer
Daniel Im	43	Head of Financial Operations
Dan Cholvibul	37	Head of Data and Product

Hadi F. Habal co-founded HCG in 2015 and brings a distinct combination of experience and expertise in business leadership, fundamental investing and technology innovation to his role as Principal and CEO of HCG, a firm at the forefront of digital finance investing. For over 20 years, Mr. Habal has been an investor in both public and private markets, at firms including BlueCrest Capital Management (as Portfolio Manager), Millennium Partners (as Portfolio Manager), and JPMorgan Partners (as Principal). He also served as Vice President in JPMorgan’s Mergers & Acquisitions group. He started his career in the telecom services sector with GTE (n/k/a Verizon), as a Member of the Technical Staff. Mr. Habal has an M.B.A. from the Sloan School of Management at MIT, an M.S. in Electrical Engineering from Tufts University, and a B.S. in Electrical Engineering from Lehigh University. Mr. Habal holds U.S. patent # 5519760 entitled “Cellular Network-Based Location System” and designed the communications architecture for the U.S. Department of Transportation’s National Intelligent Vehicle Highway/Transportation System.

Gretta Heaney joined HCG in April 2018 and has over 25 years of legal and compliance experience in the financial services industry. Her experience includes being the chief compliance officer for the Baron mutual funds and a vice president in Goldman Sachs’ equities compliance department. She started her career in financial services as an enforcement attorney at the Securities and Exchange Commission. She has a J.D. from Fordham School of Law and a B.A. from Harvard University.

Daniel Zachmann joined HCG in 2020 and has over ten years of experience in alternative investments at Bedrock Asset Management and Bank J. Safra Sarasin. He has led fund and investment research and played a critical role in capital allocation. He has an M.B.A. from INSEAD and a B.A. in Economics from the University of Pennsylvania.

Logan Owen joined HCG in 2017 and has 20 years of broad experience in designing, building, and deploying large scale technology platforms in a variety of fields, including manufacturing, energy, finance, and logistics. His experience includes running SquareOne DevOps which specializes in providing customized “full stack” solutions. He has an M.B.A., an M.E. in Mechanical Engineering, and a B.S. in Mechanical Engineering, all from the University of Louisville.

Daniel Im joined HCG in 2021 and has almost 20 years of corporate finance experience, advising large institutional clients in areas of acquisition financing, liability management and valuation. Prior to joining the HCG team, he spent most of his career at various investment banks and most recently, Bridgewater Associates. He is a CFA® charter holder with a BS in Finance and Accounting from New York University and a MSL in Taxation from Georgetown University.

Dan Cholvibul joined HCG in 2022 and has over 10 years of experience in the financial services industry, leading a variety of technology transformations in forecasting, risk, and analytics at Capital One. His prior projects include workflow automation, cloud migration, big data evolution, and modeling microservices. He has a B.S.B.A in Finance and Economics from Washington University in St. Louis.

Certain finance professionals of the Sub-Advisor are also officers, directors, trustees, managers, and/or key professionals of other entities managed or advised by the Sub-Advisor. These persons have legal obligations with respect to those entities that are similar to their obligations to the Trust. In the future, these persons and other affiliates of the Sub-Advisor may organize other investment programs and acquire for their own account investments that may be suitable for the Trust.

Set forth below is additional information regarding entities that are managed by the professionals of the Sub-Advisor:

Name	Entity Type	Investment Focus	Total Assets(1)
HCG Digital Finance LP	Evergreen fund, private credit	Small-balance, short duration, amortizing whole loans	$334,798,618
HCG Finance DAC	Medium Term Note program	Small-balance, short duration, amortizing whole loans	$48,918,724
HCG Digital Ventures I LP	Early-stage Fintech venture	Early-stage Fintech venture	$8,514,372
HCG Digital Ventures II LP	Early-stage Fintech venture	Early-stage Fintech venture	$18,409,181
Coinvest SPVs	Early-stage Fintech venture	Early-stage Fintech venture	$1,719,196

(1)	Total assets are calculated as of December 31, 2025.

The Sub-Advisory Agreement

The Sub-Advisory Agreement governs the relationship between the Trust, the Advisor and the Sub-Advisor and provides the services to be performed by the Sub-Advisor and its compensation for those services. The material terms of the Sub-Advisory Agreement are described below.

Sub-Advisory Services and Responsibilities

The Sub-Advisor is responsible for the day-to-day management of the Trust’s private credit assets. Under the Sub-Advisory Agreement, the Sub-Advisor will, among other things:

●	be responsible for constructing the portfolio of private credit assets and sourcing potential assets for acquisition in accordance with the Trust’s objectives and policies;

●	help manage contributions to and redemptions from the portfolio; and

●	provide the Advisor with daily reports regarding the composition and characteristic of the portfolio.

The Sub-Advisor’s services under the Sub-Advisory Agreement are not exclusive, and the Sub-Advisor provides similar services to other entities. See “—Investment Personnel” above.

Liability and Indemnification of the Sub-Advisor

The Sub-Advisor has not assumed any responsibility other than to render the services called for under the Sub-Advisory Agreement and is not responsible for any action of the Advisor in following or declining to follow its advice or recommendations, including as set forth in the investment guidelines. The Sub-Advisor and its affiliates, and the directors, officers, employees and members of the Sub-Advisor and its affiliates, will not be liable to the Trust, the Advisor or the shareholders for any acts or omissions performed in accordance with and pursuant to the Sub-Advisory Agreement, except by reason of acts constituting bad faith, willful misfeasance, gross negligence or reckless disregard of their respective duties under the Sub-Advisory Agreement. The Trust and the Advisor have agreed to indemnify the Sub-Advisor and its affiliates, and the directors, officers, employees and members of the Sub-Advisor and their affiliates, with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from any acts or omissions of the Sub-Advisor, its affiliates and the directors, officers, employees and members of the Sub-Advisor and its affiliates performed under the Sub-Advisory Agreement and not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their respective duties. The Sub-Advisor has agreed to indemnify the Trust and the Advisor and the respective directors, officers and shareholders with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from any acts or omissions of the Advisor constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the Sub-Advisory Agreement, including duties performed by any affiliate or agent of the Sub-Advisor. The Sub-Advisor has and intends to maintain reasonable and customary “errors and omissions” and other customary insurance coverage.

Term and Termination

The Sub-Advisory Agreement will have an initial term of two years and will be automatically renewed for additional one-year terms on each anniversary of the Sub-Advisory Agreement unless terminated by the Sub-Advisor, the Advisor or by the Trust, provided, that the Sub-Advisory Agreement will terminate upon the final liquidation and winding up of the company. The Trust or the Advisor will also be able to terminate the Sub-Advisory Agreement only for cause. The Sub-Advisor will also be able to terminate the Sub-Advisory Agreement for a material breach of the Sub-Advisory Agreement by the Trust or the Advisor. Any such termination must be upon not less than       days’ prior notice. Additionally, the Sub-Advisor may elect to terminate the Sub-Advisory Agreement if the Trust becomes required to register as an investment company under the 1940 Act, with such termination deemed to occur immediately before such event, in which case the Trust would not be required to pay a termination fee.

With respect to the termination of the Sub-Advisory Agreement, “cause” is defined as (a) any fraud, criminal conduct, willful misconduct or willful breach of fiduciary duty by the Sub-Advisor as determined by a court of competent jurisdiction to the extent the Advisor determined that such conduct has materially and adversely affected the Trust, (b) a material breach of the Sub-Advisory Agreement of any nature whatsoever by the Sub-Advisor, which breach is not cured within 90 days of notice given to the Sub-Advisor specifying the nature of the alleged breach or (c) the Sub-Advisor assigns the Sub-Advisory Agreement or a Sub-Advisor Change of Control Event (as defined in the Sub-Advisory Agreement) occurs and such assignment or Sub-Advisor Change of Control Event, as applicable, does not constitute a permitted Sub-Advisor assignment. “Criminal conduct” includes a misappropriation of funds committed by the Sub-Advisor or an affiliate thereof with respect to the Trust or if a member of the senior management team of the Sub-Advisor whose services are material to the Trust has been convicted or entered a plea of guilt or nolo contendere of any felony or a violation of any federal or state securities laws.

Sub-Advisory Fee

The Advisor will compensate the Sub-Advisor from the Advisory Fee it receives from the Trust. The Advisor will pay the Sub-Advisor a Sub-Advisory Fee equal to           % of the Advisory Fee it receives from the Trust. To the extent that the Other Expenses of the Trust would exceed the expense cap and the Advisor is required to waive Advisory Fees and/or reimburse the Trust, the Sub-Advisory Fee will in turn be reduced by           % of the amount of any such Advisory Fees waived or amounts reimbursed. The Sub-Advisory Fee will be payable monthly in arrears in cash.

Organization of the Sub-Advisor

The Sub-Advisor is a Delaware limited partnership that is registered as an investment adviser under the Advisers Act. The principal address of the Sub-Advisor is HCG Fund Management LP, 133 Fayetteville St. Suite 300, Raleigh, NC 27601.

THE TRUST ADMINISTRATOR, TRANSFER AGENT AND CUSTODIANS

BBH will serve as the Administrator, the Transfer Agent and the custodian for the Trust’s non-private credit assets pursuant to separate agreements with the Trust. Pursuant to the Transfer and Administrative Agency Agreement, BBH will provide necessary administrative, tax and accounting and financial reporting services for the Trust’s maintenance and operations. In addition, BBH makes available the office space, equipment, personnel and facilities required to provide such services. Pursuant to a custodian agreement with the Trust, BBH will maintain, in separate accounts, the Trust’s cash, securities and other assets (other than the Trust’s private credit assets), keeps all necessary accounts and records and provides other services. BBH is required, upon the Trust’s order, to deliver securities held by BBH, to calculate the NAV of the Trust on each business day, and to make payments for redemption of the Shares.

There will be no charge to the shareholders for disbursements of cash distributions. The Trust will indemnify BBH, its agents and each of their respective stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

As compensation for these services, BBH receives certain out-of-pocket costs, transaction fees and asset-based fees which are accrued daily and paid monthly by the Trust, subject to the expense cap.

BBH may resign, by notice to the Trust, or be removed by the Trust. The resignation or removal of BBH will become effective upon the Trust’s appointment of a successor administrator, custodian and transfer agent and its acceptance of the appointment. If no successor has been appointed and has accepted the appointment within       days after notice of the resignation or removal, the Advisor may act as the administrator, the custodian and the transfer agent until a successor is appointed.

Inspira will serve as the custodian for the Trust’s private credit assets pursuant to a certain custodian agreement, pursuant to which Inspira will maintain, in separate accounts, the Trust’s private credit assets and keep all necessary accounts and records.

THE TRUSTEE

CSC Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the Delaware Statutory Trust Act (“DSTA”). The Trustee is appointed to serve as a trustee of the Trust in the State of Delaware and for the sole and limited purpose of fulfilling the requirements of Section 3807 of the DSTA and shall at all times satisfy the requirements of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.

General Duty of Care of the Trustee

The Trustee is not entitled to exercise any of the powers, or have any of the duties or responsibilities, of the Advisor. The Trustee is appointed to serve as the trustee of the Trust for the sole and limited purpose of fulfilling the requirements of the Delaware Statutory Trust Act.

Resignation, Discharge or Removal of the Trustee; Successor Trustees

The Trustee may resign at any time by giving at least 60 days’ notice to the Advisor. The Advisor may remove the Trustee at any time. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.

If the Trustee resigns or is removed, the Advisor shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the DSTA. The successor will become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under the Trust Agreement, with like effect as if originally named as the Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under the Trust Agreement. If no successor Trustee shall have been appointed within 60 days after the giving of such notice of resignation or removal, the Trustee may petition the Court of Chancery of the State of Delaware for the appointment of a successor trustee.

If the Trustee resigns and no successor Trustee is appointed within 90 days after the date the Trustee issues its notice of resignation, the Advisor may, in its sole discretion, dissolve the Trust and distribute its remaining assets.

Separate Trustees

At any time, including for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust assets may at the time be located or for the purpose of performing certain duties and obligations of the Trust, the Advisor shall have the power and may execute and deliver all instruments to appoint one or more persons to act as a separate trustee or separate trustees of the Trust and to vest in any such person, in such capacity, such powers, duties, obligations, rights and trusts as the Advisor may consider necessary or desirable. No separate trustee under the Trust Agreement shall be required to meet the terms of eligibility as a Trustee and no notice of the appointment of any separate trustee shall be required. Each separate trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

●	all rights, power, duties, and obligations conferred or imposed upon a trustee under the DSTA or the Trust may be conferred upon and exercised or performed by the separate trustee (without the Trustee joining in such act), solely at the written direction of the Advisor;

●	no trustee under the Trust Agreement shall be personally liable by reason of any act or omission of any other trustee under the Trust Agreement;

●	the Advisor may at any time accept the resignation of or remove any separate trustee; and

●	if any separate trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and may be exercised by the Advisor, to the extent permitted by law, without the appointment of a new or successor separate trustee.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relevant to the purchase, ownership and disposition of the Shares. Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of Shares that is, for U.S. federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) a trust if a court within the United States is asked to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantive decisions of the trust (or a trust that has made a valid election to be treated as a U.S. trust) or (iv) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or a U.S. shareholder. This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase Shares by any particular shareholder. This summary also does not address the tax consequences to (1) shareholders that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, traders in securities that elect to mark to market and dealers in securities or currencies, (2) except to the extent discussed below, tax-exempt organizations (including individual retirement accounts and pension plans) and non-U.S. shareholders, (3) shareholders that will hold Shares as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for U.S. federal income tax purposes, (4) shareholders whose functional currency is not the U.S. dollar, (5) shareholders holding their Shares through a partnership or similar pass-through entity, (6) shareholders that do not hold their Shares as credit assets (generally, property held for investment) or (7) U.S. shareholders who hold or are deemed to hold, directly, indirectly or constructively, 10% or more by vote or value of the Trust’s Shares or of the shares of any of its subsidiaries.

This summary is based on the Code, Treasury Regulations, current administrative interpretations and practices of the IRS, (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions in effect as of the date of this prospectus, all of which are subject to change at any time (possibly with retroactive effect) or different interpretations. As the tax law is technical and complex, the discussion below necessarily represents only a general summary. Moreover, except to the limited extent discussed below, the effect of any applicable state, local or non-U.S. tax laws is not discussed.

There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein. The Trust has not obtained, nor does it intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of acquiring, owning or disposing of the Shares. Prospective shareholders should consult their tax advisors in determining the tax consequences of an investment in the Shares, including the application of state, local or other tax laws and the possible effects of changes in U.S. federal or other tax laws.

Classification as a Partnership

In connection with this offering, the Trust will receive an opinion of Clifford Chance US LLP to the effect that, although the matter is not free from doubt due to the lack of clear guidance and direct authority, the Trust will qualify to be treated for U.S. federal income tax purposes as a partnership and not as a corporation. Shareholders should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in any such opinion. It must be emphasized that the opinion of Clifford Chance US LLP will be based on various representations by the Trust relating to the its organization, operation, assets and activities; and such opinion will be further based on specified assumptions including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, and all actions described in this prospectus will be completed in a timely fashion and that the Trust will at all times operate in accordance with the method of operation described in its operating agreement, in the representations made by it to Clifford Chance US LLP, and in this prospectus. A failure by the Trust to comply with the representations made by it could result in it failing to be treated as a partnership for U.S. federal income tax purposes.

Unless certain exceptions apply, a publicly traded partnership is generally treated and taxed as a corporation, and not as a partnership, for U.S. federal income tax purposes. A partnership is a publicly traded partnership if (i) interests in the partnership are traded on an established securities market, or (ii) interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. The Trust expects to be a publicly traded partnership.

If a partnership is treated as a publicly traded partnership for U.S. federal income tax purposes, the Trust would nonetheless remain taxable as a partnership (and not as an association taxable as a corporation) if 90% or more of its income for each taxable year in which it is a publicly traded partnership consisted of “qualifying income” and it is not required to register under the 1940 Act (the “qualifying income exception”). Qualifying income generally includes interest (other than interest generated from a financial business), dividends, real property rents, gain from the sale of assets that produce qualifying income and certain other items. Although there is no direct authority regarding whether activities similar to those conducted by the Trust could be treated as a financial business for this purpose, the Trust anticipates that, provided that it complies with representations and covenants it has made in connection with Clifford Chance US LLP’s opinion, interest earned by the Trust from third-party borrowers on debt instruments held directly or through subsidiaries treated as transparent for U.S. federal income tax purposes will constitute qualifying income. In addition, to the extent that the Trust invests in debt instruments through a PFIC for which the Trust makes a QEF election, as discussed below in “—Investments in Non-U.S. Corporations,” the Trust intends to treat income that the Trust include as a result of such QEF election as qualifying income for purposes of the qualifying income exception. Since the Trust’s gross income is expected to consist entirely or almost entirely of interest that the Trust earns from third-party borrowers on debt instruments the Trust hold directly or through transparent subsidiaries, amounts the Trust include as a result of making QEF elections for PFICs in which the Trust own a stake, and dividend and interest income from its subsidiaries and other portfolio companies, the Trust expects to satisfy the qualifying income exception. However, no assurance can be given that the actual results of the Trust’s operations for any taxable year will satisfy the qualifying income exception.

While it is expected that the Trust has operated and will continue to operate so that it qualifies to be treated for U.S. federal income tax purposes as a partnership, and not as a trust, an association or as a publicly traded partnership taxable as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, the lack of direct guidance with respect to the application of tax laws to the activities the Trust is undertaking and the possibility of future changes in the Trust’s circumstances, it is possible that the it will not qualify to be taxed as a partnership for any particular year. Clifford Chance US LLP has no obligation to advise the Trust or its shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law.

If, for any reason the Trust becomes taxable as a corporation for U.S. federal income tax purposes, its items of income and deduction would not pass through to its shareholders and its shareholders would be treated for U.S. federal income tax purposes as shareholders in a corporation. The Trust would be required to pay income tax at corporate rates on its net income. Distributions by the Trust to shareholders would constitute dividend income taxable to such shareholders, to the extent of the Trust’s earnings and profits, and the payment of these distributions would not be deductible by the Trust. Its failure to qualify as a partnership for U.S. federal income tax purposes would have a material adverse effect on the Trust, its shareholders and the value of the Shares.

If the Trust is a publicly traded partnership and at the end of any taxable year it fails to meet the qualifying income exception, it may still qualify as a partnership if it is entitled to relief under the Code for an inadvertent termination of partnership status. This relief will be available if (i) the failure is cured within a reasonable time after discovery, (ii) the failure is determined by the IRS to be inadvertent, and (iii) the Trust agrees to make such adjustments or to pay such amounts as are determined by the IRS. It is not possible to state whether the Trust would be entitled to this relief in any or all circumstances. It also is not clear under the Code whether this relief would be available for the Trust’s first taxable year as a publicly traded partnership. Even if this relief provision applies and the Trust retains its partnership qualification, the Trust or its shareholders (during the failure period) will be required to pay the amounts determined by the IRS.

The remainder of this discussion assumes the Trust will qualify to be classified as a partnership (and not as a corporation or a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes.

Partnership Allocations and Adjustments

Provided that, as discussed above, the Trust is classified as a partnership for U.S. federal income tax purposes, it is generally not a taxable entity. Rather, its items of income, gain, loss, deduction and credit (if any), and the character of such items (e.g., as interest or dividend income, as investment interest deductions or as capital gain or ordinary income), generally flow through to its U.S. shareholders, with each shareholder reporting its distributive share of such items on the shareholder’s U.S. federal income tax return for the taxable year which includes the end of the Trust’s taxable year.

For U.S. federal income tax purposes, a U.S. shareholder’s share of the Trust’s income, gain, loss, deduction and other items is determined by the operating agreement, unless an allocation under this agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Under the operating agreement, items of income, gain, loss, deduction and credit generally are allocated among the Trust’s shareholders consistent with the distribution provisions contained in the operating agreement. Subject to the discussion below under “—Monthly Allocation and Revaluation Conventions” and “—Section 754 Election,” the Trust’s allocations pursuant to the operating agreement should generally be considered to have substantial economic effect.

If the allocations provided by the operating agreement were successfully challenged by the IRS, the amount of income or loss allocated to a U.S. shareholder for U.S. federal income tax purposes under the agreement could be increased or decreased, the timing of income or loss could be accelerated or deferred, or the character of the income or loss could be altered.

As described in more detail below, the U.S. tax rules that apply to partnerships are complex and their application is not always clear. The Trust will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to shareholders in a manner that reflects the shareholders’ economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury Regulations. It is possible therefore that the IRS will successfully assert that these assumptions or conventions do not satisfy the technical requirements of the Code or the Treasury Regulations and will require that items of income, gain, deduction, loss and credit be adjusted or reallocated in a manner that could be adverse to a U.S. shareholder.

Pass-through Deduction for Qualified Business Income

The Code permits a deduction (a “Section 199A Deduction”), for certain “qualified business income” generated by the U.S. business operations of a partnership or other flow-through entity, which may allow non-corporate U.S. shareholders to deduct up to 20% of such amounts of qualified business income. Qualified business income does not include investment income, such as dividends or interest income not allocable to a trade or business. Given that the Trust’s income is expected largely to consist of dividend and interest income, it is not expected that a non-corporate U.S. shareholder will be entitled to a Section 199A Deduction with respect to its allocable share of income from the Trust. The Section 199A Deduction in any case will not be available for taxable years beginning after December 31, 2025, unless extended.

Tax Basis in the Shares

A U.S. shareholder’s adjusted tax basis in the Shares generally is equal to the amount such U.S. shareholder paid for the Shares increased by (1) any income or gain of the Trust that is allocated to the U.S. shareholder, (2) the U.S. shareholder’s proportionate share of liabilities of the Trust, and (3) the amount of any cash and the tax basis of any property the U.S. shareholder contributes to the Trust, and decreased, but not below zero, by (1) any loss or expense of the Trust that is allocated to the U.S. shareholder, (2) any reduction in the U.S. shareholder’s proportionate share of liabilities of the Trust, and (3) the amount of any cash and the tax basis of any property distributed to the U.S. shareholder. For a description of the allocation of income, gain, loss and expense to a U.S. shareholder, see “—Partnership Allocations and Adjustments.”

Distributions on the Shares

Distributions on the Trust’s Shares generally are not taxable to a U.S. shareholder, except to the extent that the cash the U.S. shareholder receives exceeds such U.S. shareholder’s adjusted tax basis in the Shares. Rather, such distribution reduces (but not below zero) the tax basis in the Shares held by the U.S. shareholder. Cash distributions in excess of a U.S. shareholder’s adjusted tax basis in the Shares generally will be treated as gain from the sale or exchange of the Shares, taxable in accordance with the rules described under “—Sale, Exchange or Other Taxable Disposition of Shares.”

Upon a liquidating distribution of cash by the Trust (a distribution to a U.S. shareholder that terminates such U.S. shareholder’s interest in the Trust), a U.S. shareholder generally will recognize gain or loss from the sale or exchange of the Shares, taxable in accordance with the rules described under “—Sale, Exchange or Other Taxable Disposition of Shares.”

Sale, Exchange or Other Taxable Disposition of Shares

Upon the sale, exchange or other taxable disposition of Shares, a U.S. shareholder generally will recognize capital gain or loss equal to the difference between the amounts realized upon the sale, exchange or other disposition and such U.S. shareholder’s adjusted tax basis in the Shares. A U.S. shareholder’s amount realized will be measured by the sum of the cash and the fair market value of other property received plus its share, if any, of the Trust’s liabilities. This could result in a tax liability in excess of any cash received as a result of a sale or exchange. Gain or loss recognized on the disposition of Shares generally will be capital gain or loss (subject, however, to potential treatment of a portion of such gain as ordinary income as described below under “—Investments in Non-U.S. Corporations”) and will be long-term capital gain or loss if the Shares have been held for more than one year. Deductions for capital losses are subject to limitations. A U.S. shareholder that sells or otherwise disposes of the Trust’s Shares would be subject to the 15% or 10%, as applicable, withholding tax described below under “—Taxation of Non-U.S. Shareholders” if the U.S. shareholder fails to provide the transferee or the applicable withholding agent an IRS Form W-9 or an affidavit stating the transferor’s taxpayer identification number and that the transferor is not a foreign person.

Limitations on Deductibility of Certain Losses and Expenses

The deductibility for U.S. federal income tax purposes of a U.S. shareholder’s share of the Trust’s losses and expenses is subject to certain limitations, including, but not limited to, rules providing that: (1) a U.S. shareholder may not deduct an allocable share of the Trust’s losses that are allocated in excess of such U.S. shareholder’s adjusted tax basis in its Shares; (2) individuals and personal holding companies may not deduct the losses allocable to a particular “activity” in excess of the amount that they are considered to have “at risk” with respect to the activity; (3) individuals and certain closely held corporations may not deduct losses from a “passive activity” against active income or portfolio income, such as the dividend and interest income from the Trust’s subsidiaries and other portfolio companies; (4) the ability of individuals to take certain itemized deductions may be limited by the “alternative minimum tax;” and (5) a non-corporate U.S. shareholder generally will not be entitled to take “miscellaneous itemized deductions;” however, beginning in 2026, a non-corporate U.S. shareholder may deduct its share of the Trust’s expenses to the extent that such share, together with such non-corporate U.S. shareholder’s other miscellaneous itemized deductions, exceeds 2% of such non-corporate U.S. shareholder’s adjusted gross income, subject to reduction by an amount equal to the lesser of: (i) 3% of the excess of such non-corporate U.S. shareholder’s adjusted gross income over the threshold amount or (ii) 80% of the amount of the itemized deductions otherwise allowable. Otherwise allowable deductions with respect to the advisory fees and other expenses may to the extent required to be treated as incurred by the Trust, rather than by its corporate subsidiaries, would be treated as miscellaneous itemized deductions subject to the limitations discussed above to the extent they are attributable to investment activities, or may have to be capitalized. To the extent that a U.S. shareholder is allocated a loss or expense that cannot currently be deducted, the U.S. shareholder may be required to report taxable income in excess of the U.S. shareholder’s economic income or cash distributions on the Shares.

Amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of 180 months. A non-corporate U.S. shareholder’s allocable share of such organizational expenses would constitute miscellaneous itemized deductions. Expenditures in connection with the marketing of Shares (so called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

To the extent that a U.S. shareholder is allocated syndication fees or other losses or expenses that cannot currently be deducted, the amount of such syndication fees, losses or expenses may reduce a capital gain (or increase a capital loss) upon sale or liquidation of such U.S. shareholder’s interest. U.S. shareholders are urged to consult their tax advisors with regard to these and other limitations on the ability to deduct losses or expenses with respect to the Trust.

Monthly Allocation and Revaluation Conventions

In general, the Trust’s taxable income and losses are determined monthly and are apportioned among the shareholders in proportion to the number of Shares treated as owned by each of them as of the close of the last day of the preceding month. By investing in Shares, a shareholder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, such shareholder will report income and loss under the monthly allocation and revaluation conventions described below. Under the monthly allocation convention, the person that was treated for U.S. federal income tax purposes as holding a Share as of the close of the last day of the preceding month will be treated as continuing to hold that Share until immediately before the close of the last day of the following month. As a result, a shareholder that is transferring Shares or whose Shares are redeemed prior to the close of the last day of a month may be allocated income, gain, loss and deduction realized after the date of transfer. The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for these purposes when the transfer is completed without regard to the Trust’s monthly convention for allocating income and deductions. In that event, its allocation method might be viewed as violating that requirement.

In addition, for any month in which a creation or repurchase of Shares takes place, the Trust generally will credit or debit, respectively, the “book” capital accounts of the shareholders of existing Shares with any unrealized gain or loss in the portfolio. This will result in the allocation of items of the Trust’s income, gain, loss, deduction and credit to existing shareholders to account for the difference between the tax basis and fair market value of property owned by the Trust at the time new Shares are issued or old Shares are redeemed, or reverse section 704(c) allocations. The intended effect of these allocations is to allocate any built-in gain or loss in the portfolio at the time of a creation or redemption of Shares to the shareholders that economically have earned such gain or loss. As with the other allocations described above, the Trust generally will use a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, the Trust will credit or debit, respectively, the “book” capital accounts of shareholders of existing Shares with any unrealized gain or loss in the Trust’s assets based on the lowest fair market value of the assets and Shares, respectively, during the month in which the creation or redemption transaction takes place, rather than the fair market value at the time of such creation or redemption (the “monthly revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (1) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in the Trust’s assets at the time it acquires the Shares or (2) an existing shareholder will not be allocated its entire share in the unrealized loss in its assets at the time of such acquisition. Furthermore, the applicable Treasury Regulations generally require that the “book” capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention. The Code and applicable Treasury Regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and Treasury Regulations do not contemplate monthly allocation or revaluation conventions. If the IRS does not accept the Trust’s monthly allocation or monthly revaluation convention, the IRS may contend that the Trust’s taxable income or losses must be reallocated among its shareholders. If such a contention were sustained, its shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain shareholders. The Advisor is authorized to revise the Trust’s allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the shareholders’ interests in the Trust.

Section 754 Election

The Trust plans to make the election permitted by Section 754 of the Code. Such an election is irrevocable without the consent of the IRS. This election generally will require each purchaser of Shares to adjust its proportionate share of the tax basis of the assets the Trust owns, or inside basis, to fair market value, as reflected in the purchase price for the purchaser’s Shares, as if the purchaser had acquired a direct interest in the Trust’s assets and will require the Trust to make a corresponding adjustment to its share of the tax basis in its assets that will be segregated and allocated to the purchaser of the Shares. These adjustments are attributed solely to a purchaser of Shares and are not added to the tax basis of the assets associated with other shareholders. Generally the Section 754 election is intended to eliminate the disparity between a purchaser’s outside basis in its Shares and the Trust’s corresponding inside basis in its assets such that the amount of gain or loss that will be allocated to the purchaser on the disposition by the Trust of assets directly held by it will correspond to the purchaser’s share in the appreciation or depreciation in the value of such assets since the purchaser acquired its Shares. Depending on the relationship between a shareholder’s purchase price for Shares and such shareholder’s interest in the unadjusted share of the Trust’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the shareholder as compared to the amount of gain or loss a shareholder would be allocated absent the Section 754 election.

The calculations under Section 754 are complex, and there is little legal authority concerning the mechanics of the calculations. To help reduce the complexity of those calculations and the resulting administrative costs to the Trust, the Trust will apply certain assumptions and conventions in determining and allocating the basis adjustments. It is possible that the IRS will successfully assert that the assumptions and conventions utilized by the Trust does not satisfy the technical requirements of the Code or the Treasury Regulations and will require different basis adjustments to be made. If such different adjustments were required, some shareholders could be adversely affected.

In order to make the basis adjustments permitted by a Section 754 election, the Trust will be required to obtain information regarding each shareholder’s secondary market transactions in Shares, as well as creations and redemptions of Shares. The Trust will seek such information from its record shareholders, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that the Trust will be able to obtain such information from record owners or other sources, or that the basis adjustments that the Trust makes based on the information they are able to obtain will be effective in eliminating any disparity between a shareholder’s outside basis in the Shares and such shareholder’s interest in the inside basis in the Trust’s assets.

The adjustments to inside basis pursuant to a Section 754 election are made only to a shareholder’s share of the Trust’s inside basis in assets that the Trust holds directly, including shares and debt of the Trust’s subsidiaries classified as corporations for U.S. federal income tax purposes. Such adjustments are not made to such corporate subsidiaries’ basis in the assets they own. As a result, if a shareholder purchases Shares at a time when the Trust owns a corporate subsidiary that holds appreciated loans or other assets, and such subsidiary later sells those assets at a gain, such shareholder may bear, directly or indirectly, a tax cost in respect of that gain even though the gain arose economically at a time prior to such shareholder’s purchase of Shares.

Information Reporting with Respect to Shares

Because the Trust files a partnership return, tax information will be reported to shareholders on an IRS Schedule K-1 for each calendar year as soon as reasonably practicable after the end of each such year, and the Trust will seek to provide such information within 90 days after the end of such year. The Trust may deliver K-1s to each of its shareholders through an online portal accessible to each such shareholder electronically. Each K-1 provided to a shareholder will set forth the shareholder’s allocable share of items of income, gain, deduction, loss and credit for such year in a manner sufficient for a U.S. shareholder to complete such shareholder’s tax return with respect to its investment in the Shares.

A U.S. shareholder generally is required to treat items on the shareholder’s U.S. federal income tax returns consistently with the Trust’s treatment of such items, as reflected on the Schedules K-1, unless the U.S. shareholder files a statement with such shareholder’s U.S. federal income tax returns, IRS Form 8082, describing any inconsistency. Shareholders are urged to consult their tax advisors with regard to applicable U.S. federal, state, local, and non-U.S. reporting requirements resulting from an investment in the Shares.

Each shareholder, by such shareholder’s acquisition of Shares, will be deemed to agree to allow brokers and nominees to provide to the Trust the shareholder’s name and address and such other information and forms as may be reasonably requested by the Trust for purposes of complying with certain tax reporting and withholding obligations (and to waive any confidentiality rights with respect to such information and forms for such purpose) and to provide such information or forms upon request.

Tax Audits

The Trust will designate a “partnership representative” with a substantial presence in the United States to have sole authority to act on its behalf in the event of a tax proceeding involving it, including an IRS audit. The partnership representative will have considerable authority with respect to the U.S. federal income tax treatment of the Trust’s items and the procedural rights of its shareholders. For instance, the partnership representative will have the authority to extend the statute of limitations on behalf of the Trust’s shareholders with respect to its items and to effect settlements with the IRS that bind its shareholders to pay tax deficiencies. In addition, unless the Trust elects otherwise, any adjustments, penalties and interest imposed as a result of an audit of its U.S. federal income tax returns will be assessed at the company level in the year in which the adjustments are finalized at the higher of the maximum applicable rate of U.S. federal income tax for corporations or for individuals in respect of the relevant item. In certain circumstances, the amount of tax, penalties and interest imposed will be reduced where a shareholder or a former shareholder files an amended tax return and pays tax for the taxable year subject to the audit, or to the extent it is established that a portion of the adjustment is attributable to a shareholder or former shareholder that would have been exempt from tax in respect of the relevant item, or by reason of such shareholder’s status as a C corporation or an individual (an S corporation being treated as an individual for this purpose) that is subject to a reduced highest applicable rate of U.S. federal income tax in respect of the relevant item.

The partnership representative will use commercially reasonable efforts to minimize the financial burden of any partnership adjustment to the Trust’s shareholders. In addition, the Trust may elect to issue to its shareholders and former shareholders revised statements of their allocable Share of taxable income, gain, loss, deduction and credit, in which case such shareholders and former shareholders will be subject to U.S. federal income tax in the year of the statement based upon the effect the adjustment would have on their prior taxable years. The Trust’s operating agreement requires that its shareholders and former shareholders indemnify the Trust for their allocable share of any “imputed underpayment” (as defined in Section 6225 of the Code) imposed on the Trust in any taxable year in which such shareholder or former shareholder held Shares. The Trust’s operating agreement also requires that its shareholders reimburse the partnership representative and it for the costs the Trust and the partnership representative incur in contesting the partnership adjustment, and advance any deposit required to contest such partnership adjustment, in accordance with the interests of the Trust’s shareholders and former shareholders during the reviewed taxable year, as determined by the Advisor in its discretion.

Prospective shareholders should consult their tax advisors regarding the impact of the revised partnership audit rules on an investment in the Trust’s Shares.

Reportable Transactions

There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer’s U.S. federal income tax return. A copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis. In addition, the Code imposes a requirement on certain “material advisers” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible that such disclosure could be required by the Trust’s shareholders (1) if a shareholder incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition of Shares, or (2) possibly in other circumstances. Furthermore, the Trust’s material advisers could be required to maintain a list of persons investing in the Trust pursuant to the Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass-through entity (such as the Shares) even if the taxpayer’s basis in such interests is equal to the amount of cash such taxpayer paid. Significant penalties may be imposed in connection with a failure to comply with these reporting requirements. U.S. shareholders are urged to consult their tax advisors regarding the tax shelter disclosure rules and their possible application to them.

Tax Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax generally is nonetheless subject to taxation with respect to its unrelated business taxable income (“UBTI”). Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function. UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Trust) in which it is a partner. However, if a tax-exempt entity’s acquisition of a partnership interest is debt financed, or the partnership incurs “acquisition indebtedness,” all or a portion of the income or gain attributable to the “debt financed property” would also be included in UBTI regardless of whether such income would otherwise be excluded as dividends, interest or capital gains. To the extent the Trust (or a subsidiary treated as transparent for U.S. federal income tax purposes) incurs debt to finance investments, tax-exempt shareholders may have UBTI as a result of those investments. To the extent, however, that the Trust makes levered investments through subsidiaries classified as corporations for U.S. federal income tax purposes, those investment should not give rise to UBTI for tax-exempt shareholders.

Tax-exempt shareholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of investing in the Shares.

Investments in U.S. Corporations

The Trust may own a substantial part, or possibly all, of its assets through subsidiaries classified as U.S. corporations for U.S. federal income tax purposes. Such subsidiaries will be subject to U.S. federal income tax at the regular corporate rate (currently 21%) on their net income as well as any applicable state and local income, franchise, or other taxes. For U.S. federal income tax purposes, such net income will be computed by the Trust and its subsidiaries taking into account expenses incurred by such subsidiaries, including an allocable share of fees payable under the Advisory Agreement and interest under debt incurred by such subsidiaries, to the extent such expenses are tax-deductible. It is anticipated that a portion of the capital structure of the Trust’s U.S. corporate subsidiaries may consist of debt owed to it. Interest expense on such debt, as well as interest expense on any debt that such U.S. corporate subsidiaries owe to third parties, is generally expected to be tax-deductible by such subsidiaries subject to certain limitations. In particular, the Trust’s U.S. corporate subsidiaries will be able to deduct interest expense on such debt each year only to the extent the amount of such interest expense does not exceed such subsidiaries’ interest income plus 30% of their “adjusted taxable income” (as defined in the Code) for such year. Broadly, such subsidiaries “adjusted taxable income” will equal their net income (excluding interest income) before interest expense. Interest expense that exceeds the limitation just described may be carried forward and deducted in a later year.

As an additional limit on the Trust’s U.S. corporate subsidiaries’ ability to claim a deduction for interest expense on debt, in the event any such debt has a yield above a level specified by the IRS and provides for no cash interest payments over approximately the first five years of the term of such debt, such subsidiaries’ deductions for interest expense on such debt may be deferred or in some cases permanently disallowed. Moreover, depending on the facts and circumstances related to particular debt incurred by the Trust’s U.S. corporate subsidiaries, the IRS could conclude that such debt should be re-characterized as an equity investment in such subsidiaries, in which case such subsidiaries would lose the benefit of interest deductions with respect to interest expense on such debt.

The imposition of taxes on the Trust’s U.S. corporate subsidiaries’ income is likely to materially reduce the return on the assets held in such subsidiaries and the cash available for distribution to its shareholders.

Investments in Non-U.S. Corporations

In general. The Trust may own a substantial part, or possibly all, of its assets through subsidiaries classified as non-U.S. corporations for U.S. federal income tax purposes. The Trust intends that its non-U.S. corporate subsidiaries will conduct their affairs so that they will not be treated as engaged in a trade or business within the United States for U.S. federal income tax purposes. So long as such subsidiaries are not so treated, those subsidiaries net income will not directly become subject to U.S. federal income tax. There can be no assurance, however, that their net income will not become subject to U.S. federal income tax as a result of unanticipated activities, changes in law, contrary conclusions by the IRS, or other causes. If any of the Trust’s non-U.S. corporate subsidiaries were determined to be engaged in a trade or business within the United States for U.S. federal income tax purposes, the income of such subsidiary (computed possibly without any allowance for deductions) would be subject to U.S. federal income tax at the usual corporate rate, and possibly subject to a branch profits tax of 30% as well.

The Trust plans to structure its non-U.S. corporate subsidiaries’ activities and acquisitions in a manner such that these subsidiaries will not receive interest, or other income, from U.S. sources that is subject to U.S. federal withholding tax. In the case of interest that the Trust’s non-U.S. corporate subsidiaries receive from U.S. borrowers on debt instruments that such subsidiaries hold, the Trust generally expect that such interest will qualify for the “portfolio interest exemption” from U.S. federal withholding tax. There can be no assurance, however, that interest and other income from U.S. sources that the Trust’s non-U.S. corporate subsidiaries receive will not be subject to U.S. federal withholding tax, at a 30% rate (unless reduced by an applicable treaty), as a result of unanticipated activities, changes in law, contrary conclusions by the IRS, or other causes.

The imposition of any such taxes on the Trust’s non-U.S. corporate subsidiaries’ income is likely to materially reduce the return from any assets held in such subsidiaries and the cash available for distribution to its shareholders.

CFC Rules. Special rules apply to U.S. persons who own, directly or indirectly, and applying certain constructive ownership rules, 10% or more of the total combined voting power of all classes of stock of a non-U.S. corporation or 10% or more of the total value of shares of all classes of stock of a non-U.S. corporation (each, a “U.S. 10% shareholder”), that is a CFC. A non-U.S. corporation generally will be a CFC if U.S. 10% shareholders collectively own more than 50% of the total combined voting power or total value of the corporation’s stock during any taxable year. U.S. 10% shareholders of a CFC are generally required to include in taxable income for U.S. federal income tax purposes amounts attributable to some or all of the “Subpart F” income (a term that as defined includes most interest income) or “tested income” realized by such CFC, in advance of the receipt of cash attributable to such amounts. Any amounts so included in a U.S. 10% shareholder’s taxable income will decrease the amount of taxable gain (or increase the amount of tax loss) recognized by the U.S. 10% shareholder on a sale or other disposition by the Trust of stock of the non-U.S. corporation treated as a CFC. In addition, any gain realized by a U.S. 10% shareholder upon disposition of the stock of a non-U.S. corporation treated as a CFC may be required to be treated as ordinary income.

In the case of any non-U.S. corporation over 50% of whose stock by vote or value is owned by the Trust, such corporation will be a CFC, and the Trust will be a U.S. 10% shareholder. However, under special rules applicable to a U.S. 10% shareholder that is classified for U.S. federal income tax purposes as a partnership, as the Trust expects to be, such U.S. 10% shareholder is not required to include amounts in the Trust’s income attributable to Subpart F income or tested income of a CFC in which such U.S. 10% shareholder owns an interest. Accordingly, the Trust does not expect to include amounts in its income under the CFC rules in respect of Subpart F income or tested income realized by CFCs of which it is a U.S. 10% shareholder.

In the event the Trust realizes a gain upon a disposition by the Trust of stock of a CFC of which the Trust is a U.S. shareholder, it may be required to treat such gain as ordinary income. In addition, if a U.S. 10% shareholder sells Shares at a time when the Trust owns appreciated stock of a CFC of which it is a U.S. 10% shareholder, then such U.S. 10% shareholder may be required to include as ordinary income, rather than capital gain, an amount corresponding to such U.S. 10% shareholder’s pro rata share of such appreciation.

In the event a U.S. shareholder owns (directly, indirectly or under the applicable constructive ownership rules, including indirectly as a result of holding Shares) 10% or more by vote or value of the shares of a CFC in which the Trust owns an interest, such shareholder will be a U.S. 10% shareholder of such CFC and will be subject to the rules described above that apply to U.S. 10% shareholders.

PFIC Rules. In general, a non-U.S. corporation will be considered a PFIC for any taxable year in which either (i) 75% or more of its gross income consists of passive income or (ii) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) consists of assets that produce, or are held for the production of, passive income. For purposes of the above calculations, a non-U.S. corporation that directly or indirectly owns at least 25% by value of the stock of another corporation is treated as if it held its proportionate share of the assets of such other corporation and received directly its proportionate share of the income of such other corporation. For this purpose, passive income generally includes, among other items, dividends, interest, gains from certain commodities transactions, certain rents and royalties, and gains from the disposition of passive assets.

Based on the assets the Trust intends to hold through non-U.S. corporations and the income from those assets to be earned by each such non-U.S. corporation, the Trust expects each non-U.S. corporation in which it will hold an interest will be a PFIC. Generally, an owner of a PFIC may be subject to additional taxes on any “excess distributions” received from such PFIC and from any gain realized from the sale or other taxable disposition of the shares of such PFIC, regardless of whether the relevant non-U.S. corporation continues to be a PFIC at the time of such distribution or sale. Excess distributions arise to the extent that distributions on the stock of the relevant PFIC during a taxable year exceed 125% of the average annual distributions received during the three preceding taxable years (or, if shorter, the holding period applicable to the shares in the PFIC). If the Trust owns interests in PFICs, shareholders would be deemed to own a proportionate amount (by value) of the shares of each PFIC and U.S. shareholders would be subject to U.S. federal income tax according to the rules described above on (i) certain distributions by the PFIC and (ii) dispositions of the shares of the PFICs, in each case as if the U.S. shareholders held such shares directly, even though such shareholders may not have received the proceeds of those distributions or dispositions. In addition, non-corporate U.S. shareholders will not be eligible for reduced rates of taxation on any dividends received from the relevant PFIC for the taxable year such dividends are paid or in the preceding taxable year.

A U.S. shareholder will be subject to different rules than those described above for a PFIC if the Trust makes a QEF election for that PFIC. Generally, a QEF election is made with the filing of the Trust’s U.S. federal income tax return for the first taxable year in which the Trust owns an interest in a PFIC. If a timely QEF election is made, the Trust generally will be required to include in its gross income each taxable year its pro rata share of the PFIC’s (i) ordinary earnings (as ordinary income) and (ii) net capital gain (as long-term capital gain), in each case, regardless of whether such amounts are distributed by the PFIC to the Trust. The Trust expects to treat any amounts so included in its gross income as qualifying income for purposes of the qualifying income exception discussed above in “—Classification as a Partnership.”

Each U.S. shareholder will be allocated a ratable share of the amounts the Trust includes in its income in respect of a PFIC for which a QEF election has been made. If a PFIC has a loss for a taxable year, the loss will not be available to the Trust or its U.S. shareholders and may not be carried back or forward in computing a PFIC’s ordinary earnings or net capital gain for purposes of determining QEF income inclusions in other taxable years. Consequently, U.S. shareholders may over time be taxed on amounts that, as an economic matter, exceed the PFIC’s net profits as a result of the Trust’s QEF election with respect to such PFIC. U.S. shareholders may elect to defer, until the occurrence of certain events, payment of U.S. federal income tax attributable to a QEF inclusion for which current distributions are not received, but in such a case are required to pay interest on the deferred tax. An amount included in a U.S. shareholder’s gross income pursuant to a QEF election should generally be treated as income from sources outside the United States for U.S. foreign tax credit limitation purposes, although in certain instances a PFIC’s U.S. source income may be treated as U.S. source.

The Trust’s ability to make a QEF election with respect to a PFIC it holds directly or indirectly will depend on its ability to obtain annual information from the PFIC as to its ordinary income and net capital gain, computed in accordance with U.S. federal income tax principles. There can be no assurance that the Trust will be able to obtain such information with respect to any PFIC the Trust holds directly or indirectly. Further, certain proposed regulations would, if finalized, affect how a QEF election can be made for a PFIC. Under these proposed regulations, a U.S. shareholder would need to make a QEF election with respect to a particular non-U.S. corporation in which the Trust owns an interest that is a PFIC, in order for such shareholder to be subject to taxation under the QEF rules with respect to that non-U.S. corporation. It would no longer be possible for the Trust, rather than U.S. shareholders (each acting separately on such U.S. shareholder’s own behalf), to make such an election. In addition, a U.S. shareholder would directly include amounts in their income with respect to a PFIC for which the U.S. shareholder makes a QEF election; the Trust would no longer include amounts in its income under the QEF rules in respect of such PFIC that are allocated to its shareholders.

If the proposed regulations are finalized in their current form, U.S. shareholders following such finalization may need to make QEF elections with respect to non-U.S. corporations in which the Trust owns an interest, in order to be subject to the QEF rules with respect to such non-U.S. corporations. If a U.S. shareholder does not or cannot make a QEF election for such a non-U.S. corporation, then such U.S. shareholder will be subject to the general rules described above that apply to distributions by, and dispositions of interests in, a PFIC for which no QEF election has been made. Those rules may be materially less favorable, and result in materially greater tax liability for such U.S. shareholder, than the rules that would apply if a QEF election were made.

If a shareholder is a U.S. 10% shareholder of a PFIC that is a CFC, then such shareholder generally will not be subject to any of the rules described above that apply to investments in PFICs, and instead will be subject only to the rules that apply to U.S. 10% shareholders of CFCs.

U.S. shareholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of investing indirectly in a CFC or PFIC.

Taxation of Non-U.S. Shareholders

As used herein, the term “non-U.S. shareholder” means a beneficial owner of Shares that is not a U.S. shareholder or an entity classified as a partnership for U.S. federal income tax purposes. The Trust intends to conduct its activities in such a manner that a non-U.S. shareholder of the Shares who is not otherwise carrying on a trade or business in the United States should not be considered to be engaged in a trade or business in the United States solely as a result of an investment in the Shares.

The Trust expects that income that a non-U.S. shareholder has as a result of investing in Shares will primarily consist of dividend and interest income that is not effectively connected with a U.S. trade or business. A non-U.S. shareholder generally will be subject to a U.S. federal withholding tax of 30% (unless reduced by an applicable treaty) with respect to its allocable share of U.S. source dividend and interest income (whether or not distributed). U.S. federal tax withholding is generally not required, however, on a non-U.S. shareholder’s allocable share of interest on a debt instrument if such shareholder is eligible for the “portfolio interest exemption” with respect to such interest. In general, a non-U.S. shareholder will be eligible for the portfolio interest exemption if it certifies its non-U.S. status to the Trust and certain other requirements are met. In the case of a non-U.S. shareholder that owns (directly or under certain attribution of ownership rules) 10% or more of the Shares, such shareholder’s allocable share of interest that the Trust receives on debt owed to the Trust by its U.S. corporate subsidiaries generally will not qualify for the portfolio interest exemption. In order to be eligible for the benefits of the portfolio interest exemption or any applicable income tax treaty, a non-U.S. shareholder generally will be required to certify its non-U.S. status by providing the Trust with an executed IRS Form W-8.

Subject to the discussion below, a non-U.S. shareholder generally should not be subject to U.S. federal income tax on gains on the sale of the Shares or on such U.S. shareholder’s share of the Trust’s gains. However, in the case of an individual non-U.S. shareholder, such shareholder will be subject to U.S. federal income tax on gains on the sale of Shares or such shareholder’s share of the Trust’s gains if such non-U.S. shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met. If the Trust is engaged in a U.S. trade or business or the Trust holds stock of a U.S. corporation that constitutes a “U.S. real property holding corporation” (broadly, a U.S. corporation over 50% of whose assets are U.S. real property interests), then a portion of any gain recognized by a non-U.S. shareholder on the sale or exchange of its Shares may be treated for U.S. federal income tax purposes as ECI, and hence such non-U.S. shareholder may be subject to U.S. federal income tax on the sale or exchange. In addition, the transferee or the applicable withholding agent would be required to deduct and withhold a tax equal to 15% or 10%, as applicable, of the amount realized on the disposition by the transferor that is a non-U.S. shareholder. If the 10% withholding tax applies and the transferee fails to properly withhold such tax, the Trust may be required to deduct and withhold from distributions to the transferee a tax in an amount equal to the amount the transferee failed to withhold, plus interest. Each shareholder, by such shareholder’s acquisition of Shares, will be deemed to agree to allow brokers and nominees to provide to the Trust the shareholder’s name and address and such other information and forms as may be reasonably requested by the Trust for purposes of complying with certain tax reporting and withholding obligations (and to waive any confidentiality rights with respect to such information and forms for such purpose) and to provide such information or forms upon request.

Tax Compliance

The Foreign Account Tax Compliance Act (“FATCA”) and the Treasury Regulations promulgated thereunder, generally impose a 30% withholding tax with respect to certain U.S. source income (including interest and dividends). As a general matter, these rules are designed to require U.S. persons’ direct and indirect ownership of non-U.S. accounts and non-U.S. entities to be reported to the IRS. The 30% withholding tax regime applies if there is a failure to provide required information regarding U.S. ownership. Shareholders will be required to provide the Trust with any information required in order to comply with FATCA and accompanying international agreements and related guidance published by the IRS and applicable non-U.S. governmental authorities, as well as other rules adopted by other countries related to holder information. Under certain circumstances, shareholders could be subject to reporting obligations under FATCA or such other rules and could be subject to the withholding tax described above or other adverse consequences (potentially including, under the Trust’s operating agreement, a mandatory sale of the shareholder’s Shares), to the extent they do not comply with such requirements.

Shareholders should consult their tax advisor regarding the requirements under FATCA with respect to their situation.

Backup Withholding

The Trust may be required in certain circumstances to backup withhold on certain payments paid to non-corporate shareholders who do not furnish the Trust their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amount withheld generally will be treated as distributed to each particular shareholder. Any amounts withheld from payments made to a shareholder may be refunded or credited against such shareholder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

Medicare Tax

Certain U.S. shareholders that are individuals, estates or trusts are required to pay an additional 3.8% tax on the lesser of the excess of their modified adjusted gross income over a threshold amount or their “net investment income,” which includes, among other things, net income from interest, dividends and capital gains attributable to the disposition of investment property (such as the Trust’s Shares). U.S. shareholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of the Trust’s Shares.

Certain State, Local and Foreign Income Tax Matters

In addition to the U.S. federal income tax consequences described above, prospective shareholders should consider potential state and local tax consequences of an investment in the Trust. State and local laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A shareholder’s distributive share of the Trust’s taxable income or loss generally will be required to be included in determining such shareholder’s reportable income for state and local tax purposes in the jurisdiction in which such shareholder is a resident. One or more states may impose reporting requirements on the Trust and/or its shareholders. Shareholders should consult with their advisors as to the applicability of such rules in jurisdictions which may require or impose a filing requirement.

Each shareholder may be required to file returns and pay state and local tax on such shareholder’s share of the Trust’s income in the jurisdiction in which such shareholder is a resident and/or other jurisdictions in which the Trust earns income. The Trust may be required to withhold and remit payment of taxes to one or more state or local jurisdictions on behalf of its shareholders. Any amount withheld generally will be treated as a distribution to each particular shareholder. However, an individual shareholder may be entitled to a deduction or credit against tax owed to his or her state of residence for income taxes paid to other state and local jurisdictions where the shareholder is not a resident.

In general, where a tax (including, without limitation, a state or local tax) is levied on the Trust, the amount of which is levied in whole or in part based on the status or identity of a shareholder, such tax will be allocated as an expense attributable to that shareholder and the amount will be withheld from any distribution to such shareholder.

State and local taxes may be significant. Prospective shareholders are urged to consult their tax advisors with respect to the state and local tax consequences of acquiring, holding and disposing of the Shares.

Non-U.S. Taxes

It is possible that certain interest or dividends received by the Trust from sources within foreign countries will be subject to withholding or other taxes imposed by such countries. In addition, the Trust may also be subject to capital gains taxes in some of the foreign countries where the Trust purchases and sells foreign debt obligations. Tax treaties between certain countries and the United States may reduce or eliminate such taxes. It is impossible to predict in advance the rate of foreign tax the Trust will pay since the amount of its assets to be invested in various countries is not known. Shareholders will be informed by the Trust as to their proportionate share of any foreign taxes paid by the Trust, which U.S. shareholders will be required to include in their income. U.S. shareholders may be entitled to claim either a credit (subject to the limitations discussed below) or, if they itemize their deductions, a deduction (subject to the limitations generally applicable to deductions) for their share of such foreign taxes in computing their federal income taxes. A U.S. shareholder that is tax-exempt will not ordinarily benefit from such credit or deduction.

Generally, a credit for foreign taxes is subject to the limitation that it may not exceed the shareholder’s federal tax (before the credit) attributable to such shareholder’s total foreign source taxable income. A shareholder’s share of the Trust’s interest from non-U.S. debt securities generally will qualify as foreign source income. Generally, the source of gain and loss realized upon the sale of personal property, such as securities, will be based on the residence of the seller. In the case of a partnership, the determining factor is the residence of the partner. Thus, absent a tax treaty to the contrary, the gains and losses from the sale of securities allocable to a shareholder that is a U.S. resident generally will be treated as derived from U.S. sources (even though the securities are sold in foreign countries). Certain currency fluctuation gains, including fluctuation gains from foreign currency denominated debt securities, receivables and payables, will also be treated as ordinary income derived from U.S. sources.

Prospective shareholders should note that the limitation on the foreign tax credit is applied separately to foreign source passive income, such as interest. In addition, for foreign tax credit limitation purposes, the amount of a shareholder’s foreign source income is reduced by various deductions that are allocated and/or apportioned to such foreign source income. One such deduction is interest expense, a portion of which will generally reduce the foreign source income of any shareholder who owns (directly or indirectly) foreign assets. For these purposes, foreign assets owned by the Trust will be treated as owned by the shareholders in the Trust and indebtedness incurred by the Trust will be treated as incurred by shareholders in the Trust. Because of these limitations, shareholders may be unable to claim a credit for the full amount of their proportionate share of the foreign taxes paid by the Trust. The foregoing is only a general description of the foreign tax credit under current law. Moreover, since the availability of a credit or deduction depends on the particular circumstances of each shareholder, shareholders are advised to consult their tax advisors.

New Legislation or Administrative or Judicial Action

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department and may be changed at any time, possibly with retroactive effect. The present U.S. federal income tax treatment of an investment in the Shares may be modified by administrative, legislative or judicial interpretation at any time, and any such action may affect acquisitions and commitments previously made. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to the Trust and its shareholders may be enacted. Prospective investors should consult their tax advisors regarding potential changes in the tax laws.

ERISA AND RELATED CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to the fiduciary responsibility provisions of ERISA, as set forth in Title I thereof, (b) plans described in Section 4975(e)(1) of the Code that are subject to Section 4975 of the Code, including individual retirement accounts, savings accounts and Keogh plans, (c) entities whose underlying assets include plan assets by reason of a plan’s investment in such entities (each of the foregoing, a “Plan”) and (d) persons who have certain specified relationships to such Plans (“Parties in Interest” under ERISA and “Disqualified Persons” under the Code). Moreover, based on the reasoning of the U.S. Supreme Court in John Hancock Life Insurance Co. v. Harris Trust & Savings Bank, 510 U.S. 86 (1993), an insurance company’s general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of certain types of annuity contracts), and the insurance company might be treated as a Party in Interest or Disqualified Person with respect to a Plan by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, and Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions between a Plan and Parties in Interest or Disqualified Persons with respect to such Plans.

Acquisition of Shares

The Advisor, the Sub-Advisor, the Trustee, and the Authorized Participants may be Parties in Interest or Disqualified Persons with respect to a number of Plans. Accordingly, the purchase of Shares by a Plan that has such a relationship could be deemed to constitute a transaction prohibited under Section 406 of ERISA or Section 4975 of the Code. Shares may not be purchased with “plan assets” if such purchase would result in a non-exempt prohibited transaction. Such transactions may be subject to one or more statutory or administrative exemptions, such as Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, which exempt certain transactions with non-fiduciary service providers; Prohibited Transaction Class Exemption (“PTCE”) 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager.” There can be no assurance that all of the conditions specified in one or more of the foregoing exemptions or any other exemption will be satisfied, or that any exemption would apply to all of the prohibited transactions that could be deemed to arise in connection with a Plan’s purchase of Shares.

Plan Asset Rules

Under Section 3(42) of ERISA and regulations issued by the U.S. Department of Labor at 29 C.F.R. Section 2510.3-101 (together with Section 3(42) of ERISA, the “Plan Asset Rules”), as a general rule, the underlying assets and properties of corporations, partnerships, trusts and other entities in which a Plan purchases an “equity interest” will be deemed for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to be assets of the investing Plan unless at least one of certain exceptions apply. The Plan Asset Rules define an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features.

One exception provides that an investing Plan’s assets will not include any of the underlying assets of an entity if the equity interest acquired by the Plan is a “publicly offered security.” A publicly offered security is defined in the Plan Asset Rules as a security that (a) is freely transferable, (b) is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and (c) either (i) part of a class of securities registered under Section 12(b) or Section 12(g) of the Exchange Act or (ii) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the public offering occurred.

It is anticipated that the Shares will constitute publicly offered securities under the Plan Asset Rules. Accordingly, the assets held in the Trust should not be treated as assets of the Plan for purposes of applying the fiduciary responsibility provisions of ERISA and Section 4975 of the Code.

General Investment Considerations

Any Plan fiduciary that proposes to cause a Plan to purchase Shares should consider (consulting with its counsel as it deems appropriate) the potential applicability of ERISA and the Code to such investment and determine on its own whether any exceptions to or exemptions from the prohibited transaction provisions of ERISA and the Code are applicable and whether all conditions of any such exceptions or exemptions have been satisfied. Moreover, each Plan fiduciary should consider the fiduciary standards under ERISA in the context of the Plan’s particular circumstances before authorizing an investment of a portion of such Plan’s assets in the Shares. Accordingly, such fiduciary should consider, among other things, (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the Plan as required by Section 404(a)(1)(D) of ERISA, and (iii) whether the investment is prudent under ERISA.

Certain employee benefit plans, including non-U.S. plans (as described in Section 4(b)(4) of ERISA), governmental plans established or maintained in the United States (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA) for which no election has been made under Section 410(d) of the Code, are not subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code. Also, some non-U.S. plans and governmental plans may be subject to non-U.S. laws, or U.S. federal, state or local laws, that are similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code. Each fiduciary of a plan subject to such a similar law should make its own determination as to whether an investment in the Shares complies with all applicable requirements under such law.

The sale of Shares to a Plan is in no respect a representation by the Trust, the Advisor, an Authorized Participant or any other person that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate for Plans generally or any particular Plan.

It is intended that (a) none of the Advisor, the Trustee, the Authorized Participants or any of their respective affiliates (the “Transaction Parties”) has through this prospectus and related materials provided any investment advice within the meaning of Section 3(21) of ERISA to the Plan in connection with the decision to purchase or acquire such Shares and (b) the information provided in this prospectus and related materials will not make a Transaction Party a fiduciary to the Plan.

PLAN OF DISTRIBUTION

In addition to, and independent of the initial purchase by the Initial Purchaser (described below), the Trust issues Shares in Baskets to Authorized Participants in exchange for cash on a continuous basis. As of the date of this prospectus, the Trust is considering Virtu Americas LLC and Flow Traders US Institutional Trading, LLC as Authorized Participants. Additional Authorized Participants, including those named herein, may be added at any time, subject to the discretion of the Advisor. These transactions will take place in exchange for cash. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. The Initial Purchaser will be deemed to be a statutory underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it does create.

Authorized Participants that do offer to the public the Shares from the Baskets they create will do so at a per-Share offering price that varies depending upon, among other factors, the trading price of the Shares on CBOE, the NAV per Share, and the supply of and demand for the Shares at the time of the offer. The Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. The Trust will not pay a selling commission or any other compensation to any Authorized Participant in connection with the creation of Baskets.

Investors that purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. The Trust recommend that investors review the terms of their brokerage accounts for details on applicable charges. Dealers that are not “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the Securities Act, would be unable to take advantage of the prospectus- delivery exemption provided by Section 4(a)(3) of the Securities Act.

Because FINRA views the Shares as interests in a direct participation program, no FINRA-member, or person associated with a member, will participate in a public offering of Shares except in compliance with Rule 2310 of the FINRA Rules. The Authorized Participants do not receive from the Trust or the Advisor any compensation in connection with an offering of the Shares.

                       is the Initial Purchaser. On                  , the Initial Purchaser agreed to purchase              Shares which compose the Initial Baskets. The Initial Purchaser will act as a statutory underwriter in connection with this purchase. As consideration for the Initial Baskets, the Trust received from the Initial Purchaser $              in total proceeds. The Initial Purchaser intends to make a public offering of the initial Baskets at a per Share offering price that will vary, depending among other factors, on the trading price of the Shares on CBOE at the time of the offer. Shares offered by the Initial Purchaser at different times may have different offering prices. The Initial Purchaser will not receive from the Trust, the Sponsor or any of their affiliates any fee or other compensation in connection with the sale of the Shares. With respect to sale of the Shares comprising the Initial Baskets and in the event that the Initial Purchaser or any affiliate acts as Authorized Participant, it may receive commissions/fees from investors who purchase Shares.

The Initial Purchaser will act as an Authorized Participant with respect to the Initial Baskets. The Initial Purchaser is an authorized broker-dealer and not affiliated with the Sponsor.

The Shares will be listed and traded on CBOE under the ticker symbol “       .”

CONFLICTS OF INTEREST

General

Prospective investors should be aware that the Advisor and the Sub-Advisor intend to assert that shareholders have, by purchasing Shares, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Advisor or the Sub-Advisor.

The Advisor and the Sub-Advisor want you to know that there are certain entities with which the Advisor or the Sub-Advisor may have relationships that may give rise to conflicts of interest, or the appearance of conflicts of interest. These entities include the following: affiliates of the Advisor and the Sub-Advisor and each of their affiliates, directors, partners, trustees, managing members, officers and employees.

The Advisor and the Sub-Advisor and certain of their affiliates will have certain conflicts of interest in connection with the management of the business affairs including the following:

●	The officers of the Advisor and/or the Sub-Advisor who are performing certain functions with respect to the Trust that, if the Trust had directors or officers, would typically be performed by them, serve as directors and/or officers of various entities affiliated with the Advisor.

●	Regardless of the quality of the assets, the services provided to the Trust or whether the Trust pays distributions to the shareholders, the Advisor and the Sub-Advisor receive the Advisory Fee and Sub-Advisory Fee, respectively in connection with their services to the Trust as the Advisor and the Sub-Advisor, respectively.

●	The Sub-Advisor may experience conflicts of interest in allocating assets that may be suitable for the Trust and other clients managed by the Sub-Advisor or its affiliates. The Sub-Advisor and its affiliates currently manage a private credit investment program that specializes in consumer and small business private credit. The Trust will compete with other entities managed by the Sub-Advisor that acquire consumer and small business private credit assets, and the Sub-Advisor will determine which opportunities it presents to the Trust or another client with a similar objective. The Sub-Advisor may determine that an opportunity is more appropriate for another client managed by the Sub-Advisor or any of its affiliates than it is for the Trust and present such opportunity to the other client. In certain cases, the Sub-Advisor may determine it is appropriate for the Trust to participate in an opportunity alongside one or more other clients managed by the Sub-Advisor or any of its affiliates. The allocation of assets that may be suitable for the Trust and other clients managed by the Sub-Advisor may give rise to conflicts of interest or perceived conflicts of interest among the Trust and such other clients. The Sub-Advisor has developed an allocation policy that is intended to ensure that the Trust is treated fairly and equitably with other clients of the Sub-Advisor in opportunities that may be suitable for the Trust and such other clients. As part of this policy, the Sub-Advisor will determine the allocation based on (1) the available cash for each client in absolute terms and as a percentage of the account and (2) the existing client portfolio structure, including percentage ownership of loans from the offering Fintech lending platform. If a Fintech lending platform does not permit the allocation of particular asset across different clients, the Sub-Advisor will make a good faith effort to ensure fair and equitable allocation with a sequential allocation whereby its clients take turns receiving allocations based on the factors described above. The Sub-Advisor will also consider whether the allocation complies with the terms of the operating agreement or the partnership or limited liability company agreement of such other clients.

Competition for Management Time

Joanna Gallegos and Tony Kelly, who are performing certain functions with respect to the Trust that, if the Trust had directors or officers, would typically be performed by them, engage in the management of other business entities and in other business activities, including activities associated with affiliates of the Advisor and the Sub-Advisor. All of these individuals devote only as much of their time to the management as they, in their judgment, determine is reasonably required, which could be substantially less than their full time. The amount of time these individuals devote could be impacted by and commensurate with the level of the operating activity which will be impacted by the amount of funds raised from this offering and the subsequent deployment of capital. These individuals may experience conflicts of interest in allocating management time, services, and functions among the Trust and the various entities, investor programs (public or private) and any other ventures in which any of them are or may become involved.

Investments in ETFs managed or controlled by the Advisor

In addition to private credit assets, the Trust also intends to acquire investment grade bonds, U.S. treasuries and shares of ETFs that hold U.S. treasuries or other short-term, interest-bearing assets. The Advisor currently manages or controls ETFs that hold U.S. treasuries or other short-term, interest-bearing assets and, consistent with its strategy, the Trust may acquire shares of such affiliated ETFs. The Advisor receives advisory fees from such affiliated ETFs and, as a result, the Advisor may receive more revenue to the extent it selects shares of an affiliated ETF rather than an unaffiliated ETF or other asset for acquisition by the Trust. Further, the Advisor may have a potentially conflicting division of loyalties and responsibilities to the Trust and such affiliated ETF in any such transaction. The Advisor, therefore, is subject to conflicts of interest in allocating the Trust’s assets among affiliated ETFs and other assets, and the Advisor’s decision to acquire shares of an affiliated ETF could adversely impact the Trust. The Advisor has agreed to waive any portion of the Advisory Fee that is attributable to the acquisition of shares of an affiliated ETF.

Prior and Future Programs

The Advisor does not currently manage other entities that have a similar strategy to the Trust’s strategy. However, the Advisor is not prohibited from doing so and in the future may manage other entities that acquire consumer and small business private credit assets. If, in the future, the Advisor manages one or more other entities that acquire consumer and small business private credit assets, the Trust may compete with such other entities for acquisition opportunities, or the Advisor may determine it is appropriate for the Trust and one or more of such other to participate in an opportunity together. If, in the future, the Advisor manages one or more other entities that acquire consumer and small business private credit assets, the allocation of assets that may be suitable for the Trust and such other clients may give rise to conflicts of interest or perceived conflicts of interest among the Trust and such other entities, and there may be certain situations where the Advisor allocates assets that may be suitable for the Trust to such other entities instead of to the Trust.

LEGAL MATTERS

The validity of the Shares has been passed upon for the Trust by Clifford Chance US LLP, New York, New York, who, as special U.S. tax counsel to the Trust, has also rendered an opinion regarding the material federal income tax considerations relating to the Shares.

EXPERTS

The financial statement as of       included in this prospectus has been so included in reliance on the report of      , an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

The Advisor has filed on behalf of the Trust a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which you may inspect, without charge, online at www.sec.gov. Information about the Trust or the Shares can also be obtained from the Trust’s website at       . This internet address is only provided here as a convenience to you, and the information contained on or connected to the Trust’s website is not considered part of this prospectus. The Trust will make available, free of charge, on the website its Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (including any amendments thereto), and other information filed with, or furnished to, the SEC, as soon as reasonably practicable after such documents are so filed or furnished.

The Trust will be subject to the informational requirements of the Exchange Act and the Advisor will, on behalf of the Trust, file certain reports and other information with the SEC. These filings will contain certain important information that does not appear in this prospectus. For further information about the Trust, you may read and copy these filings at the SEC’s internet site (www.sec.gov), which also contains reports and other information regarding issuers that file electronically with the SEC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[To be filed by amendment.]

F-1

BondBloxx Private Credit Trust

               Shares

PROSPECTUS

      , 2026

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.*

The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by the Advisor. Except for Securities and Exchange Commission Registration Fee and CBOE Listing Fee, all such expenses are estimated:

Securities and Exchange Commission Registration Fee	$
CBOE Listing Fee	$
Printing and engraving expenses	$
Legal fees and expenses	$
Accounting fees and expenses	$
Total	$

*	Subject to revision upon completion of the offering.

Item 14. Indemnification of Directors and Officers.

Section       of the Trust Agreement provides that the Advisor and its shareholders, directors, officers, employees, affiliates (as such term is defined under the Securities Act of 1933, as amended) and subsidiaries and agents shall be indemnified from the Trust and held harmless against any loss, liability, claim, cost, expense or judgment of any kind whatsoever (including the reasonable fees and expenses of counsel) arising out of or in connection with the performance of their obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement and incurred without their (1) willful misconduct, gross negligence or bad faith or (2) reckless disregard of their obligations and duties under the Trust Agreement.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits.

Exhibit No	Description
1.1	Initial Investor Agreement***
3.1	Certificate of Trust of BondBloxx Private Credit Trust**
4.1	Trust Agreement***
4.4	Form of Authorized Participant Agreement***
5.1	Opinion of Clifford Chance US LLP as to legality***
8.1	Opinion of Clifford Chance US LLP as to tax matters***
10.1	Advisory Agreement***
10.2	Sub-Advisory Agreement***
10.3	Transfer and Administrative Agency Agreement***
10.4	Custodian Agreement***
21.1	List of Subsidiaries***
23.1	Consent of ***
23.2	Consents of Clifford Chance US LLP (included in Exhibits 5.1 and 8.1)***
24.1	Power of Attorney**
107	Filing Fee Table**

*	Filed herewith.
**	Previously filed.
***	To be filed by amendment.

Item 17. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Table” or “Calculation of Registration Fee” table, as applicable in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, That:

Paragraphs (1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2) that for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Larkspur, California, on March 31, 2026.

BondBloxx Investment Management Corporation Advisor of BondBloxx Private Credit Trust*

By:	/s/ Joanna Gallegos
Joanna Gallegos
Chief Operating Officer
(Principal executive officer)

By:	/s/ Tony Kelly
Tony Kelly
Co-Founder
(Principal financial and accounting officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Title	Date

/s/ Joanna Gallegos	Chief Operating Officer	March 31, 2026
Joanna Gallegos	(Principal executive officer)

/s/ Tony Kelly	Co-Founder	March 31, 2026
Tony Kelly	(Principal financial and accounting officer)

*	The Registrant is a trust and the persons are signing in their capacities as officers of BondBloxx Investment Management Corporation, the advisor of the Registrant.